                                                                 Exhibit (c)(ii)

                              CASH FAIR EVALUATION
                             OF THE COMMON STOCK OF

                                  THE REPUBLIC
                                  CORPORATION
                                 Houston, Texas

                               SEPTEMBER 30, 2004

                     [THE BANK ADVISORY GROUP, L.L.C. LOGO]

                   BANK M&A SPECIALISTS - BANK STOCK APPRAISERS

                                November 4, 2004

CONFIDENTIAL

Mr. J. Edwin Eisemann, IV
Chairman & Chief Executive Officer
The First National Bank in Trinidad
100 E. Main Street
Trinidad, Colorado 81082

Re: Cash fair evaluation of shares of the outstanding common stock of The Republic Corporation, Houston, Texas, as of September 30, 2004, for use in connection with a "going private transaction," structured as a cash out merger in order to achieve Subchapter S income tax status

Dear Mr. Eisemann:

As part of its line of professional services, The Bank Advisory Group, L.L.C. specializes in rendering valuation opinions of banks and bank holding companies nationwide. These valuations are required for a multitude of reasons, including tax and estate planning, employee stock ownership plans, private placements, buy/sell agreements, exchange ratio determinations, dissenters' rights proceedings, reverse stock splits, fairness opinion letters, public offerings, together with mergers and acquisitions. Broad and extensive participation in the field of bank securities appraisal, allows The Bank Advisory Group, L.L.C. to be generally knowledgeable with regard to valuation theory and the rulings and guidelines of the Internal Revenue Service and the Office of the Comptroller of the Currency involving valuation methodology, as well as judicial decisions regarding bank stock valuation matters.

In our capacity as an expert in this field, you have asked our opinion as to the cash fair value of shares of the outstanding common stock of The Republic Corporation, Houston, Texas, as of September 30, 2004, for use in connection with a "going private transaction," structured as a cash out merger in order to achieve Subchapter S income tax status.

In order to accomplish our assignment, you have provided us with the relevant financial statements for The Republic Corporation, as of September 30, 2004. In addition, through communications both oral and written, information was provided pertaining to the immediate past operating history of The Republic Corporation and its subsidiary bank, the major shareholdings of the common stock

                  15100 GEBRON DRIVE - AUSTIN, TEXAS 78734 - 6304

                TELEPHONE (512) 263-8800 - FACSIMILE (512) 669-7700

                              WWW.BANKADVISORY.COM

                         THE BANK ADVISORY GROUP, L.L.C.

MR. J. EDWIN EISEMANN, IV
NOVEMBER 4, 2004
PAGE 2

of The Republic Corporation, the primary competition within the trade area of The Republic Corporation's subsidiary bank, and other information deemed pertinent to the evaluation.

In rendering an opinion as to the cash fair value of the stock, we have considered the nature and history of The Republic Corporation, the competitive and economic outlook for the trade area and for the banking industry in general, the book value and financial condition of The Republic Corporation and its subsidiary bank, their future earnings and dividend paying capacity, the prevailing market prices of selected publicly-traded bank stocks, and the prices paid for "control" of selected commercial banking organizations. However, we have not independently verified the asset quality and financial condition of The Republic Corporation. Accordingly, we have relied upon the data provided by or on behalf of The Republic Corporation and its subsidiary bank to be true and accurate in all material respects.

As a result of our examination of the information we deem relevant to this appraisal, as described in the attached report, it is our opinion that as of September 30, 2004, the Cash Fair Value of the common stock of The Republic Corporation, for the purpose defined in this letter, was $58.00 per share excluding the application of a marketability/liquidity discount.

This opinion, and the related report, are provided to you solely for the confidential, internal use of the Board of Directors of The Republic Corporation; and, without the prior written consent of The Bank Advisory Group, they may not be quoted in whole or in part, or otherwise referred to in any report or document or furnished or otherwise communicated to any person outside the Board of Directors of The Republic Corporation, other than legal and tax advisors to The Republic Corporation.

                                            Respectfully submitted,

                                            THE BANK ADVISORY GROUP, L.L.C.

                                            By: /s/ Robert L. Walters

                              CASH FAIR EVALUATION
                       OF THE OUTSTANDING COMMON STOCK OF

                            THE REPUBLIC CORPORATION
                                 Houston, Texas

                            AS OF SEPTEMBER 30, 2004

                                                                                          BEGINNING
SECTION                                                                                     PAGE
NUMBER                          SECTION CONTENTS                                            NUMBER
I          Cash Fair Value Discussion & Analysis                                              i

II         Summary Financial Analyses - The Republic Corporation & PEER:                      1

           -  Summary Comparative Analysis

           -  Historical Comparative Analysis

           -  Graphical Analysis

III        Financial Projections                                                             12

IV         Present Value of Earnings in Perpetuity                                           16

V          Comparable Analysis - Selected Publicly-Traded                                    17
              Banking Organizations in the Western United States

VI         Market Share & Demographic Analyses                                               20

VII        Historical Data - The Republic Corporation                                        24

VIII       Historical Data - PEER Group                                                      54

IX         Summary of "Control" Pricing Analyses                                             69

X          Profile - The Bank Advisory Group, L.L.C.                                         70

                                    SECTION I
                      CASH FAIR VALUE DISCUSSION & ANALYSIS

                 DISCUSSION AND ANALYSIS OF THE CASH FAIR VALUE
                             OF THE COMMON STOCK OF

                            THE REPUBLIC CORPORATION
                                 HOUSTON, TEXAS

                                      AS OF
                               SEPTEMBER 30, 2004

DESCRIPTION OF ASSIGNMENT

In our capacity as bank merger and acquisition analysts and bank stock appraisal experts, you have asked for the opinion of The Bank Advisory Group, L.L.C. as to the cash fair value of shares of the outstanding common stock of The Republic Corporation, Houston, Texas ("TRC"), as of September 30, 2004, for use in connection with a "going private transaction," structured as a cash out merger in order to achieve Subchapter S income tax status.

In determining the cash fair value of TRC's stock, we have considered in varying contexts the nature and history of TRC, the competitive and economic outlook for the trade area and for the banking industry in general, the book value and financial condition of TRC, its future earnings and dividend paying capacity, previous sales of the common stock of TRC, the prevailing market prices of selected publicly-traded banking organizations located in the Western United States (States of Arizona, Colorado, Idaho, Kansas, Montana, Nebraska, New Mexico, Oklahoma, Texas, Utah, and Wyoming), the prices paid for acquisition of selected United States commercial community banking organizations, and certain other information deemed pertinent to our evaluation as identified herein. The Bank Advisory Group, L.L.C., as part of its line of professional services, specializes in rendering valuation opinions of banks and bank holding companies nationwide under various circumstances.

The Bank Advisory Group, L.L.C. and its principals do not hold an ownership position in the stock of TRC, nor does The Bank Advisory Group, L.L.C. or its principals make a market in the stock of any company, banking or otherwise. Additionally, prior to our retention for this assignment, The Bank Advisory Group had not previously provided financial advisory services to The Republic Corporation, its subsidiaries, or its affiliates.

FINANCIAL PERFORMANCE AND CONDITION OF THE REPUBLIC CORPORATION

The Republic Corporation is essentially a "shell" one-bank holding company which owns 97.00% of the outstanding common stock of The First National Bank in Trinidad, Colorado. The First National Bank in Trinidad is a federally-chartered commercial bank with full-service offices in the following Colorado locations:
Trinidad (2), and Walsenburg. The First National Bank in Trinidad also operates a separate motor bank in Trinidad Colorado and one loan production office in Raton, New Mexico.

                     CASH FAIR VALUE DISCUSSION & ANALYSIS

TRC reported 333,725 shares of common stock issued and outstanding at September 30, 2004 (net of 23,119 shares held as treasury stock). TRC reported no other issues of common or preferred stock outstanding. Additionally, TRC reported no stock options, warrants, or securities convertible into common stock.

The financial analyses, as subsequently described and set forth in Section II, are based upon financial information contained within Sections VII and VIII.

- SUMMARY COMPARATIVE ANALYSIS - We have compared the financial performance and condition of TRC with the average financial condition and performance ratios derived from a selected group of banking organizations (hereinafter referred to as the "PEER"). In this instance, the PEER group is comprised of 13 Arizona, Colorado, Kansas, Nebraska, New Mexico, Utah, and Wyoming bank holding companies with assets ranging between $150 million and $300 million, having a ratio of agricultural production loans-to-total loans below 5%, and organized as C corporations, as of June 30, 2004. Please note that in relation to both TRC and PEER, all income and expense ratios were annualized for the respective nine-month period ending September 30, 2004 and the six-month period ending June 30, 2004.

      Pages 1 & 2 of the adjoining information set forth the Summary Comparative Analysis, which examines key financial components and ratios organized into the following categories: General Data; Asset Quality & Capital Adequacy; Profitability Overview; Income Statement as a Percentage of Average Assets; Efficiency; Yields & Rates; Asset Mix; Loan Mix; and, Deposit Mix. TRC is compared with PEER utilizing these key criteria, and the appropriate differentials between TRC and PEER are identified, where applicable. Additionally, we analyzed TRC's financial components and ratios as a percentage of PEER's financial components and ratios, when applicable. Finally, selected key criteria are presented as either strengths or weaknesses, calculated using the TRC ratio as a percentage of the PEER ratio. Each symbol on the accompanying graph represents a relative weighting of the strength or weakness. The rankings for relative strengths and weaknesses are defined as follows:

                               RANKING PARAMETERS

              STRENGTH/WEAKNESS
        ----------------------------
-       Over 85%    or   100% - 115%
--      70% - 85%   or   115% - 130%
---     55% - 70%   or   130% - 145%
----    40% - 55%   or   145% - 160%
-----   Under 40%   or   Over 160%

- HISTORICAL COMPARATIVE ANALYSIS - We have compared the financial performance and condition of TRC for the nine-month period ending September 30, 2004, and for the prior five fiscal periods ending as of December 31, 1999 - 2003; and, of PEER for the six-month period ending June 30, 2004, and for the prior five fiscal periods ending as of December 31, 1999 - 2003. Pages 3 - 5 set forth the Historical Comparative Analysis, which examines key financial components and ratios for TRC and PEER, organized into the following categories: Balance Sheet; Asset Quality &

                     CASH FAIR VALUE DISCUSSION & ANALYSIS

      Capital Adequacy; Growth Rates; Income Statement; Income Statement as a Percentage of Average Assets; Yields & Rates; Efficiency; and, Miscellaneous Items.

- GRAPHICAL ANALYSIS - We have provided a series of charts, set forth on pages 6 - 11 of the adjoining information, which portray selected financial ratios for the Summary Comparative Analysis of TRC with PEER, together with a Historical Comparative Analysis of selected balance sheet and income statement items for TRC.

PROJECTIONS OF FINANCIAL PERFORMANCE

We have prepared financial projections for The Republic Corporation set forth in
Section III of the adjoining material. The projected financial information is based primarily upon the financial history of TRC and its bank subsidiary, the competitive and economic outlook for the trade area and for the banking industry in general, and discussions with the management of TRC. Market share and demographic analyses of the markets in which TRC maintains banking facilities are provided in Section VI of the adjoining material, and consists of analyses of the State of Colorado, and the Colorado counties of Las Animas and Huerfano. Reflected in the projected financial information are assumptions regarding TRC's future asset growth, earnings performance, dividend pay-out level, and credit quality.

We are projecting TRC's return on average assets ("ROA") to initially decline from the 0.69% recorded during 2003 to 0.52% by 2004, reflecting primarily a 30 basis point decline in net interest income as a percentage of average assets. Additionally, we forecast a 10 basis point decline in noninterest income in relation to average assets. However, we are projecting the decline in net interest income to be partially offset by slight declines in provision expense and total overhead expense, both in relation to average assets. Projected earnings for 2004 are consistent with TRC's actual annualized performance through September 30, 2004. TRC's ROA is forecast to then increase gradually until stabilizing at 0.95% by 2011. The overall rise projected for TRC's ROA from 2005 through 2011 reflects the combination of an improving net interest spread and lower net noninterest expense in relation to average assets. Specifically, TRC's net interest spread is projected to benefit from the impact of a gradual increase in market interest rates upon TRC's $56 million federal funds sold position.

TRC's rate of annual asset growth is projected to gradually decline from the 7.50% projected for 2004 until stabilizing at 3.00% by 2015. Over the twelve-year projection period, the forecast asset growth rate would result in a $124 million increase in TRC's asset base or approximately $10.4 million per year. The strong level of asset growth combined with an increasing ROA is anticipated to produce double-digit growth rates in net earnings from 2005 through 2008. Thereafter, earnings growth rates are projected to range between 3.12% - 6.45% from 2009 through 2015. No cash dividends are forecast for common stock shareholders throughout the projections, contributing to a tangible core equity-to-assets ratio which rises to 14.19% by year-end 2015.

We are projecting TRC's ratio of net loan losses-to-average loans to fall to 0.14% by 2005, then gradually increase until equaling 0.26% by 2015. This level of net loan losses, together with the projected increase in provision expense in relation to average assets, is forecast to produce a ratio of

                     CASH FAIR VALUE DISCUSSION & ANALYSIS

loan loss reserves-to-total loans which falls to 1.50% by 2010, stabilizing at that level for the remainder of the projected periods.

DEFINITION OF FAIR VALUE

We have been asked to appraise shares of TRC for use in connection with a proposed corporate reorganization whereby certain shareholders of The Republic Corporation would be forced to receive cash in exchange for their TRC common shares. We note that the structure of the proposed corporate reorganization includes the "involuntary" liquidation of the common ownership positions of certain shareholders of TRC. Moreover, we note that TRC's shareholders possess the legal right to dissent from the proposed transaction as provided for in Texas statutes. Indeed, certain state jurisdictions, including Texas, provide dissenting shareholders with the right to contest the proposed consideration to be exchanged for the dissenting shareholders' common stock ownership positions.

From having performed numerous appraisals in situations similar to the circumstances of this particular appraisal situation, we understand that for the states that have considered the meaning of the term "fair value," there is a general consensus that in determining "fair value" the appraiser should assume that the appraised company continues to be owned by the current shareholders, and that the appraised shares represent a proportionate interest in the appraised company operating as a going concern without any consideration of the increase or decrease in value that could potentially result from the proposed corporate action itself; or from a hypothetical sale or corporate liquidation. In other words, neither the entire "control" value associated with a hypothetical sale of the appraised company, nor the "liquidation" value associated with a liquidation of the appraised company should have a direct impact on the fair value conclusion. However, some of the recent case law of which we are aware have discussed the appropriateness of using a modified "control" value; and, have further discussed the inappropriateness of using a "marketability/liquidity discount" in deriving fair value.

For purposes of this appraisal report, and with the concurrence of TRC and its legal counsel, we have not assumed the sale or liquidation of TRC. Therefore, for reasons subsequently set forth in this Discussion & Analysis, we have not used an unadjusted "control value" derived directly from "control" sale transactions in determining an appropriate "fair value." Additionally, the recent trend in the case law involving "fair value" determination in a number of states has been to not include the consideration of a marketability/liquidity discount to derive fair value. Accordingly, we decided to determine a fair value for the appraised shares of TRC that: (1) reflects the consideration of all traditional valuation methodologies, and (2) includes the analysis of all relevant financial and non-financial criteria that are properly considered in any valuation situation, but (3) EXCLUDES THE APPLICATION OF A MARKETABILITY/LIQUIDITY DISCOUNT, and also (4) INCLUDES THE CONSIDERATION OF AN ADJUSTED "CONTROL VALUE" LABELED A "NON-SYNERGISTIC CONTROL VALUE."

Specifically regarding Item #4 in the prior sentence, we have considered a "control value" that has been adjusted to remove that portion of "control value" (the "control value/price premium") that is tied to or representative of the operational synergies potentially realizable by purchasers of community banks in connection with "control" transactions in which purchasers pay a "control value." We believe that using this "Non-Synergistic Control Value" methodology/approach to derive "fair value" is consistent with the general findings of recent court cases in a number of states, including Delaware.

                     CASH FAIR VALUE DISCUSSION & ANALYSIS

The "Non-Synergistic Control Value" methodology/approach is more fully described beginning on page xvii of this discussion.

Without attempting to define the specific nuances of the various non-legal and legal definitions of "fair value" or "fair market value," it is our understanding that most legal jurisdictions generally hold that the value that should attach to any dissenting shareholders' ownership positions in the appraised company should approximate the value that was in place just prior to the effective date of the transaction or the fundamental corporate change that gave rise to the dissenters' rights proceeding. In other words, the value of the dissenting shareholders' ownership positions should exclude any subsequent economic value impact resulting directly from the transaction/fundamental corporate change that gave rise to the appraisal, and as stated previously, should further exclude any additional value that would be created solely in connection with a hypothetical liquidation or sale of the appraised company.

Moreover, in cases where a "public" market exists on a national exchange for the shares of a company that is effecting a transaction to remove certain shareholders, we are aware that a number of states have statutorily relied on the established market value/price in place prior to the commencement of the transaction/fundamental corporate change to set an appropriate "fair value." Indeed, for a publicly-traded company involved in an "involuntary" corporate transaction, some states utilize the so-called "stock market exception" to determine an appropriate "fair value" for the shareholders' stock (by restricting the availability of the appraisal rights statutes for such a "public" company), thereby displaying trust in the ability of an adequate, freely-trading, arm's-length market to fairly compensate shareholders. Having had conversations with TRC's legal counsel, it is our understanding that such statutory language does exist in Texas.

It is important to recognize that for most companies with thinly-traded stocks, a value derived from the analysis of recent trading activity in those stocks will not render an acceptable or appropriate value conclusion. Accordingly, recent trading activity for a thinly-traded stock, while identifiable, is not a determinative factor in most appraisal processes. Where no effective "public" market exists for the shares of the appraised company, other valuation methods and criteria must be employed and examined to determine an acceptable value. This situation requires that the appraiser, and ultimately the appropriate legal jurisdiction, consider and utilize other substitute markets, financial data, and appraisal methods that are most appropriate under the existing circumstances of the appraised company. Furthermore, the appraiser, and the appropriate legal jurisdiction, should recognize that one or more of the traditional valuation techniques may or may not provide reliable values for use in determining an appropriate "fair value" for the shareholders involved in any particular corporate transaction.

In general, we believe that an appropriate value for an interest in a closely-held company - a company with a market for its shares that is either nonexistent or extremely "thin" in terms of trading activity - can be derived only through the broad consideration of the NET ASSET VALUE, MARKET VALUE, and INVESTMENT VALUE approaches (as they are defined later in this Discussion & Analysis), together with the comprehensive consideration of all relevant factors and financial and non-financial criteria that might reasonably impact the value of an ownership position in a corporation operating as an ongoing concern. Inherent in a comprehensive approach to valuation is the recognition that no single precise valuation technique/methodology is unilaterally compelling when deriving an appropriate value. Likewise, no one financial or non-financial criterion, nor any exact mathematical computation,

                     CASH FAIR VALUE DISCUSSION & ANALYSIS

formula, or weighting can singularly dominate the derivation of the final value conclusion. Furthermore, it must be recognized that the appraiser's judgment and experience is of paramount importance in the final value conclusion.

Subject to a subsequent review by the appropriate legal authority, we believe that all relevant factors and criteria that are commonly reviewed by appraisers should be considered broadly in determining an appropriate fair value. Specifically, courts have generally indicated that the valuation process should at least encompass a review of: (1) the nature and history of the company; (2) the financial condition and performance of the company; (3) the economic outlook for the specific industry; (4) previous sales of the company's stock, if appropriate under the prevailing market conditions and the appraisal situation;
(5) if the market data in the preceding item does not present a sufficient quantity or volume of trading, the market prices of similar corporations that possess effective markets for their stocks; and, (6) certain "control" price data and related financial characteristics for community banking companies recently involved in merger/acquisition transactions, if appropriate under the prevailing market conditions and the appraisal situation. However, issues involving the specific transaction or corporate event giving rise to the appraisal, as well as specific future events that cannot be reasonably anticipated as of the appraisal date, largely should be ignored in the fair value determination process.

As previously mentioned in this Discussion & Analysis, in performing our appraisal we have not directly taken a "minority discount" nor directly included a "control premium." A minority discount (discount for lack of control) reflects the lower price/value per share that typically is paid for a small block of stock of a closely-held company versus the price/value per share that typically is paid for a controlling position in the same company - at presumably the same point in time. In other words, as it relates to an appraisal of shares representing less than a controlling position in the appraised company, a "minority discount" reflects the degree to which a control value per share, typically derived from the analysis of pricing and financial data regarding community bank sales, in their entirety, is reduced to determine an appropriate per share value for a non-controlling stock ownership position. Generally speaking, the magnitude of a "minority discount" varies considerably depending upon: (1) the magnitude of the price levels for controlling positions in similar companies (usually, the higher the value for controlling positions, the greater the minority discount), and (2) the degree of concentration of the existing ownership in the appraised company (usually, the greater the ownership concentration, the greater the minority discount). However, if when valuing shares of a company that represent less than a controlling interest in the company, an appraiser directly relied to a significant extent upon unadjusted "control" sale data to derive his final value conclusion, then it must be said that essentially the appraiser assumed the hypothetical "sale" of the appraised company in his valuation analysis and ultimate derivation of value, and that such value conclusion necessarily includes "synergistic value" (value tied to potential synergies and cost savings).

As to the application of a "minority discount" - or as more correctly stated, the inclusion of a "control premium" - we offer the following comments. We believe that a dissenters' rights appraisal process is not intended to construct the pro forma sale of the appraised company, but rather assumes that any dissenting shareholders would have been willing to maintain their investment in the appraised company as if the transaction/fundamental corporate change giving rise to the dissenters' rights proceeding had not occurred. Essentially, from our perspective, dissenters' rights statutes are intended to ensure that dissenting shareholders are paid a value equivalent to the value of what they gave up or that which was acquired from them in the corporate transaction. In our view, this represents the value of their collective interests in the existing appraised company operating as a going

                     CASH FAIR VALUE DISCUSSION & ANALYSIS

concern - not the acquisition/control value for the appraised company that a hypothetical purchaser, involved in a transaction to acquire "control" of the appraised company, would have been willing to pay.

Moreover, none of the dissenters' rights statutes of which we are aware refer to either "elements of control," "control value," or "acquisition value" in defining or describing the "fair value" that should be paid to dissenting shareholders. Obviously, had the authors of the various state and Federal dissenters' rights statutes intended for the "fair value" to be paid to dissenting shareholders to include value that attaches to elements of control, it would have been simple to incorporate statutory language to that effect. However, we are aware of no state statutory law that contains such language. Additionally, specifically regarding national banks, we note that the Office of the Comptroller of the Currency, when appraising shareholder positions of less than 50%, as required under federal regulations and as described in Banking Circular 259, specifically excludes the usage of control premiums as a matter of federal regulation. Therefore, we do not believe that state lawmakers ever intended that dissenters or other shareholders who were involuntarily "cashed out" should receive a "fair value" that includes factors tied to "control" - including both the direct corporate ownership rights that convey to a party or parties that owns a controlling position, and more importantly, the potential synergistic operational opportunities that, depending on the identity of the assumed buyer of control, typically accrue to the new owner in varying amounts.

Furthermore, it strikes us that a value derived from an assumed sale/acquisition of the appraised company would be incongruent with the "going concern" standard that has been frequently stated in much of the recent case law regarding fair value. And most importantly, the magnitude of the control value/price would be wholly dependent upon: (1) the identity/nature of the prospective buyer, (2) the pre-existence/absence of the acquirer's operations in the appraised company's trade area or line of business (the synergistic impact of the acquisition on the particular buyer), (3) the form of consideration offered by the prospective buyer (stock, cash, notes, etc.); and, (4) the number of potential buyers actually interested in acquiring the specific appraised company. In other words, the magnitude of a hypothetical control/acquisition value for the appraised company would be highly speculative, would necessarily include value related to synergistic effects that would accrue to the particular new controlling owner, and would certainly vary depending upon the identity and nature of the acquirer.

And to reiterate, when a publicly-traded company effects a transaction that eliminates certain shareholders, a number of states, including Texas, rely solely upon the "stock market exception" (in accordance with applicable statutory law) to determine an appropriate fair value for the shares owned by those shareholders. Accordingly, it is entirely appropriate, especially in states where such statutory language exists, to make use of average or median comparable values, derived from publicly-traded companies, to determine a "fair value" conclusion for a non-publicly-traded company.

However, even if such statutory law did not exist, it would be incongruent to assume that the use of average/median market values, derived from a group of "comparable" publicly-traded companies, to determine a "fair value" of a non publicly-traded company requires the additional consideration of a hypothetical "control premium" that is derived/supported primarily, if not entirely, by operational synergisms tied directly to a hypothetical merger/acquisition transaction. Were such the case, shares in a non publicly-traded company (that was domiciled in a state that has the "stock market exception" language in its statutory law) with an illiquid market for its stock, would frequently be appraised at a

                     CASH FAIR VALUE DISCUSSION & ANALYSIS

greater value than the shares of a financially similar publicly-traded company involved in the same type of corporate transaction. Such a result is unquestionably contrary to the "real world" manner in which shareholders/investors value or price equity securities, and would also be patently unfair to the shareholders of publicly-traded companies located in states (like Texas) that have the "stock market exception" in their statutes (who would receive market value) as compared to non publicly-traded companies (who would receive market value plus a hypothetical "control value premium").

In light of the above discussion regarding the consideration of "control value" to determine an appropriate fair value, it should again be stated that while recent data regarding selected "control" transactions involving certain commercial community banking companies were reviewed and considered by The Bank Advisory Group as part of the valuation process to ultimately determine a final cash fair value conclusion, as set forth herein, The Bank Advisory Group did not directly utilize or otherwise apply an unadjusted "control value/price premium" in any manner or respect. However, we did derive a "Non-Synergistic Control Value" based upon prices paid for "control" of selected commercial community banking organizations in the United States that were acquired for a 100% cash form of consideration; but, this value excludes that portion of "control value" associated with the purchaser's anticipated realization of potential "operational synergies/merger savings" which typically exist, on average, in such transactions.

VALUATION VARIABLES

The relative importance of the key valuation methodologies and criteria differs somewhat from one valuation scenario to the next. Most bank appraisal experts tend to agree that the primary financial variables to be considered are earnings, equity, dividends or dividend-paying capacity, asset quality and cash flow. In many, if not most, instances when valuing an interest in an on-going concern, value derived strictly from the analysis of these financial variables is further influenced by one or more non financial factors, including marketability/liquidity issues, the economic/competitive/demographic situation within the trade area, trends in the applicable industry, voting rights or block size, history of past sales of the banking company's stock or other substitute markets' price levels, the comparative financial and non financial characteristics of the institutions comprising the substitute markets, the nature and relationship of the other shareholdings in the banking organization, and other special ownership or management considerations. In performing this appraisal, we focused on both the relevant financial and non financial variables that we felt were appropriate, as described herein, for consideration in this valuation situation.

GENERAL DISCUSSION OF VALUATION METHODOLOGIES

Three types of valuation approaches are commonly recognized and employed, when appropriate, by appraisal experts in valuing an ownership interest in a company operating as a going concern. The three broad valuation types or methods are net asset value, market value, and investment value.

When valuing a banking organization, NET ASSET VALUE frequently is defined as the value of the net worth (equity) of a bank, including every kind of property and value. However, this approach normally assumes the liquidation or sale of the assets on the date of the appraisal, with the attendant recognition of any securities gains or losses, real estate appreciation or depreciation, together with any

                     CASH FAIR VALUE DISCUSSION & ANALYSIS

adjustments to the loan loss reserve, or discounts to the loan portfolio, or changes in the net value of any other assets. As such, it typically is not the best approach to use when valuing an interest in a company operating as a going concern. However, it would be applicable when valuing any non operating or "held" assets at a banking organization (such as excess real estate, or low- or non-dividend paying equity securities held for long-term investment purposes).

MARKET VALUE is generally defined as the price at which knowledgeable buyers and sellers would agree, and is frequently used to determine the price of the appraised stock when both the quantity and the quality of the existing trade data are deemed sufficient. However, the relative "thinness" of the specific market for the stock of the company being appraised may result in the need to review data from other substitute "comparable" markets in determining a comparative value.

When valuing a block of a community banking organization with a very thin market for its stock, initial "hypothetical" values are normally determined by comparison to the average or median price-to-earnings and price-to-equity multiples of statewide or regional publicly-traded banks, and then, most importantly, adjusting for any differences in material financial and/or non financial criteria. Finally, assuming the valuation situation allows, the computed market value typically is adjusted for the lack of marketability or liquidity that almost always exists for a normal small-to-medium size community bank's stock relative to a publicly-traded bank stock.

Generally speaking, when valuing the stock of a company operating as a going concern, one of the most important valuation types is the INVESTMENT VALUE, sometimes referred to as the income value or earnings value. The investment value of an interest in a company is frequently defined as an estimate of the present value of its future earnings or cash flow. In addition, another popular method in determining a hybrid investment/market value is to determine current annual benefits (earnings, cash flow, dividends, etc.), and then capitalize them using either an appropriate yield/rate of return or a price-earnings multiple.

When the three valuation methodologies (net asset, market, and investment) are subjectively considered, using the appraiser's experience and judgment, an appropriate value is determined within the parameters of the valuation situation.

NET ASSET VALUE

Net asset value, as a method of valuation of an interest in a company operating as a going concern, generally is deficient because it is usually based on historical costs and varying accounting methods which typically vary from one organization to the next. Moreover, even if the assets and liabilities can be adjusted to reflect prevailing prices and yields, this value method still results in an assumed liquidation value for the concern. Furthermore, it does not appropriately take into account the value attributable to a going concern-such as the interrelationships among the appraised company's assets, liabilities, customer base, product lines, operations, market presence, image and reputation, and staff expertise and depth. As a result, we gave little if any consideration to the net asset value method of valuation in arriving at our cash fair value determination. However, we did consider the stated core equity book value as of the valuation date as a general reference point in the process of determining cash fair value.

                     CASH FAIR VALUE DISCUSSION & ANALYSIS

MARKET VALUE (USING PUBLICLY-TRADED STOCK MARKET DATA)

As previously mentioned, the typical market value is generally defined as the price at which knowledgeable buyers and sellers reach agreement within a freely traded, active market. When valuing a non-controlling block of stock, this value method typically focuses on the price at which the appraised company's stock was selling at the time of the appraisal. However, as previously mentioned, most small- to medium-sized banking organizations do not possess an effective market for their shares. Therefore, selected publicly traded bank stock data is typically substituted in order to derive an appropriate market value indication.

When utilizing the market value method to appraise the shares of a company that does not have an adequate trading market for its stock, we believe that the best value approach is to value the appraised company on an "as if publicly-traded basis" utilizing the stock prices of comparable publicly-traded companies to derive a value indication for the shares of the appraised company. And most importantly, we believe that this valuation methodology is particularly relevant when determining the "fair value" of shares owned by dissenting shareholders of a company chartered in a state (like Texas) that contains the "stock market exception" language in its statutory law. Specifically, we believe it is most appropriate to use this data for a number of reasons:

      (1) This valuation technique is widely accepted throughout the appraisal community.

      (2) No control positions exist in these publicly-traded companies, so therefore, from a value perspective, no non-synergistic "minority discount" off of control value can exist (and for such companies, control would only exist when a clear majority of all shareholders typically were to act in concert).

      (3) Significant amounts of high-quality data regarding the publicly-traded companies from which to base informed comparative pricing decisions is provided on a quarterly basis, and numerous third-party analysts review and report on the financial condition and performance and stock prices of the publicly-traded companies. Specifically, publicly-traded banking organizations produce a wealth of quality financial information available to the public consisting of, but not limited to, quarterly/annual shareholders reports, press releases, Securities and Exchange Commission filings (10-K and 10-Q filings, etc.), as well as the numerous financial reporting requirements of the bank regulatory authorities. Additionally, considerable market/financial analysis of the publicly-traded banking organizations are conducted by investment banking firms and securities brokerage houses nationwide. Finally, Securities and Exchange Commission filings are available via various Internet services, and the great majority of the publicly-traded banking organizations maintain investor relations departments, which are available via Internet websites. Publicly available information for most closely held banking organizations is usually limited to regulatory filings made available by the banking organizations themselves. Accordingly, the comparative absence of quality data for smaller, more closely-held banking organizations produces a quantifiable negative impact on the potential price investors are willing to pay for the shares of those organizations.

      (4) As mentioned previously, the aggregate trading activity for each of the publicly-traded companies (and on an average basis, for all of the considered publicly-traded companies

                      CASH FAIR VALUE DISCUSSION & ANALYSIS

            taken as a whole) places informed values on these companies - not simply just one value for a particular trade on any given day. Specifically, the publicly-traded banking organizations possess average monthly trading volume approximating 1% - 3% of their outstanding shares, equating to approximately 15% - 40% per annum. In essence, the publicly-traded banking organizations frequently record yearly trading volume consisting of hundreds, if not thousands, of individual trades (not just one large block or a few mid-sized trades) equaling in excess of 40% of the outstanding shares - in other words, giving consideration to the individual size of the other shareholdings, effective "control" of the banking organization. Moreover, this level of trading volume conveys to an investor in small-to-moderate blocks of stock the potential liquidation capacity equivalent to that of a "control" shareholder; i.e., the ability to liquidate the investment within a relatively short time-frame without incurring the negative value impact of either a marketability/liquidity discount or a minority discount that reflects the existence of a controlling shareholder.

      (5) Since the financial services industry is consolidating at a brisk pace, the ability of investors to jointly consider the cash "control" prices paid for community banks, which include "synergistic control value premiums," in conjunction with their investment activities pricing/valuing all of the outstanding shares of the publicly-traded banking companies (typically referred to in aggregate terms as the company's total "market capitalization"), provides an additional perspective to an appraiser when this publicly-traded market price data is used to determine an appropriate value for all of the outstanding shares of a closely held banking organization operating as a going concern (i.e., not assuming the hypothetical sale of the appraised company).

However, when utilizing the market price data for publicly-traded companies to value the shares of a non publicly-traded company, it is absolutely imperative that adjustments be made to account for the variances, both financial and non financial, that exist between the appraised company and the publicly-traded companies, particularly when those variances are substantial. Briefly, variances that might possibly exist between the appraised company and the publicly-traded companies include, but are not necessarily restricted to: (1) financial condition, (2) earning performance, (3) financial growth prospects, (4) economic/demographic condition of the trade area(s), (5) competitive situation in the marketplace, (6) management depth and experience, (7) shareholder makeup and composition, (8) differences in product line mix and/or product line limitations, (9) size/nature/makeup of the franchise, and (10) ability to profitably employ developing technology.

In this case, we have no record of any "arm's-length" trades of the outstanding common stock of TRC during the twelve months prior to the valuation date. Therefore, even if it would be appropriate to do so, we are unable to utilize TRC's trading price data in determining a cash fair value for TRC's common shares.

Accordingly, and as mentioned previously, the relative "thinness" of an effective market for the stock being appraised necessitates the consideration of substitute "comparable" markets for comparative purposes. Accordingly, our cash fair value analysis considers price-to-tangible equity and price-to-earnings multiples of selected publicly-traded banking organizations operating within the Western United States as of September 30, 2004. From the perspective of the market approach, we believe that the comparison of publicly-traded banking organizations (fully adjusted for all material differences, both financial and nonfinancial), represents an acceptable method to determine cash fair

                      CASH FAIR VALUE DISCUSSION & ANALYSIS

value given that the prices at which the publicly-traded banking organizations trade do not represent a "control" price that includes the consideration of any operational synergies. Furthermore, given that the established market prices for the publicly-traded banking organizations represent a shareholder's proportionate interest in the publicly-traded banking company operating as a going concern, it is clear that the comparison of publicly-traded banking organizations represents an acceptable market value approach for determining cash fair value.

As illustrated in the following table, utilizing the publicly-traded market price data that we mentioned previously and that is detailed in Section V of the adjoining information, we calculate a TANGIBLE CORE EQUITY VALUE per share for TRC of $111.75, based on September 30, 2004 tangible core equity ("TCCE") per share of $54.78 (equity capital prior to the addition/subtraction of unrealized gains/losses relating to "available-for-sale" securities). The EARNINGS VALUES per share (a hybrid type of both market and investment value) were $57.37, based on 2003 earnings per share of $3.74; and, $45.34, based on projected 2004 earnings per share of $2.96 for TRC. However, at this point, these values are unadjusted for the numerous financial and nonfinancial differences that always exist between the publicly-traded banking organizations and a typical smaller community banking organization such as TRC.

                   DERIVATION OF PRICE VALUES AND COMPARISON
                      OF RELATED FINANCIAL CHARACTERISTICS

                                                    WESTERN U.S. PUBLICLY-
                                                       TRADED BANKING
                                       TRC              ORGANIZATIONS                VALUES
                                       ---              -------------                ------
TCCE PER SHARE                       $54.78   *              2.04x           =      $111.75
2003 NET EARNINGS PER SHARE          $ 3.74   *             15.33x           =      $ 57.37
EST. 2004 NET EARNINGS PER SHARE     $ 2.96   *             15.33x           =      $ 45.34

TCCE/TANGIBLE ASSETS                   9.41%                 6.16%                      ---
2003 ROA                               0.69%                 0.90%  (1)                 ---
2003 ROE                               7.22%                13.92%  (1)                 ---

----------------
1/ REPRESENTS TRAILING TWELVE-MONTH PERIOD ENDING SEPTEMBER 30, 2004

As we stated earlier, it is not uncommon for the average FINANCIAL performance characteristics of the selected publicly-traded banking organizations to vary, sometimes substantially, from those of TRC. When the variances are significant for relevant financial condition and performance factors, adjustment of the values directly computed using the publicly-traded price multiples is appropriate when determining a reasonable cash fair value. Generally, the material financial criteria for TRC and the selected comparable publicly-traded Western United States banking organizations were as follows:

- PROFITABILITY - TRC's 2003 ROA of 0.69% was substantially below the 0.90% average ROA for the selected publicly-traded Western United States banking organizations for the twelve months ending September 30, 2004, suggesting a PRELIMINARY MARKET VALUE APPROACH CASH FAIR VALUE that equates to a price-to-earnings multiple substantially exceeding than the 15.33x average

                      CASH FAIR VALUE DISCUSSION & ANALYSIS

      for the selected publicly-traded banking organizations, assuming a similarity in all other material financial characteristics. Additionally, TRC's projected 2004 ROA of 0.52% is substantially below the 0.90% average ROA for the selected publicly-traded Western United States banking organizations for the twelve months ending September 30, 2004, suggesting a PRELIMINARY MARKET VALUE APPROACH CASH FAIR VALUE that equates to a price-to-earnings multiple substantially exceeding than the 15.33x average for the selected publicly-traded banking organizations.

- CAPITALIZATION - TRC's September 30, 2004 core common tangible equity-to-tangible assets ratio of 9.41% substantially exceeded the 6.16% average for the selected publicly-traded Western United States banking organizations at September 30, 2004, suggesting a PRELIMINARY MARKET VALUE APPROACH CASH FAIR VALUE which equates to a price-to-tangible equity multiple substantially below the 2.04x average for the selected publicly-traded banking organizations, assuming a similarity in all other material financial characteristics.

- INVESTMENT RETURN - TRC's 2003 ROE of 7.22% (the simultaneous consideration of both equity and earnings) was substantially below the 13.92% average ROE for the publicly-traded Western United States banking organizations for the twelve months ending September 30, 2004, suggesting a PRELIMINARY MARKET VALUE APPROACH CASH FAIR VALUE that equates to a price-to-tangible equity multiple substantially lower than the 2.04x average for the selected publicly-traded banking organizations, assuming a similarity in all other material financial characteristics. Furthermore, TRC's projected 2004 ROE of 5.33% is substantially lower than the 13.92% average ROE for the publicly-traded Western United States banking organizations for the twelve months ending September 30, 2004, suggesting a PRELIMINARY MARKET VALUE APPROACH CASH FAIR VALUE that equates to a price-to-tangible equity multiple substantially lower than the 2.04x average for the selected publicly-traded banking organizations.

- ASSET QUALITY - TRC reported nonperforming assets equaling 0.78% of total assets, comparing slightly above the 0.68% averaged by the selected publicly-traded Western United States banking organizations at September 30, 2004. Therefore, while TRC reported a comparatively higher level of nonperforming assets, the disparity is not of the degree as to likely be considered material by investors.

- OPERATIONAL EFFICIENCY - The selected publicly-traded Western United States banking organizations which comprise our comparable market exhibit a substantially higher level of operational efficiency, as evidenced by the 65.93% efficiency ratio for those banking organizations during the twelve months ending September 30, 2004, as compared with the 78.65% recorded by TRC for the nine months ending September 30, 2004. Conversely, the comparable banking organizations reported average deposits per branch of $48.7 million, as compared with the $58.3 million for TRC at September 30, 2004. While not directly influencing the PRELIMINARY MARKET VALUE APPROACH CASH FAIR VALUE, TRC's inferior level of operating efficiency would be viewed negatively by investors, thereby suggesting a lower value (price to assets) in comparison to the selected publicly-traded banking organizations, assuming a similarity in all other material financial characteristics.

Accordingly, based solely upon the initial Price Values derived by comparison with the publicly-traded Western United States banking organizations (i.e., assuming an effective market in existence for the

                      CASH FAIR VALUE DISCUSSION & ANALYSIS

shares of TRC), and considering only the financial differences mentioned previously, it is our opinion that the PRELIMINARY MARKET VALUE APPROACH CASH FAIR VALUE per share for the shares of TRC, excluding adjustments for the criteria subsequently presented in this discussion, equals $55.00.

PRELIMINARY MARKET VALUE APPROACH
CASH FAIR VALUE PER SHARE                                                 $55.00

                    RELATED PRICE MULTIPLES & PRICE INDICES

PRICE MULTIPLES:
   Price-to-TCCE                                            $ 55.00     /      $54.78     =      1.00x
   Price-to-Earnings (2003)                                 $ 55.00     /      $ 3.74     =     14.70x
   Price-to-Earnings (Est. 2004)                            $ 55.00     /      $ 2.96     =     18.60x

PRICE INDICES:
   TCCE [(price/TCCE multiple) x (TCCE/tangible                1.00x    *        9.41%    =      9.45
   assets)]
   Earnings (2003) [(price/earnings multiple) x ROA]          14.70x    *        0.69%    =     10.14
   Earnings (Est. 2004) [(price/earnings multiple) x          18.60x    *        0.52%    =      9.67
   ROA]

As previously noted, considerable NON-FINANCIAL differences normally exist between the publicly-traded banking organizations and typical nonpublicly-traded community banking organizations such as TRC. Excepting variances in balance sheet condition and income statement performance, these differences "differences in character" include:

  -     Higher sensitivity to economic movements

  -     Lack of product, industry, and geographic diversification

  - Inability to quickly expand into new markets; commensurate lower growth prospects

  - Comparative competitive disadvantages with regard to technology and corresponding customer diversification

  -     Lack of comparable economies of scale/cost disadvantages

  -     Lack of comparable relationships with suppliers and customers

  -     Higher key person management risk

  -     Burdensome regulatory costs

  -     Significantly less formalized internal controls

  - Limited infrastructure (lack of management depth and limited internal controls)

  -     Potentially inconsistent dividend policy

Accordingly, since we believe that TRC possesses some of the characteristics described in the prior listing to a degree materially greater than the selected Western United States publicly-traded banking organizations set forth in Section V, we conclude that the MARKET VALUE APPROACH CASH FAIR VALUE per share of TRC stock is $52.25, assuming an effective and informed market existed for the shares of TRC, and no controlling ownership position existed.

                      CASH FAIR VALUE DISCUSSION & ANALYSIS

MARKET VALUE APPROACH
 CASH FAIR VALUE PER SHARE                                               $52.25

                     RELATED PRICE MULTIPLES & PRICE INDICES

PRICE MULTIPLES:
   Price-to-TCCE                                              $  52.25       /     $54.78    =     0.95x
   Price-to-Earnings (2003)                                   $  52.25       /     $ 3.74    =    13.96x
   Price-to-Earnings (Est. 2004)                              $  52.25       /     $ 2.96    =    17.67x

PRICE INDICES:
   TCCE [(price/TCCE multiple) x (TCCE/tangible assets)]          0.95x      *       9.41%   =     8.97
   Earnings (2003) [(price/earnings multiple) x ROA]             13.96x      *       0.69%   =     9.63
   Earnings (Est. 2004) [(price/earnings multiple) x ROA]        17.67x      *       0.52%   =     9.19

INVESTMENT VALUE

The investment or earnings value of any banking organization's stock is, simply stated, an estimate of the present value of the future benefits, usually earnings, cash flow, or dividends, that will accrue to the stock. An earnings value is comprised of two major components: annual future earnings and an appropriate capitalization rate (the present value discount rate), and is defined by the following formula:

                  Present Value = [SIGMA] [values(i)/(1 + rate)(i)]

We believe the utilization of net earnings, rather than cash flows, for this investment value methodology is appropriate given the minimal level of long-term, non-earning investments typically held by a community banking organization. Thus, for most community banking organizations, the absence of significant investments in fixed assets, with the related small size of depreciation and/or amortization expense produces little variance between the net earnings and cash flow streams. Additionally, the utilization of net earnings in calculating the present value of benefits is a widely understood and accepted practice in the valuation of financial institutions.

Our twelve-year projections of the future performance of TRC through 2015 as set forth in Section III, were based on our analysis of the banking industry, market area, and current financial condition of and historical levels of growth and earnings for TRC, as well as information provided to us by the management of TRC. In order to create a ninety-year earnings stream for TRC, we applied the following growth rates to TRC's net earnings: 2.50% for the eight years following 2015, and 2.00% for the remaining seventy years. In consideration that the assumed investment horizon of likely buyers of TRC's shares is undefined, but is presumed to be long-term, the rate of growth applied to TRC's earnings must be one that could reasonably be expected to be sustained indefinitely. Over a prolonged period of time, it is practically impossible to sustain growth at a rate that exceeds the sum of the anticipated rate of inflation plus the expected overall population growth for the trade area(s), as further influenced by the presumed degree of competition from both current and future competitors. Accordingly, given the current rate of inflation and the existing interest rate environment, together with TRC's likely growth prospects, we believe the earnings growth rates we have assumed are

                      CASH FAIR VALUE DISCUSSION & ANALYSIS

reasonable and defensible. Indeed, the utilization of these growth rates produces annual net earnings that rise from $987 thousand during 2004 to $14.0 million by 2093.

As set forth in Section IV of the adjoining information, the present value of these earnings projections for TRC over ninety years, using a present value discount rate of 11.50% applied to the first ten years of the projection period, a 12.00% discount rate applied to the following ten years, and a 12.50% discount rate applied to the last seventy years of the ninety-year projection period, results in an INVESTMENT VALUE of $58.00 per share. We believe these discount rates are appropriate given TRC's current financial condition, together with its recent financial performance. Indeed, our experience in valuing hundreds of community banking organizations and observing the prices paid for small blocks of those organizations over the past fifteen years indicate that a discount rate (financial required rate of return) between 11% to 16% is normally acceptable considering the risk-return relationship most investors have demanded for an investment in a typical small- to medium-sized commercial community bank.

We recognize that in determining present values, other bank stock valuation firms sometimes use alternative projection period time horizons rather than our ninety-year Present Value in Perpetuity. We believe the calculation of a Present Value in Perpetuity, utilizing a ninety-year time frame, is reasonable, given the immaterial additional value per share of less than $0.01 produced during 2093. Additionally, the negligible additional value per share created beyond the ninety-year time-frame eliminates the need for a residual or terminal value in calculating a present value when utilizing the Present Value in Perpetuity methodology. While we recognize other bank valuation firms, in their computation of present value, sometimes utilize a residual value usually at the end of a five to ten year projection period, frequently using a price level indicator to derive the residual value, we are uncomfortable, based upon our extensive experience in appraising community bank stocks, in employing a residual value calculated at the end of a specific time frame in conjunction with a price level indicator - such as a price-to-equity multiple, price-to-earnings multiple or other specific price level indicator - given the highly erratic market price levels for bank stocks over the past ten to 15 years, and the corresponding price multiples and price indices, together with the uncertainty of the appraised bank achieving a single financial characteristic (equity or earnings level) at a particular point in time in the future.

However, in order to provide an alternative approach in determining an Investment Value, we utilized a residual or terminal value at the end of our initial twelve-year projection period which utilizes the following formula to derive a residual based upon an assumed long-term growth rate and an assumed fixed discount rate:

          Residual Value = [Projected Earnings x (1 + Growth Rate)] /
                           (Discount Rate - Growth Rate)

This alternative approach in calculating the Present Value is computed by adding the discounted Residual Value to the sum of the discounted cash flows for the first twelve periods. Therefore, employing a 11.50% discount rate and a 2.00% growth rate to calculate the Residual Value produces an INVESTMENT VALUE of $57.95 per share for the shares of TRC. Again, we note that we are comfortable with the 11.50% discount rate given TRC's current financial condition and performance, together with the projected financial performance. Additionally, we believe that the 2.00% growth rate must reflect the level of growth TRC would likely be able to sustain growth given the anticipated rate of inflation plus the expected overall population growth for the trade area(s), combined with the

                      CASH FAIR VALUE DISCUSSION & ANALYSIS

presumed degree of competition from both current and future competitors (both from banks and non-banks).

Accordingly, given the INVESTMENT VALUES of $58.00 per share calculated utilizing the Present Value in Perpetuity methodology, and $57.95 per share utilizing the Residual Value methodology, we believe an INVESTMENT VALUE of $58.00 is appropriate.

INVESTMENT VALUE APPROACH
CASH FAIR VALUE PER SHARE                                                 $58.00

                     RELATED PRICE MULTIPLES & PRICE INDICES

PRICE MULTIPLES:
   Price-to-TCCE                                             $  58.00     /      $54.78      =       1.06x
   Price-to-Earnings (2003)                                  $  58.00     /      $ 3.74      =      15.50x
   Price-to-Earnings (Est. 2004)                             $  58.00     /      $ 2.96      =      19.61x

PRICE INDICES:
   TCCE [(price/TCCE multiple) x (TCCE/tangible assets)]         1.06x    *        9.41%     =       9.96
   Earnings (2003) [(price/earnings multiple) x ROA]            15.50x    *        0.69%     =      10.69
   Earnings (Est. 2004) [(price/earnings multiple) x ROA]       19.61x    *        0.52%     =      10.20

NON-SYNERGISTIC CONTROL VALUE

In order to utilize a "Non-Synergistic Control Value" valuation approach, a type of MARKET VALUE methodology that is tailored to conform with recent case law regarding fair value determination, the appraisal expert must: (1) determine a 100% cash "control value" that includes a "synergistic control premium" tied to operational synergies; (2) quantify the "synergistic control premium" that is contained in the unadjusted "control value;" and, (3) subtract the synergistic control premium (item 2) from the unadjusted "control value" (item 1). Please refer to the Summary of "Control" Pricing Analyses page included in Section IX of the adjoining information to review the average price and relevant financial information associated with the NON-SYNERGISTIC CONTROL VALUE APPROACH, that is more specifically described as follows.

In deriving a "control value" for TRC, unadjusted for the elimination of value associated with potential operational synergies, we considered the prices paid for the acquisition of selected banking organizations in the Western United States which reported total assets between $100 million and $350 million. These organizations possessed relatively comparable financial characteristics to TRC, and were acquired for 100% cash consideration during the period from January 2003 through September 2004. As a result of our analysis of the comparative average price and financial data for the comparable group of acquired community banks (as detailed in Section IX of the adjoining information), as compared to those possessed by TRC, we determined a range of unadjusted "control values" for the shares of TRC of between $83.00 and $90.00 per share.

Generally speaking, to determine the magnitude of the "synergistic control premium" contained in an unadjusted "control/acquisition" value for an appraised community bank, an appraiser would first need to be aware of the following:

                      CASH FAIR VALUE DISCUSSION & ANALYSIS

      - The banking industry has been consolidating significantly over the past two decades;

      - Since the banking industry is highly regulated, substantial information exists to analyze the community banking merger/acquisition transactions that have occurred;

      - The vast majority (well over 90%) of the community banking companies acquired each year are bought by other banking organizations;

      - Most (well over 70%) of the community banking companies acquired by other banking organizations are merged into the acquiring banking organization, and become a branch of the acquiring banking organization or one of its subsidiaries;

      - The consideration paid in many bank acquisition transactions is not cash, but rather the stock of the acquirer - and the various acquirers' stocks vary considerably, one to the next, in their comparative market price levels - making it more difficult to use the primarily stock-for-stock purchase transactions to determine a 100% cash "control value" and "control price premium;" and,

      - As illustrated in the first set of data set forth in the Summary of "Control" Pricing Analyses (Section IX), publicly-traded community banking companies (the "Publicly-Traded Transactions") which were acquired during January 2003 through September 2004, with assets between $200 million and $1.5 billion, possessed an average trailing four-quarter return on assets ("ROA") that typically ranged between 0.70% and 1.25%, and averaged 1.02%. The appraisal expert would also need to be aware that the Publicly-Traded Transactions also typically possessed a ratio of noninterest expense-to-average assets that ranged between 2.50% and 3.50%, and averaged 2.98%.

Having worked extensively with hundreds of acquiring banking companies advising them on deal structure, competitive purchase price levels, negotiating strategies, due diligence issues, operational integration possibilities, and regulatory matters, together with having reviewed publicly-available data (including press releases issued by publicly-traded community bank acquirers announcing their acquisitions of community banking organizations) that indicate the acquirers' estimates regarding the available overhead cost reduction opportunities (operational synergies) that exist in connection with their acquisition of community banking companies, we are aware that numerous opportunities always exist for the purchasing banking organization to reduce the acquired banking company's operating costs. Our experience, together with the available public data, indicate that this overhead cost reduction opportunity typically ranges between 10% and 35% of the acquired bank's total noninterest (overhead) costs, and averages more than 15%, but less than 25%, at any given point in time (appraisal date). As illustrated in the Summary of "Control" Pricing Analyses (Section IX), for 33 banking companies acquired since January 2003 the acquirers' publicly announced anticipated cost reduction opportunities averaged 21% of the acquired banking organizations' total noninterest expense (the "Announced Cost Savings Transactions"). This percentage of cost savings is also consistent with our direct experience serving hundreds of commercial community bank acquirers over the past two decades.

As stated previously, the community banking organizations comprising the Publicly-Traded Transactions possessed a ratio of noninterest expense-to-average assets of 2.98%, on average. Using a 20% assumption as an "average" cost reduction opportunity ("merger savings" or "operational synergies") together with the average noninterest expense-to-average assets ratio of 2.98% derived from the Publicly-Traded Transactions, our experience and the publicly-available data indicate that, on average, approximately 0.60% (2.98% x 20%) of an acquired banking company's assets can be

                                                                           xviii

                      CASH FAIR VALUE DISCUSSION & ANALYSIS

realistically, if not conservatively realized as increased pre-tax earnings that will ultimately accrue to the acquiring banking organization. Adjusting for taxes at an assumed 35% combined state and federal marginal tax rate, the additional after-tax earnings (derived from the acquired bank) that would likely be recognized by the hypothetical potential acquirer would approximate 0.39% [0.60% x (1 - 0.35)] of the acquired banking company's average assets.

Noting that the community banking organizations comprising the Publicly-Traded Transactions have a four-quarter trailing average ROA (after-tax) of 1.02%, the additional after-tax earnings derived from the recognition of merger savings/operational synergies that are associated with a typical community bank merger/acquisition transaction, results in an approximate 38% (0.39%/1.02%) increase in the acquired banking company's after-tax earnings (with the earnings increase accruing entirely to the acquiring banking organization solely as a result of the merger/acquisition transaction). IT IS VERY IMPORTANT TO UNDERSTAND THAT THIS AMOUNT OF ADDITIONAL EARNINGS POWER DOES NOT ACTUALLY EXIST, AND IS NOT "OWNED" BY ANY SHAREHOLDER GROUP IN THE SELLING/ACQUIRED (APPRAISED) COMPANY, ABSENT THE MERGER/ACQUISITION TRANSACTION THAT GIVES RISE TO THE POTENTIAL SYNERGISTIC OPPORTUNITIES AVAILABLE TO A SPECIFIC HYPOTHETICAL PURCHASER/NEW OWNER.

Most importantly, for the Publicly-Traded Transactions, the per share market trading price data that existed prior to the announcement of the sale transactions, together with the "control" transaction per share purchase price data, constitute the only value or price data available for the same banking institution(s) at the same point in time. This comparative price data provide a meaningful indication of the difference, if any, between the publicly-traded market prices per share that had existed for these banking companies as stand-alone operating concerns and the "control" transaction purchase prices per share for those same banking companies, at essentially the same point in time (i.e. the comparison of the per share trading prices for the sellers at a time just prior to the announcement dates of the merger/acquisition transactions versus the actual per share values/prices of the merger/acquisition transactions). In other words, the magnitude of any "control premium" associated with the "control" purchase transaction for these banking companies can be both identified and quantified.

For the Publicly-Traded Transactions, the percentage change from the existing per share market price at intervals of one-week, two-weeks, and one-month prior to the transaction announcement date to the per share price of the merger/acquisition (purchase) transaction (the "control premium") ranged between 15% and 60% for a clear majority of the transactions, averaged a one-month price increase of 36.74% for all transactions, and possessed a one-month median market price movement of 35.09%, as illustrated in the first set of data set forth in the Summary of "Control" Pricing Analyses (Section IX). However, it should be noted that 83% of the 29 announced transactions contained within the Publicly-Traded Transactions involved the acquirers' stocks as at least a portion of the consideration. Therefore, the 36.74% "control price premium" could be influenced by the "control" prices paid for those banks acquired with the acquirers' stocks as a portion of the total consideration "paid" to the selling banks' shareholders. Since "fair value" is to be stated in terms of cash, and since the pre-existing market trading prices are stated in terms of cash, we need to determine if any portion of the average 37% "control price premium" paid in these Publicly-Traded Transactions resulted directly from or was otherwise affected by the stock form of consideration, rather than cash, that was "paid" in three-fourths of these acquisition transactions.

Over the past two decades serving community banks in connection with merger/acquisition transactions, we have observed that in most years, and for most community banks acquired using the purchasers' stocks as a portion of the total purchase price "paid," part of the "control price premium"

                      CASH FAIR VALUE DISCUSSION & ANALYSIS

is created as a result of the acquirers using their strongly-valued stocks (rather than 100% cash) as the form of consideration paid to the selling banks' shareholders. However, as illustrated in the second and third sets of data set forth in the Summary of "Control" Pricing Analyses (Section IX), for control transactions announced during January 2003 through September 2004, community banking companies acquired with a 100% stock form of consideration (the "Stock Transactions") recorded average price levels closely approximating those for the community banking companies acquired with a 100% cash form of consideration (the "Cash Transactions").

We note that the trade areas of the two groups of acquired banking companies (both the Stock Transactions and the Cash Transactions) were fairly similar overall. Additionally, we note that the Cash Transactions reported a weighted-average four-quarter trailing return on average assets of 1.04%, just slightly exceeding the 0.99% weighted-average of the Stock Transactions; and, that the Cash Transactions reported a weighted-average ratio of core equity-to-average assets of 8.14%, significantly exceeding the 7.30% weighted-average of the Stock Transactions by 84 basis points or approximately 12%. Correspondingly, as expected from the comparative levels of profitability and core equity in relation to total assets, the Cash Transactions reported a weighted-average return on equity of 12.87%, comparing below the 13.52% weighted-average for the Stock Transactions. Finally, we note that the Stock Transactions reported weighted-average total assets of $621 million, substantially exceeding the $527 million weighted-average for the Cash Transactions.

Given the various financial fundamentals between the Stock Transactions and the Cash Transactions, together with the absence of a "control price premium" for the Stock Transactions in comparison with the Cash Transactions, we conclude that no "control price premium" currently exists which relates to relates to the value of the acquirers' stocks over and above the value of cash as a form of consideration. Please note that in consideration of the lack of material financial differences, the absence of an additional "control price premium" for the Stock Transactions over the Cash Transactions represents a pricing relationship unlike a majority of the valuation situations we have previously observed.

At this point, we reiterate that, on average, the Publicly-Traded Transactions' current ongoing after-tax earnings derived from existing, stand-alone operations can be increased by approximately 38% [(2.98% x 20% x 65%)/1.02%] by the acquiring banking organization. Given that the average ongoing after-tax earnings increase of 38% just exceeds the average 37% "control price premium" paid in the recent Publicly-Traded Transactions, it is clear that the average 37% "control price premium" realized in the sale of the Publicly-Traded Transactions was derived (financially supported) entirely by the average 38% earnings enhancement opportunities (operational synergies) available to the acquiring banking organizations.

Moreover, we reaffirm our opinion that: (1) the valuation process for determining a cash fair value should not presuppose the sale or liquidation of the appraised company, but rather should assume that the appraised company continues to be operated by the existing managers/owners as an on-going concern;
(2) value attached to or otherwise derived from transactions that included a stock form of consideration should not be included in the fair value determination process; and, (3) value attached to or otherwise derived from a prospective purchaser's (new owner's) realization of "operational synergies/merger savings" in connection with a hypothetical acquisition transaction involving the appraised company should not be included in fair value. Accordingly, as a result of the analyses we performed, as described in the immediately preceding paragraphs, we conclude that it is not proper to utilize a hypothetical unadjusted "control value" that is obtained from recent control/acquisition

                      CASH FAIR VALUE DISCUSSION & ANALYSIS

transactions, and that specifically includes the "control price premium" tied to potentially achievable operational synergies, in determining a "fair value" for dissenting shareholders. We believe that our position in this regard is particularly compelling when the 38% increase in the Publicly-Traded Transactions' average earnings level likely to be realized by the purchasers closely approximates the 37% "control price premium" paid in the recent Publicly-Traded Transactions. Please note that the close approximation of the average percentage of anticipated "operational synergies" available to acquiring banking organizations to the average percentage of recorded "control price premiums" is consistent with the historical trends that we have observed.

For TRC, the aforementioned 38% increase in after-tax earnings attributable to the "operational synergies/merger savings" associated with the Publicly-Traded Transactions reflects a "synergistic control premium" ranging from $22.86 ($83.00 - ($83.00 / (1 + 0.38))) to $24.78 ($90.00 - ($90.00 / (1 + 0.38))) per
share. Considering the price and financial data described in the past several paragraphs, we derived a value that excluded the "synergistic control premium," as computed in the prior sentence, and determined that a reasonable value per share using the NON-SYNERGISTIC CONTROL VALUE APPROACH CASH FAIR VALUE would range between $60.14 ($83.00 - $22.86) and $65.22 ($90.00 - $24.78), with a midpoint of $62.68, rounded to $63.00. Again, as a reminder, a summary of the pricing and financial data utilized in determining the NON-SYNERGISTIC CONTROL VALUE CASH FAIR VALUE is illustrated in the fifth set of data set forth in the Summary of "Control" Pricing Analyses (Section IX).

NON-SYNERGISTIC CONTROL VALUE APPROACH
CASH FAIR VALUE PER SHARE (MIDPOINT)                                      $63.00

                     RELATED PRICE MULTIPLES & PRICE INDICES

PRICE MULTIPLES:
   Price-to-TCCE                                            $   63.00    /    $54.78     =     1.15x
   Price-to-Earnings (2003)                                 $   63.00    /    $ 3.74     =    16.83x
   Price-to-Earnings (Est. 2004)                            $   63.00    /    $ 2.96     =    21.30x

PRICE INDICES:
   TCCE [(price/TCCE multiple) x (TCCE/tangible assets)]         1.15x   *      9.41%    =    10.82
   Earnings (2003) [(price/earnings multiple) x ROA]            16.83x   *      0.69%    =    11.61
   Earnings (Est. 2004) [(price/earnings multiple) x ROA]       21.30x   *      0.52%    =    11.08

The comparative financial and related price level data, together with our calculations on this data, that we utilized to determine the NON-SYNERGISTIC CONTROL VALUE APPROACH CASH FAIR VALUE per share are provided in Section IX, and are summarized in the following table:

                      CASH FAIR VALUE DISCUSSION & ANALYSIS

                 SUMMARY OF DATA CONTAINED IN THE CALCULATION OF
                     NON-SYNERGISTIC CONTROL CASH FAIR VALUE

DATA REGARDING "PUBLICLY-TRADED TRANSACTIONS":
   L4Q Return on Average Assets (ROA)                                      1.02%
   Noninterest Expense/Average Assets Ratio                                2.98%
   Assumed Cost Reductions/Merger Savings (as % of Noninterest Expenses)     20%
   Assumed Marginal Tax Rate                                                 35%
   % ONE-MONTH PRICE INCREASE [(CONTROL PRICE/1 MONTH MARKET PRICE) - 1]     37%
   % of Transactions Involving Stock as the Form of Consideration Paid       83%
     CALCULATED AVERAGE EARNINGS INCREASE [(2.98% X 0.20) X (1 - 0.35)]    0.39%
     CALCULATED AVERAGE OPERATIONAL SYNERGIES (0.39%/1.02%)                  38%

CASH FAIR VALUE (EXCLUDING ANY MARKETABILITY/LIQUIDITY DISCOUNT)

When the net asset value, market value, investment value, and the non-synergistic control value approaches were appropriately considered, and all other relevant valuation variables and factors analyzed, giving consideration to the MARKET VALUE APPROACH CASH FAIR VALUE of $52.25 per share, the INVESTMENT VALUE APPROACH CASH FAIR VALUE of $58.00 per share, and the NON-SYNERGISTIC CONTROL VALUE CASH FAIR VALUE midpoint of $63.00 per share, and after employing our substantial experience and judgment derived from having completed well over 1,000 appraisals for community banking organizations during the past twenty years, and as a result of performing these appraisals, becoming specifically aware of the trading activity and price levels and trends that have existed and that currently exist in commercial community bank stocks, the FINAL CASH FAIR VALUE of shares of the outstanding common stock of The Republic Corporation, as of September 30, 2004, was determined to be $58.00 per share, excluding the consideration of a marketability/liquidity discount.

CASH FAIR VALUE PER SHARE (EXCLUDING A
MARKETABILITY/LIQUIDITY DISCOUNT)                                         $58.00

                     RELATED PRICE MULTIPLES & PRICE INDICES

PRICE MULTIPLES:
   Price-to-TCCE                                             $ 58.00   /   $54.78     =       1.06x
   Price-to-Earnings (2003)                                  $ 58.00   /   $ 3.74     =      15.50x
   Price-to-Earnings (Est. 2004)                             $ 58.00   /   $ 2.96     =      19.61x

PRICE INDICES:
   TCCE [(price/TCCE multiple) x (TCCE/tangible assets)]        1.06x  *     9.41%    =       9.96
   Earnings (2003) [(price/earnings multiple) x ROA]           15.50x  *     0.69%    =      10.69
   Earnings (Est. 2004) [(price/earnings multiple) x ROA]      19.61x  *     0.52%    =      10.20

                      CASH FAIR VALUE DISCUSSION & ANALYSIS

This analysis report is provided for the confidential, internal use of the Board of Directors of The Republic Corporation; and, without the prior written consent of The Bank Advisory Group, this report may not be quoted in whole or in part, or otherwise referred to in any report or document or furnished or otherwise communicated to any person outside the Board of Directors of The Republic Corporation, other than legal and tax advisors to The Republic Corporation.

                                           Respectfully submitted,

                                           THE BANK ADVISORY GROUP, L.L.C.
                                           AUSTIN, TEXAS

NOVEMBER 4, 2004

                                                                           xxiii

                                   SECTION II
                          SUMMARY FINANCIAL ANALYSES -
                                  TRC & PEER :

                          SUMMARY COMPARATIVE ANALYSIS

                            THE REPUBLIC CORPORATION

                                   HOUSTON, TX

                          SUMMARY COMPARATIVE ANALYSIS

                                                                                    TRC RATIO           TRC VERSUS PEER
                                          THE REPUBLIC         PEER       DIFFER-    AS % OF            ---------------
                                          CORPORATION         AVERAGE     ENTIAL    PEER RATIO       WEAKNESS       STRENGTH
        GENERAL DATA (000's)                 YTD 09/04       YTD 06/04
Total Assets                                 $  194,763      $ 198,692
Total Deposits                               $  174,757      $ 164,134
Ln&Lse:Net of Unearned Income                $  100,891      $ 140,761
Loans/Assets                                      51.80%         70.84%     -19.04%          73%          --
Deposits/Assets                                   89.73%         82.61%       7.12%         109%                            -
Leverage Capital (Tier 1)                    $   18,844      $  18,831
Total Equity Capital                         $   18,718      $  18,313
# of Full Time Employees                             72             69
Total Number of Locations (most recent)               3              5
     ASSET QUALITY & CAPITAL ADEQUACY        YTD 09/04        YTD 06/04
Nonperf Assets/Total Assets                        0.78%          0.44%       0.34%         176%       -----
Nonperf Assets/EqtyCap&LLR&ATR                     7.45%          4.41%       3.04%         169%       -----
Net Charge-Offs/Average Loans                      0.16%          0.04%       0.11%         365%       -----
Loan Loss Reserve/TL                               1.65%          1.20%       0.46%         138%                          ---
Loan Loss Reserve/Nonperf Loans                  163.63%        346.03%    -182.40%          47%        ----
Total Equity Capital/Total Assets                  9.61%          9.22%       0.39%         104%                            -
Core Equity/Total Assets (net AFS Sec's)           9.61%          9.26%       0.35%         104%                            -
Tangible Core Equity Ratio                         9.41%          9.02%       0.39%         104%                            -
                                               2003Y          2003Y
Nonperf Assets/EqtyCap&LLR&ATR                     7.63%          3.42%       4.21%         223%       -----
Net Charge-Offs/Average Loans                      0.26%          0.16%       0.09%         156%        ----
        PROFITABILITY OVERVIEW               YTD 09/04        YTD 06/04
Net Income (Loss)                            $      692      $   1,030
Return on Average Assets                           0.49%          1.07%      -0.57%          46%        ----
Return on Average Equity                           4.98%         11.86%      -6.87%          42%        ----
                                               2003Y          2003Y
Net Income (Loss)                            $    1,249      $   2,127
Return on Average Assets                           0.69%          1.15%      -0.46%          60%         ---
    INCOME STMT AS A % OF AVERAGE ASSETS     YTD 09/04       YTD 06/04
Total Interest Income                              4.79%          5.37%      -0.58%          89%           -
Total Interest Expense                             1.20%          1.20%       0.00%         100%                            -
                                             ----------      ---------
  Net Interest Income                              3.59%          4.17%      -0.58%          86%           -
Provision for Loan & Lease Loss                    0.09%          0.14%      -0.05%          67%                          ---
Total Noninterest Income                           0.50%          0.71%      -0.22%          69%         ---
Nonint Exp:Sal & Emp Benefits                      1.50%          1.83%      -0.34%          82%                           --
Nonint Exp:Premises & Fixed Asst                   0.25%          0.39%      -0.14%          64%                          ---
Nonint Exp:Other                                   1.47%          0.91%       0.56%         162%       -----
                                             ----------      ---------
Total Noninterest Expense                          3.21%          3.13%       0.08%         103%           -
                                             ----------      ---------
Net Noninterest Expense                            2.72%          2.42%       0.30%         113%           -
                                             ----------      ---------
  Pre-Tax Operating Income                         0.78%          1.61%      -0.83%          48%        ----
Realized Gain(Loss)on Secs:                        0.00%          0.00%       0.00%           0%        ****              ****
                                             ----------      ---------
  Inc Before Taxes & Extra Items                   0.78%          1.62%      -0.84%          48%        ----
Applicable Income Taxes                            0.27%          0.53%      -0.26%          51%                          ----
Extraordinary Items & Minority Interest Net       -0.02%          0.02%      -0.04%         -72%        ****              ****
                                             ----------      ---------
  Net Income (Loss)                                0.49%          1.11%      -0.62%          44%        ----
                                             ==========      =========

**** NOT ASSESSED FOR STRENGTH/WEAKNESS

N/D STRENGTH/WEAKNESS WAS NOT DETERMINABLE

PEER: 13 ARIZONA, COLORADO, KANSAS, NEBRASKA, NEW MEXICO, UTAH, AND WYOMING C CORPORATION BANK HOLDING COMPANIES WITH TOTAL ASSETS BETWEEN $150 MILLION & $300 MILLION AND HAVING A RATIO OF AGRICULTURAL PRODUCTION LOANS-TO-TOTAL LOANS BELOW 5%

                                            See Next Page for Ranking Parameters

                            THE REPUBLIC CORPORATION

                                   HOUSTON, TX

                          SUMMARY COMPARATIVE ANALYSIS

                                                                                        TRC RATIO        TRC VERSUS PEER
                                           THE REPUBLIC         PEER         DIFFER-     AS % OF         ---------------
                                           CORPORATION         AVERAGE       ENTIAL     PEER RATIO     WEAKNESS     STRENGTH
      EFFICIENCY                              YTD 09/04        YTD 06/04
Adjusted Efficiency Ratio                         78.65%           62.91%      15.74%        125%          --
Net Noninterest Expense/AA                         2.72%            2.42%       0.30%        113%           -
Service Charges on Deposit Accts/AA                0.12%            0.32%      -0.20%         37%       -----
Noninterest Income/Tangible Overhead Exp.         15.41%           22.83%      -7.42%         68%         ---
Total Operating Inc. per $ of S&B Exp.       $     0.58      $      0.96    -$  0.38          61%         ---
Total Operating Income/Avg FTE ($'s)         $   22,809      $    50,125    -$27,316          46%        ----
Salaries & Benefits/Avg Employees ($'s)      $   39,144      $    53,935    -$14,791          73%                        --
Total Deposits per Employee                  $    2,427      $     2,371     $    56         102%                         -
Total Assets per Employee                    $    2,705      $     2,870    -$   165          94%           -
      YIELDS & RATES                          YTD 09/04        YTD 06/04
Yield on Loans                                     7.43%            6.62%       0.81%        112%                         -
Yield on Securities                                2.64%            3.32%      -0.68%         79%          --
Cost of Interest-Bearing Deposits                  1.56%            1.53%       0.03%        102%           -
      ASSET MIX (AS % OF ASSETS)              YTD 09/04        YTD 06/04
Total Nonearning Assets                            5.56%            8.12%      -2.56%         69%                       ---
 --Premises & Fixed Assets                         1.48%            2.40%      -0.91%         62%                       ---
 --Other Real Estate Owned                         0.26%            0.40%      -0.15%         63%                       ---
 --Intangible Assets                               0.22%            0.26%      -0.04%         86%                         -
Ln&Lse:Net of Unearned Income & Reserves          50.94%           70.00%     -19.05%         73%          --
Securities                                        14.60%           18.87%      -4.27%         77%        ****          ****
Int-Bear Cash, FFS, Sec Purch & Trad Accts        28.89%            3.01%      25.88%        959%       -----
      LOAN MIX (AS % OF LOANS)                YTD 09/04        YTD 06/04
Real Estate Loans/GL                              86.15%           77.12%       9.03%        112%        ****          ****
 --Construction & Land Develop./GL                 6.95%           20.16%     -13.21%         34%        ****          ****
 --Secured by Farmland/GL                          0.62%            1.65%      -1.03%         37%        ****          ****
 --Revolving 1-4 Family/GL                         1.56%            2.10%      -0.54%         74%        ****          ****
 --1-4 Family First Liens/GL                      58.24%           11.72%      46.52%        497%        ****          ****
 --1-4 Family Junior Liens/GL                      1.54%            1.93%      -0.39%         80%        ****          ****
 --Multi-family Real Estate/GL                     0.91%            3.28%      -2.37%         28%        ****          ****
 --Secured by Non-Farm, Non-Res & Foreign         16.33%           36.28%     -19.95%         45%        ****          ****
Commercial & Industrial Loans/GL                   5.29%           16.28%     -10.99%         32%        ****          ****
Ag Production Loans/GL                             1.37%            0.76%       0.61%        180%        ****          ****
Consumer Loans/GL                                  7.19%            5.08%       2.11%        141%        ****          ****
 --Credit Card & Other Revolving Loans/GL          0.00%            0.31%      -0.31%          0%        ****          ****
Loans to Dep Instns & Accept                       0.00%            0.00%       0.00%          0%        ****          ****
Foreign Government Loans                           0.00%            0.00%       0.00%        N/D         ****          ****
Total Leases                                       0.00%            0.18%      -0.18%          0%        ****          ****
Other Loans (Excl Consumer)                        0.00%            0.57%      -0.57%          0%        ****          ****
       DEPOSIT MIX (AS % OF DEPOSITS)         YTD 09/04        YTD 06/04
Demand Deposits/TDD                               12.67%           21.76%      -9.09%         58%        ----
NOW Accounts/TDD                                  23.14%           11.85%      11.29%        195%        ****          ****
Money Market Deposit Accounts & Other/TDD         14.44%           37.96%     -23.51%         38%        ****          ****
Time < $100,000/TDD                               33.00%           17.30%      15.70%        191%        ****          ****
Time > = $100,000/TDD                             16.74%           11.13%       5.61%        150%        ----

**** NOT ASSESSED FOR STRENGTH/WEAKNESS

N/D STRENGTH/WEAKNESS WAS NOT DETERMINABLE

PEER: 13 ARIZONA, COLORADO, KANSAS, NEBRASKA, NEW MEXICO, UTAH, AND WYOMING
C CORPORATION BANK HOLDING COMPANIES WITH TOTAL ASSETS BETWEEN $150 MILLION & $300 MILLION AND HAVING A RATIO OF AGRICULTURAL PRODUCTION LOANS-TO-TOTAL LOANS BELOW 5%

   Ranking Parameters
      (TRC vs. Peer)
---------------------------
>85% or <115%         -
>70% or <130%         --
>55% or <145%         ---
>40% or <160%         ----
<40% or >160%         -----

                        HISTORICAL COMPARATIVE ANALYSIS

                            THE REPUBLIC CORPORATION

                                   HOUSTON, TX

                         HISTORICAL COMPARATIVE ANALYSIS

            BALANCE SHEET                      YTD 09/04        2003Y          2002Y          2001Y          2000Y           1999Y
Cash & Due from Depository Inst                    4,804      $   6,448      $   5,826      $   6,741      $   5,814      $   8,179
Held-to-Maturity Secs(AmortCost)                  28,436         26,660         22,470         32,639         31,961         23,639
Avail for Sale Secs (Fair Value)                       -              -              -              -             24             24
                                               ---------      ---------      ---------      ---------      ---------      ---------
   Securities                                     28,436         26,660         22,470         32,639         31,985         23,663
Fed Funds Sold & Sec Purchased                    56,275         38,225         40,750         21,975         10,800         22,500
Ln&Lse:Net of Unearned Income                    100,891        105,867        109,358        113,278        113,978         98,532
Allowance for Loan & Lease Loss                    1,669          1,700          1,700          1,612          1,579          1,379
Trading Assets                                         -              -              -              -              -              -
Premises & Fixed Assets                            2,891          2,870          3,034          3,175          2,634          2,625
Other Real Estate Owned                              498            624            351            255             38             43
Investment in Unconsol Subs                            -              -              -              -              -              -
Customers' Liability on Accept                         -              -              -              -              -              -
Intangible Assets                                    436            436            436            436            436            436
Other Assets                                       2,201          1,962          1,688          1,256          1,170          1,392
                                               ---------      ---------      ---------      ---------      ---------      ---------
   Total Assets                                $ 194,763      $ 181,392      $ 182,213      $ 178,143      $ 165,276      $ 155,991
                                               =========      =========      =========      =========      =========      =========
Total Deposits                                   174,757        162,103        163,819        161,644        149,667        141,519
Fed Funds Purchased & Secs Sold                        -              -              -              -              -              -
Demand Notes Issued to US Treasury                     -             NA             NA             NA             NA             NA
Trading Liabilities                                    -              -              -              -              -              -
Other Borrowed Money                                   -              -              -              -              -              -
Mortgage Debt & Capital Leases                         -             NA             NA             NA             NA             NA
Mandatory Convertible Securities                       -             NA             NA             NA              -              -
Banks Liab on Acceptances Out                          -              -              -              -              -              -
Subordinated Notes & Debentures                        -              -              -              -              -              -
Other Liabilities                                    726            725          1,608          1,060          1,520          1,562
                                               ---------      ---------      ---------      ---------      ---------      ---------
   Total Liabilities                             175,483        162,828        165,427        162,704        151,187        143,081
Minority Interest                                    562            538            486            408            304            278
Limited-Life Preferred Stock                           -             NA             NA             NA             NA             NA
Perpetual Preferred Stock & Surplus                    -              -              -              -              -              -
Common Stock                                         357            357            357            357            357            357
Surplus                                              235            235            235            235            235            235
Retained Earnings                                 18,217         17,525         15,799         14,530         13,284         12,131
Tier1:NetUnrd Gn(Ls) on AVS Secs                       -              -              -              -              -              -
Other Equity Capital Components                      (91)           (91)           (91)           (91)           (91)           (91)
                                               ---------      ---------      ---------      ---------      ---------      ---------
   Total Equity Capital                           18,718         18,026         16,300         15,031         13,785         12,632
                                               ---------      ---------      ---------      ---------      ---------      ---------
   Total Liabilities & Equity Cap              $ 194,763      $ 181,392      $ 182,213      $ 178,143      $ 165,276      $ 155,991
                                               =========      =========      =========      =========      =========      =========

         INCOME STATEMENT                      YTD 09/04        2003Y          2002Y          2001Y          2000Y          1999Y
Total Interest Income                          $   6,739      $   9,552      $  10,928      $  12,636      $  12,577      $  10,328
Total Interest Expense                             1,692          2,488          3,865          5,727          6,547          5,147
                                               ---------      ---------      ---------      ---------      ---------      ---------
      Net Interest Income                          5,047          7,064          7,063          6,909          6,030          5,181
Provision for Loan & Lease Loss                      131            274            358            283            314            238
Total Noninterest Income                             696          1,119          1,045            966            987            599
Nonint Exp:Sal & Emp Benefits                      2,104          2,846          2,773          2,677          2,445          2,426
Nonint Exp:Premises & Fixed Asst                     350            890            877            900            828            767
Nonint Exp:Amortization & Impairment                   -              -              -              -             NA             NA
Nonint Exp:Other                                   2,063          2,236          2,097          2,066          1,527          1,363
                                               ---------      ---------      ---------      ---------      ---------      ---------
Total Noninterest Expense                          4,517          5,972          5,747          5,643          4,800          4,556
                                               ---------      ---------      ---------      ---------      ---------      ---------
      Pre-Tax Operating Income                     1,095          1,937          2,003          1,949          1,903            986
Realized Gain(Loss)on Secs                             -              -              -              -              -              -
                                               ---------      ---------      ---------      ---------      ---------      ---------
      Inc Before Taxes, Min Int & Extra Items      1,095          1,937          2,003          1,949          1,903            986
Applicable Income Taxes                              379            647            692            666            722            373
Minority Interest                                     24             41             42             38             28             14
Extraordinary Items (net)                              -              -              -              -              -              -
                                               ---------      ---------      ---------      ---------      ---------      ---------
      Net Income (Loss)                        $     692      $   1,249      $   1,269      $   1,245      $   1,153      $     599
                                               =========      =========      =========      =========      =========      =========

                            THE REPUBLIC CORPORATION

                                  HOUSTON, TX

                        HISTORICAL COMPARATIVE ANALYSIS

   INCOME STMT AS A % OF AVERAGE ASSETS         YTD 09/04       2003Y         2002Y       2001Y        2000Y      1999Y
Total Interest Income                                4.79%        5.29%        5.94%       7.43%        7.62%         NA
Total Interest Expense                               1.20%        1.38%        2.10%       3.37%        3.97%         NA
                                                ---------     --------    ---------     -------     --------     -------
      Net Interest Income                            3.59%        3.91%        3.84%       4.06%        3.65%         NA
Provision for Loan & Lease Loss                      0.09%        0.15%        0.19%       0.17%        0.19%         NA
Total Noninterest Income                             0.50%        0.62%        0.57%       0.57%        0.60%         NA
Nonint Exp:Sal & Emp Benefits                        1.50%        1.58%        1.51%       1.57%        1.48%         NA
Nonint Exp:Premises & Fixed Asst                     0.25%        0.49%        0.48%       0.53%        0.50%         NA
Nonint Exp:Other                                     1.47%        1.24%        1.14%       1.21%        0.93%         NA
                                                ---------     --------    ---------     -------     --------     -------
Total Noninterest Expense                            3.21%        3.31%        3.12%       3.32%        2.91%         NA
                                                ---------     --------    ---------     -------     --------     -------
Net Noninterest Expense                              2.72%        2.69%        2.56%       2.75%        2.31%         NA
                                                ---------     --------    ---------     -------     --------     -------
      Pre-Tax Operating Income                       0.78%        1.07%        1.09%       1.15%        1.15%         NA
Realized Gain(Loss)on Secs                           0.00%        0.00%        0.00%       0.00%        0.00%         NA
                                                ---------     --------    ---------     -------     --------     -------
      Inc Before Taxes, Min Int & Extra Items        0.78%        1.07%        1.09%       1.15%        1.15%         NA
Applicable Income Taxes                              0.27%        0.36%        0.38%       0.39%        0.44%         NA
Minority Interest                                    0.02%        0.02%        0.02%       0.02%        0.02%         NA
Extraordinary Items (net)                            0.00%        0.00%        0.00%       0.00%        0.00%         NA
                                                ---------     --------    ---------     -------     --------     -------
      Net Income (Loss)                              0.49%        0.69%        0.69%       0.73%        0.70%         NA
                                                =========     ========    =========     =======     ========     =======
Return on Average Equity    (ROE)                    4.98%        7.22%        8.25%       8.67%        8.81%         NA

            YIELDS & RATES                      YTD 09/04        2003Y        2002Y       2001Y        2000Y      1999Y
Yield on Loans                                       7.43%        7.72%        8.27%       9.09%        9.04%         NA
Yield on Securities                                  2.64%        3.55%        4.52%       5.97%        6.48%         NA
Cost of Interest-Bearing Deposits                    1.56%        1.79%        2.66%       4.34%        5.07%         NA

                  EFFICIENCY                    YTD 09/04        2003Y        2002Y       2001Y        2000Y      1999Y
Adjusted Efficiency Ratio                           78.65%       72.98%       70.88%      71.66%       68.41%      78.82%
Net Noninterest Expense/AA                           2.72%        2.69%        2.56%       2.75%        2.31%         NA
Service Charges on Deposit Accts/AA                  0.12%        0.43%        0.34%       0.35%        0.31%         NA
Total Nonint Inc Less Service Charges/AA             0.38%        0.19%        0.23%       0.22%        0.29%         NA
Noninterest Income/Tangible Overhead Exp.           15.41%       18.74%       18.18%      17.12%       20.56%      13.15%
Total Operating Inc. per $ of S&B Exp.          $    0.58     $   0.78    $    0.85     $  0.83     $   0.91     $  0.50
Total Operating Income/Avg FTE ($'s)            $  22,809     $ 30,082    $  33,254     $33,313     $ 32,603     $17,739
Salaries & Benefits/Avg Employees ($'s)         $  39,144     $ 38,721    $  39,056     $39,955     $ 35,956     $35,159
Total Deposits per Employee                     $   2,427     $  2,251    $   2,184     $ 2,413     $  2,234     $ 2,051
Total Assets per Employee                       $   2,705     $  2,519    $   2,430     $ 2,659     $  2,467     $ 2,261

      ASSET QUALITY & CAPITAL ADEQUACY          YTD 09/04        2003Y        2002Y       2001Y        2000Y      1999Y
Nonperf Assets/Total Assets                          0.78%        0.83%        1.46%       0.71%        0.67%       0.56%
Nonperf Assets/EqtyCap&LLR&ATR                       7.45%        7.63%       14.75%       7.59%        7.25%       6.28%
Nonperforming Loans/GL                               1.01%        0.83%        2.11%       0.89%        0.94%       0.85%
Restructured:Loans & Leases/GL                       0.00%        0.00%        0.23%       0.07%        0.56%       1.04%
Net Charge-Offs(YTD)/Average Loans                   0.16%        0.26%        0.25%       0.22%        0.11%         NA
Loan Loss Reserve/TL                                 1.65%        1.61%        1.55%       1.42%        1.39%       1.40%
Loan Loss Reserve/Nonperf Loans                    163.63%      192.96%       73.78%     159.92%      146.75%     164.76%
Total Equity Capital/Total Assets                    9.61%        9.94%        8.95%       8.44%        8.34%       8.10%
Core Equity/Total Assets (net AFS Sec's)             9.61%        9.94%        8.95%       8.44%        8.34%       8.10%
Tangible Core Equity Ratio                           9.41%        9.72%        8.73%       8.21%        8.10%       7.84%
Loans/Assets                                        51.80%       58.36%       60.02%      63.59%       68.96%      63.17%

               GROWTH RATES                      YTD 09/04       2003Y        2002Y       2001Y        2000Y       1999Y
%CH:Ln&Lse:Net of Unearned Income                   -4.70%       -3.19%       -3.46%      -0.61%       15.68%         NA
%CH:Securities                                       6.66%       18.65%      -31.16%       2.04%       35.17%         NA
%CH:Total Assets                                     7.37%       -0.45%        2.28%       7.79%        5.95%         NA
%CH:Total Deposits                                   7.81%       -1.05%        1.35%       8.00%        5.76%         NA
%CH:Total Equity Capital                             3.84%       10.59%        8.44%       9.04%        9.13%         NA

         MISCELLANEOUS ITEMS                    YTD 09/04      2003Y        2002Y        2001Y        2000Y       1999Y
Total Cash Dividends Declared $(000)            $       0    $       0     $      0     $     0     $      0     $     0
Dividends Declared/Net Income                        0.00%        0.00%        0.00%       0.00%        0.00%       0.00%
Effective Tax Rate                                  34.61%       33.40%       34.55%      34.17%       37.94%      37.83%

                            THE REPUBLIC CORPORATION

                                   HOUSTON, TX

                      PEER HISTORICAL COMPARATIVE ANALYSIS

   INCOME STMT AS A % OF AVERAGE ASSETS    YTD 06/04     2003Y      2002Y      2001Y      2000Y      1999Y
Total Interest Income                           5.37%      5.43%      6.27%      7.46%      7.96%      6.73%
Total Interest Expense                          1.20%      1.24%      1.71%      2.72%      3.21%      2.19%
                                           ---------   --------   --------   --------   --------   --------
      Net Interest Income                       4.17%      4.20%      4.56%      4.73%      4.75%      4.54%
Provision for Loan & Lease Loss                 0.14%      0.12%      0.13%      0.12%      0.11%      0.13%
Total Noninterest Income                        0.71%      0.98%      0.95%      0.93%      0.87%      0.61%
Nonint Exp:Sal & Emp Benefits                   1.83%      1.89%      1.89%      1.94%      1.70%      1.59%
Nonint Exp:Premises & Fixed Asst                0.39%      0.44%      0.44%      0.44%      0.42%      0.33%
Nonint Exp:Other                                0.91%      0.96%      0.95%      0.93%      0.94%      0.62%
                                           ---------   --------   --------   --------   --------   --------
Total Noninterest Expense                       3.13%      3.29%      3.27%      3.30%      3.06%      2.54%
                                           ---------   --------   --------   --------   --------   --------
Net Noninterest Expense                         2.42%      2.32%      2.32%      2.37%      2.19%      1.93%
                                           ---------   --------   --------   --------   --------   --------
      Pre-Tax Operating Income                  1.61%      1.76%      2.12%      2.24%      2.45%      2.48%
Realized Gain(Loss)on Secs:                     0.00%      0.00%      0.01%      0.05%      0.00%      0.00%
                                           ---------   --------   --------   --------   --------   --------
      Inc Before Taxes & Extra Items            1.62%      1.75%      2.13%      2.29%      2.45%      2.48%
Applicable Income Taxes                         0.53%      0.58%      0.72%      0.78%      0.82%      0.77%
Minority Interest                               0.02%      0.02%      0.02%      0.03%      0.05%      0.00%
Extraordinary Items Net                         0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
                                           ---------   --------   --------   --------   --------   --------
      Net Income (Loss)                         1.07%      1.15%      1.39%      1.48%      1.57%      1.71%
                                           =========   ========   ========   ========   ========   ========
Return on Average Equity (ROE)                 11.86%     11.37%     14.31%     15.86%     16.29%     12.58%

            YIELDS & RATES                 YTD 06/04     2003Y      2002Y      2001Y      2000Y      1999Y
Yield on Loans                                  6.62%      6.69%      7.40%      8.65%      9.29%      8.50%
Yield on Securities                             3.32%      3.53%      4.60%      5.90%      6.03%      5.79%
Cost of Deposits                                1.53%      1.57%      2.25%      3.70%      4.48%      3.36%

                  EFFICIENCY               YTD 06/04     2003Y      2002Y      2001Y      2000Y      1999Y
Adjusted Efficiency Ratio                      62.91%     62.49%     56.82%     57.29%        NA         NA
Net Noninterest Expense/AA                      2.42%      2.32%      2.32%      2.37%      2.19%      1.93%
Service Charges on Deposit Accts/AA             0.32%      0.34%      0.34%      0.34%      0.32%      0.24%
Total Nonint Inc Less Service Charges/AA        0.40%      0.64%      0.61%      0.59%      0.55%      0.37%
Noninterest Income/Tangible Overhead Exp       22.83%     29.53%     28.83%     26.82%     28.55%     21.83%
Total Operating Inc. per $ of S&B Exp       $   0.96   $   0.98   $   1.18   $   1.24   $   1.50   $   1.30
Total Operating Income/Avg FTE ($'s)        $ 50,125   $ 50,544   $ 57,032   $ 68,602   $ 54,717   $ 66,899
Salaries & Benefits/Avg Employees ($'s)     $ 53,935   $ 50,596   $ 47,857   $ 49,362   $ 41,344   $ 40,674
Total Deposits per Employee                 $  2,371   $  2,321   $  2,187   $  2,238   $  2,157   $  2,040
Total Assets per Employee                   $  2,870   $  2,863   $  2,623   $  2,653   $  2,599   $  2,360

      ASSET QUALITY & CAPITAL ADEQUACY     YTD 06/04     2003Y      2002Y      2001Y      2000Y      1999Y
Nonperf Assets/Total Assets                     0.44%      0.35%      0.27%      0.19%      0.16%      0.35%
Nonperf Assets/EqtyCap&LLR&ATR                  4.41%      3.42%      2.39%      1.84%      1.52%      3.27%
Nonperforming Loans/GL                          0.34%      0.35%      0.30%      0.22%      0.19%      0.36%
Restructured:Loans & Leases/GL                  0.03%      0.03%      0.00%      0.00%      0.00%      0.00%
Net Charge-Offs(YTD)/Average Loans              0.04%      0.16%      0.16%      0.06%      0.03%      0.20%
Loan Loss Reserve/TL                            1.20%      1.22%      1.26%      1.12%      1.07%      1.20%
Loan Loss Reserve/Nonperf Loans               346.03%    343.65%    412.76%    512.01%    553.99%    329.75%
Total Equity Capital/Total Assets               9.22%      9.35%     10.22%      9.27%      9.96%     10.03%
Core Equity/Total Assets (net AFS Sec's)        9.26%      9.27%     10.04%      9.23%     10.03%     10.28%
Tangible Core Equity Ratio                      9.02%      8.96%      9.60%      8.88%      9.81%     10.00%
Loans/Assets                                   70.84%     69.36%     72.23%     72.88%     75.71%     64.25%

               GROWTH RATES                YTD 06/04     2003Y      2002Y      2001Y      2000Y      1999Y
%CH:Ln&Lse:Net of Unearned Income               6.35%      2.57%      0.19%      5.89%     22.28%     10.69%
%CH:Securities                                 -2.90%     12.35%     27.14%      5.67%    -17.41%     -5.71%
%CH:Total Assets                                3.98%      4.83%      1.31%     11.14%      7.41%      3.13%
%CH:Total Deposits                              5.28%      3.29%      0.69%     13.04%      1.27%      3.30%
%CH:Total Equity Capital                        2.91%      6.40%     10.94%     14.05%     10.62%      2.92%

         MISCELLANEOUS ITEMS               YTD 06/04     2003Y      2002Y      2001Y      2000Y      1999Y
Total Cash Dividends Declared $(000)        $    170   $    639   $    444   $    516   $    778   $  1,117
Dividends Declared/Net Income                  16.52%     30.05%     16.57%     19.02%     26.23%     40.29%
Effective Tax Rate                             32.54%     33.32%     33.78%     34.30%     33.68%     32.81%

                               GRAPHICAL ANALYSIS

                               GRAPHICAL ANALYSIS

                      COMPARATIVE RETURN ON AVERAGE ASSETS

                                   [BAR CHART]

                                        TRC      PEER
                         2001Y         0.73%     1.48%
                         2002Y         0.69%     1.39%
                         2003Y         0.69%     1.15%
                         YTD 06/04     0.49%     1.07%
                         YTD 09/04     0.49%

                  COMPARATIVE RETURN ON AVERAGE EQUITY CAPITAL

                                   [BAR CHART]

                                        TRC      PEER
                         2001Y         8.67%    15.86%
                         2002Y         8.25%    14.31%
                         2003Y         7.22%    11.37%
                         YTD 06/04     4.96%    11.86%
                         YTD 09/04     4.98%

               COMPARATIVE NET INTEREST INCOME TO AVERAGE ASSETS

                                   [BAR CHART]

                                        TRC      PEER
                         2001Y         4.06%     4.73%
                         2002Y         3.84%     4.56%
                         2003Y         3.91%     4.20%
                         YTD 06/04     3.64%     4.17%
                         YTD 09/04     3.59%

                               GRAPHICAL ANALYSIS

                      COMPARATIVE NET NONINTEREST EXPENSE

                                  [BAR CHART]

                                        TRC      PEER
                         2001Y         2.75%     2.37%
                         2002Y         2.56%     2.32%
                         2003Y         2.69%     2.32%
                         YTD 06/04     2.72%     2.42%
                         YTD 09/04     2.72%

                        COMPARATIVE EFFICIENCY ANALYSIS

                                  [BAR CHART]

                                        TRC      PEER
                         2001Y         71.66%   57.29%
                         2002Y         70.88%   56.82%
                         2003Y         72.98%   62.49%
                         YTD 06/04     77.79%   62.91%
                         YTD 09/04     78.65%

            COMPARATIVE EMPLOYEE PROFITABILITY PER $ OF S&B EXPENSE

                                  [BAR CHART]

                                        TRC      PEER
                         2001Y         $0.83%   $1.24%
                         2002Y         $0.85%   $1.18%
                         2003Y         $0.78%   $0.98%
                         YTD 06/04     $0.53%   $0.96%
                         YTD 09/04     $0.58%

                               GRAPHICAL ANALYSIS

                   COMPARATIVE PROFITABILITY PER AVERAGE FTE

                                  [BAR CHART]

                                        TRC      PEER
                         2001Y        $33,313   $68,602
                         2002Y        $33,254   $57,032
                         2003Y        $30,082   $50,544
                         YTD 06/04    $20,643   $50,125
                         YTD 09/04    $22,809

          COMPARATIVE NONINTEREST INCOME/TANGIBLE NONINTEREST EXPENSE

                                  [BAR CHART]

                                        TRC      PEER
                         2001Y         17.12%   26.82%
                         2002Y         18.18%   28.83%
                         2003Y         18.74%   29.53%
                         YTD 06/04     15.45%   22.83%
                         YTD 09/04     15.41%

                          TRC ASSETS, LOANS & DEPOSITS

                                  [BAR CHART]

                                 TOTAL     TOTAL     TOTAL
                                 ASSETS    LOANS    DEPOSITS
                     2001Y      $178,143  $113,278  $161,644
                     2002Y      $182,213  $109,358  $163,819
                     2003Y      $181,392  $105,867  $162,103
                     YTD 06/04  $187,962  $102,712  $168,224
                     YTD 09/04  $194,763  $100,891  $174,757

                               GRAPHICAL ANALYSIS

                            COMPARATIVE LOANS/ASSETS

                                  [BAR CHART]

                                        TRC      PEER
                         2001Y         63.59%   72.88%
                         2002Y         60.02%   72.23%
                         2003Y         58.36%   69.36%
                         YTD 06/04     54.65%   70.84%
                         YTD 09/04     51.80%

               COMPARATIVE DEMAND DEPOSIT ACCOUNTS/TOTAL DEPOSITS

                                  [BAR CHART]

                                        TRC      PEER
                         2001Y         13.04%   20.54%
                         2002Y         12.75%   21.46%
                         2003Y         14.15%   21.22%
                         YTD 06/04     13.36%   21.76%
                         YTD 09/04     12.67%

                            COMPARATIVE EQUITY/ASSETS

                                  [BAR CHART]

                                        TRC      PEER
                         2001Y         8.44%     9.27%
                         2002Y         8.95%    10.22%
                         2003Y         9.94%     9.35%
                         YTD 06/04     9.83%     9.22%
                         YTD 09/04     9.61%

                               GRAPHICAL ANALYSIS

                              COMPARATIVE ASSET MIX

  TRC (YTD 09/04)                                      PEER (YTD 06/04)

    [PIE CHART]                                           [PIE CHART]

NET LOANS         51%                                NET LOANS         70%
OTHER NONEARNING   4%                                OTHER NONEARNING   6%
SECURITIES        15%                                SECURITIES        19%
FIXED ASSETS       1%                                FIXED ASSETS       2%
FFS/EARNING CASH  29%                                FFS/EARNING CASH   3%

                              COMPARATIVE LOAN MIX

  TRC (YTD 09/04)                                      PEER (YTD 06/04)

    [PIE CHART]                                           [PIE CHART]

OTHER R/E         79%                                OTHER R/E         54%
COMMRCL            5%                                COMMRCL           16%
AG PROD            1%                                AG PROD            1%
CONSUMER           7%                                CONSUMER           5%
R/E DEVLPMT        8%                                ALL OTHER          1%
                                                     R/E DEVLPMT       23%

                             COMPARATIVE DEPOSIT MIX

  TRC (YTD 09/04)                                      PEER (YTD 06/04)

    [PIE CHART]                                           [PIE CHART]

MMDA & SAVINGS    14%                                MMDA & SAVINGS    38%
SMALL TIME        33%                                SMALL TIME        17%
JUMBO TIME        17%                                JUMBO TIME        11%
DDA               13%                                DDA               22%
NOW               23%                                NOW               12%

                               GRAPHICAL ANALYSIS

                            TRC NONPERFORMING ASSETS

                                  [BAR CHART]

                            LOANS PAST                  OTHER
                             DUE 90+    NONACCRUAL   REAL ESTATE
                              DAYS        LOANS         OWNED
                2001Y          $0        $1,008         $255
                2002Y          $0        $2,304         $351
                2003Y          $0        $  881         $624
                YTD 06/04      $0        $  868         $579
                YTD 09/04      $0        $1,020         $498

                    COMPARATIVE NONPERFORMING ASSETS/ASSETS

                                  [BAR CHART]

                                        TRC      PEER
                         2001Y         0.71%     0.19%
                         2002Y         1.46%     0.27%
                         2003Y         0.83%     0.35%
                         YTD 06/04     0.77%     0.44%
                         YTD 09/04     0.78%

                   COMPARATIVE LOAN LOSS RESERVES/TOTAL LOANS

                                  [BAR CHART]

                                        TRC      PEER
                         2001Y         1.42%     1.12%
                         2002Y         1.55%     1.26%
                         2003Y         1.61%     1.22%
                         YTD 06/04     1.67%     1.20%
                         YTD 09/04     1.65%

                                   SECTION III
                             FINANCIAL PROJECTIONS

THE REPUBLIC CORPORATION
  HOUSTON, TEXAS

                             FINANCIAL PROJECTIONS

                            (IN THOUSANDS OF DOLLARS)

                                                                 LOAN                LONG
                  TOTAL           NET       TOTAL      CORE      LOSS     INTANGIBLE TERM
HISTORICAL:       ASSETS       EARNINGS   DIVIDENDS   EQUITY    RESERVE     ASSETS    DEBT
-----------       ------       --------   ---------   ------    -------   ----------  ----
   2001           $178,143      $1,259      $0        $15,031   $1,612       $436     $0
   2002            181,944       1,283       0         16,777    1,700        436      0
   2003            181,392       1,249       0         18,026    1,700        436      0

PROJECTED:
   2004            194,996         987       0         19,013    1,657        436      0
   2005            207,671       1,174       0         20,187    1,716        436      0
   2006            219,612       1,479       0         21,666    1,763        436      0

   2007            230,593       1,830       0         23,495    1,799        436      0
   2008            240,970       2,147       0         25,643    1,843        436      0
   2009            250,608       2,286       0         27,928    1,892        436      0

   2010            260,006       2,403       0         30,331    1,950        436      0
   2011            269,106       2,512       0         32,843    2,018        436      0
   2012            278,525       2,596       0         35,439    2,089        436      0

   2013            287,577       2,680       0         38,118    2,157        436      0
   2014            296,923       2,782       0         40,900    2,227        436      0
   2015            305,831       2,869       0         43,768    2,294        436      0

                      FINANCIAL RATIOS AND PER SHARE DATA

                                                                                                  PER SHARE DATA
                                                                                         ----------------------------
                ASSET    EARNINGS                     DIVIDEND   LEVERAGE    EQUITY-TO-           TANGIBLE
HISTORICAL:    GROWTH     GROWTH     ROA       ROE      PAYOUT     RATIO       ASSETS    EARNINGS  EQUITY   DIVIDENDS
-----------    ------     ------     ---       ---      ------     -----       ------    --------  ------   ---------
   2001        *****%       *****%   0.71%     8.38%    0.00%       8.21%       8.44%     $3.773   $43.734    $0.000
   2002         2.13         1.91    0.71      8.07     0.00        9.00        9.22       3.844    48.965     0.000
   2003        (0.30)       (2.65)   0.69      7.18     0.00        9.72        9.94       3.743    52.708     0.000

PROJECTED:
   2004         7.50       (20.97)   0.52      5.33     0.00        9.55        9.75       2.958    55.666     0.000
   2005         6.50        18.91    0.58      5.99     0.00        9.53        9.72       3.517    59.183     0.000
   2006         5.75        25.99    0.69      7.07     0.00        9.69        9.87       4.432    63.615     0.000

   2007         5.00        23.71    0.81      8.10     0.00       10.02       10.19       5.482    69.097     0.000
   2008         4.50        17.36    0.91      8.74     0.00       10.48       10.64       6.434    75.531     0.000
   2009         4.00         6.45    0.93      8.53     0.00       10.99       11.14       6.849    82.381     0.000

   2010         3.75         5.11    0.94      8.25     0.00       11.52       11.67       7.200    89.580     0.000
   2011         3.50         4.54    0.95      7.95     0.00       12.06       12.20       7.526    97.106     0.000
   2012         3.50         3.35    0.95      7.60     0.00       12.59       12.72       7.779   104.885     0.000

   2013         3.25         3.22    0.95      7.29     0.00       13.12       13.25       8.029   112.914     0.000
   2014         3.25         3.81    0.95      7.04     0.00       13.65       13.77       8.335   121.249     0.000
   2015         3.00         3.12    0.95      6.78     0.00       14.19       14.31       8.595   129.845     0.000

THE REPUBLIC CORPORATION
    HOUSTON, TEXAS

               HISTORICAL AND PROJECTED RETURN ON AVERAGE ASSETS

                                HISTORICAL ROA                    PROJECTED RETURN ON AVERAGE ASSETS
                             ----------------   -----------------------------------------------------------------------
As a % of Average Assets     2001  2002  2003   2004  2005  2006  2007  2008  2009  2010  2011  2012   2013  2014  2015
------------------------     ----  ----  ----   ----  ----  ----  ----  ----  ----  ----  ----  ----   ----  ----  ----
Net Interest Income          4.06  3.84  3.91   3.61  3.70  3.82  3.94  4.06  4.06  4.06  4.06  4.06   4.06  4.06  4.06

Noninterest Income           0.57  0.57  0.62   0.52  0.53  0.55  0.56  0.57  0.58  0.59  0.60  0.60   0.60  0.60  0.60

Noninterest Expense:
   Salary and Benefits       1.57  1.51  1.58   1.50  1.49  1.49  1.48  1.47  1.46  1.46  1.45  1.45   1.45  1.45  1.45
   Occupancy                 0.53  0.48  0.49   0.49  0.49  0.48  0.48  0.48  0.47  0.47  0.47  0.47   0.46  0.46  0.46
   Other                     1.21  1.14  1.24   1.24  1.23  1.20  1.17  1.14  1.13  1.12  1.12  1.11   1.11  1.10  1.10
                             ----  ----  ----   ----  ----  ----  ----  ----  ----  ----  ----  ----   ----  ----  ----
Total Noninterest Expense    3.31  3.13  3.31   3.23  3.21  3.17  3.12  3.09  3.07  3.05  3.04  3.03   3.02  3.01  3.01
                             ----  ----  ----   ----  ----  ----  ----  ----  ----  ----  ----  ----   ----  ----  ----
Net Noninterest Expense      2.74  2.56  2.69   2.71  2.68  2.63  2.56  2.52  2.48  2.46  2.43  2.43   2.42  2.41  2.41
Provision Expense            0.17  0.19  0.15   0.07  0.10  0.10  0.10  0.11  0.11  0.12  0.13  0.14   0.15  0.15  0.15
                             ----  ----  ----   ----  ----  ----  ----  ----  ----  ----  ----  ----   ----  ----  ----
Net Income before
   Securities Transactions   1.15  1.09  1.07   0.83  0.92  1.09  1.28  1.43  1.47  1.48  1.50  1.49   1.49  1.50  1.50
Securities Transactions      0.00  0.00  0.00   0.00  0.00  0.00  0.00  0.00  0.00  0.00  0.00  0.00   0.00  0.00  0.00
Income Taxes                 0.40  0.38  0.36   0.29  0.32  0.38  0.44  0.49  0.51  0.51  0.52  0.52   0.51  0.52  0.52
                             ----  ----  ----   ----  ----  ----  ----  ----  ----  ----  ----  ----   ----  ----  ----
Net Operating Income         0.75  0.71  0.71   0.54  0.60  0.71  0.84  0.94  0.96  0.97  0.98  0.98   0.98  0.98  0.98
Extraordinary Items, Net    -0.02 -0.02 -0.02  -0.02 -0.02 -0.02 -0.03 -0.03 -0.03 -0.03 -0.03 -0.03  -0.03 -0.03 -0.03
                             ----  ----  ----   ----  ----  ----  ----  ----  ----  ----  ----  ----   ----  ----  ----
Net Income                   0.73  0.69  0.69   0.52  0.58  0.69  0.81  0.91  0.93  0.94  0.95  0.95   0.95  0.95  0.95
                             ====  ====  ====   ====  ====  ====  ====  ====  ====  ====  ====  ====   ====  ====  ====

THE REPUBLIC CORPORATION
  HOUSTON, TEXAS

                      PROJECTED INCOME STATEMENT ANALYSIS

                                                      PROJECTED INCOME STATEMENT
In Thousands $(000)   ------------------------------------------------------------------------------------------
of Dollars            2004   2005   2006   2007  2008    2009    2010    2011      2012    2013    2014    2015
-------------------   ----   ----   ----   ----  ----    ----    ----    ----      ----    ----    ----    ----
Net Interest Spread  6,788  7,444  8,155  8,872  9,572   9,978  10,364  10,740    11,116  11,491  11,864  12,235
Noninterest Income     980  1,070  1,169  1,269  1,355   1,438   1,516   1,590     1,646   1,701   1,757   1,812
Noninterest Expense:
     Salary and      2,825  3,007  3,175  3,328  3,469   3,598   3,719   3,834     3,968   4,102   4,235   4,368
     Benefits
     Occupancy         922    982  1,034  1,078  1,121   1,163   1,202   1,239     1,276   1,312   1,348   1,390
     Other           2,334  2,472  2,570  2,627  2,696   2,783   2,869   2,958     3,046   3,133   3,219   3,319
                     -----  -----  -----  -----  -----   -----   -----   -----     -----   -----   -----   -----
Total Noninterest
 Expense             6,081  6,460  6,779  7,034  7,286   7,544   7,789   8,031     8,290   8,548   8,803   9,077
                     -----  -----  -----  -----  -----   -----   -----   -----     -----   -----   -----   -----
Net Noninterest
 Expense             5,100  5,391  5,610  5,765  5,931   6,106   6,274   6,441     6,645   6,846   7,046   7,266

Provision Expense      132    201    214    225    259     270     306     344       383     425     438     452
                     -----  -----  -----  -----  -----   -----   -----   -----     -----   -----   -----   -----
Net Income before
   Securities        1,556  1,852  2,332  2,882  3,381   3,602   3,785   3,955     4,088   4,220   4,380   4,517
    Transactions
Securities
 Transactions            0      0      0      0      0       0       0       0         0       0       0       0
Income Taxes           537    639    804    994  1,167   1,243   1,306   1,365     1,410   1,456   1,511   1,558
                     -----  -----  -----  -----  -----   -----   -----   -----     -----   -----   -----   -----
Net Operating Income 1,019  1,213  1,527  1,888  2,215   2,359   2,479   2,591     2,678   2,764   2,869   2,958
Extraordinary
 Items, Net            -32    -39    -48    -58    -68     -73     -76     -79       -82     -84     -87     -90
                     -----  -----  -----  -----  -----   -----   -----   -----     -----   -----   -----   -----
Net Income             987  1,174  1,479  1,830  2,147   2,286   2,403   2,512     2,596   2,680   2,782   2,869
                     =====  =====  =====  =====  =====   =====   =====   =====     =====   =====   =====   =====

THE REPUBLIC CORPORATION
  HOUSTON, TEXAS

                              LOAN QUALITY ANALYSIS

                LOAN LOSS RESERVE RECONCILIATION
        ------------------------------------------------
                                                               LOAN LOSS       PROVISION       NET LOAN
        BEGINNING    PROVISION     NET LOAN      ENDING        RESERVE TO      EXPENSE TO      LOSSES TO
         BALANCE      EXPENSE       LOSSES       BALANCE       PROJECTED       PROJECTED       PROJECTED
         $(000)        $(000)       $(000)       $(000)           LOANS        AVG. LOANS      AVG. LOANS
         ------        ------       ------      --------       ----------      ----------      ----------
2004     $1,700         $132         $175        $1,657            1.65%           0.14%           0.18%
2005      1,657          201          143         1,716            1.62            0.20            0.14
2006      1,716          214          166         1,763            1.59            0.20            0.15

2007      1,763          225          190         1,799            1.56            0.20            0.17
2008      1,799          259          215         1,843            1.53            0.22            0.18
2009      1,843          270          222         1,892            1.51            0.22            0.18

2010      1,892          306          248         1,950            1.50            0.24            0.19
2011      1,950          344          276         2,018            1.50            0.26            0.21
2012      2,018          383          313         2,089            1.50            0.28            0.23

2013      2,089          425          357         2,157            1.50            0.30            0.25
2014      2,157          438          368         2,227            1.50            0.30            0.25
2015      2,227          452          385         2,294            1.50            0.30            0.26

                                   SECTION IV
                    PRESENT VALUE OF EARNINGS IN PERPETUITY

                             PRESENT VALUE ANALYSIS
                            THE REPUBLIC CORPORATION
                                 HOUSTON, TEXAS

                        ANNUAL NET    NI X NPV                   AGGREGATE
             PV OF 1 @   INCOME        FACTOR      AGGREGATE      NPV PER
PERIODS      STATED DR   (000)         (000)       NPV (000)       SHARE
-------      ---------   -----         -----       ---------       -----
 1/2004      0.896861   $   987       $   885      $    885       $  2.652
 2/2005      0.804360   $ 1,174       $   944      $  1,830       $  5.482
 3/2006      0.721399   $ 1,479       $ 1,067      $  2,896       $  8.679
 4/2007      0.646994   $ 1,830       $ 1,184      $  4,080       $ 12.227
 5/2008      0.580264   $ 2,147       $ 1,246      $  5,326       $ 15.960

 6/2009      0.520416   $ 2,286       $ 1,190      $  6,516       $ 19.525
 7/2010      0.466741   $ 2,403       $ 1,122      $  7,638       $ 22.886
 8/2011      0.418602   $ 2,512       $ 1,052      $  8,689       $ 26.037
 9/2012      0.375428   $ 2,596       $   975      $  9,664       $ 28.957
 10/2013     0.336706   $ 2,680       $   902      $ 10,566       $ 31.661

 11/2014     0.287476   $ 2,782       $   800      $ 11,366       $ 34.057
 12/2015     0.256675   $ 2,869       $   736      $ 12,102       $ 36.264
 13/2016     0.229174   $ 2,941       $   674      $ 12,776       $ 38.283
 14/2017     0.204620   $ 3,014       $   617      $ 13,393       $ 40.132
 15/2018     0.182696   $ 3,090       $   564      $ 13,957       $ 41.823

 16/2019     0.163122   $ 3,167       $   517      $ 14,474       $ 43.371
 17/2020     0.145644   $ 3,246       $   473      $ 14,947       $ 44.788
 18/2021     0.130040   $ 3,327       $   433      $ 15,379       $ 46.084
 19/2022     0.116107   $ 3,410       $   396      $ 15,775       $ 47.271
 20/2023     0.103667   $ 3,496       $   362      $ 16,138       $ 48.356

 21/2024     0.084294   $ 3,566       $   301      $ 16,438       $ 49.257
 22/2025     0.074928   $ 3,637       $   272      $ 16,711       $ 50.074
 23/2026     0.066603   $ 3,710       $   247      $ 16,958       $ 50.814
 24/2027     0.059202   $ 3,784       $   224      $ 17,182       $ 51.485
 25/2028     0.052624   $ 3,859       $   203      $ 17,385       $ 52.094

 26/2029     0.046777   $ 3,937       $   184      $ 17,569       $ 52.645
 27/2030     0.041580   $ 4,015       $   167      $ 17,736       $ 53.146
 28/2031     0.036960   $ 4,096       $   151      $ 17,887       $ 53.599
 29/2032     0.032853   $ 4,178       $   137      $ 18,025       $ 54.011
 30/2033     0.029203   $ 4,261       $   124      $ 18,149       $ 54.383

 31/2034     0.025958   $ 4,346       $   113      $ 18,262       $ 54.722
 32/2035     0.023074   $ 4,433       $   102      $ 18,364       $ 55.028
 33/2036     0.020510   $ 4,522       $    93      $ 18,457       $ 55.306
 34/2037     0.018231   $ 4,612       $    84      $ 18,541       $ 55.558
 35/2038     0.016205   $ 4,705       $    76      $ 18,617       $ 55.786

 36/2039     0.014405   $ 4,799       $    69      $ 18,686       $ 55.993
 37/2040     0.012804   $ 4,895       $    63      $ 18,749       $ 56.181
 38/2041     0.011382   $ 4,993       $    57      $ 18,806       $ 56.352
 39/2042     0.010117   $ 5,092       $    52      $ 18,857       $ 56.506
 40/2043     0.008993   $ 5,194       $    47      $ 18,904       $ 56.646

 41/2044     0.007994   $ 5,298       $    42      $ 18,947       $ 56.773
 42/2045     0.007105   $ 5,404       $    38      $ 18,985       $ 56.888
 43/2046     0.006316   $ 5,512       $    35      $ 19,020       $ 56.992
 44/2047     0.005614   $ 5,622       $    32      $ 19,051       $ 57.087
 45/2048     0.004990   $ 5,735       $    29      $ 19,080       $ 57.173

 46/2049     0.004436   $ 5,850       $    26      $ 19,106       $ 57.250
 47/2050     0.003943   $ 5,967       $    24      $ 19,129       $ 57.321
 48/2051     0.003505   $ 6,086       $    21      $ 19,151       $ 57.385
 49/2052     0.003115   $ 6,208       $    19      $ 19,170       $ 57.443
 50/2053     0.002769   $ 6,332       $    18      $ 19,188       $ 57.495

 51/2054     0.002462   $ 6,458       $    16      $ 19,203       $ 57.543
 52/2055     0.002188   $ 6,588       $    14      $ 19,218       $ 57.586
 53/2056     0.001945   $ 6,719       $    13      $ 19,231       $ 57.625
 54/2057     0.001729   $ 6,854       $    12      $ 19,243       $ 57.661
 55/2058     0.001537   $ 6,991       $    11      $ 19,254       $ 57.693

 56/2059     0.001366   $ 7,131       $    10      $ 19,263       $ 57.722
 57/2060     0.001214   $ 7,273       $     9      $ 19,272       $ 57.749
 58/2061     0.001079   $ 7,419       $     8      $ 19,280       $ 57.773
 59/2062     0.000959   $ 7,567       $     7      $ 19,287       $ 57.794
 60/2063     0.000853   $ 7,718       $     7      $ 19,294       $ 57.814

 61/2064     0.000758   $ 7,873       $     6      $ 19,300       $ 57.832
 62/2065     0.000674   $ 8,030       $     5      $ 19,305       $ 57.848
 63/2066     0.000599   $ 8,191       $     5      $ 19,310       $ 57.863
 64/2067     0.000532   $ 8,355       $     4      $ 19,315       $ 57.876
 65/2068     0.000473   $ 8,522       $     4      $ 19,319       $ 57.888

 66/2069     0.000421   $ 8,692       $     4      $ 19,322       $ 57.899
 67/2070     0.000374   $ 8,866       $     3      $ 19,326       $ 57.909
 68/2071     0.000332   $ 9,043       $     3      $ 19,329       $ 57.918
 69/2072     0.000295   $ 9,224       $     3      $ 19,331       $ 57.926
 70/2073     0.000263   $ 9,409       $     2      $ 19,334       $ 57.934

 71/2074     0.000233   $ 9,597       $     2      $ 19,336       $ 57.940
 72/2075     0.000208   $ 9,789       $     2      $ 19,338       $ 57.946
 73/2076     0.000184   $ 9,985       $     2      $ 19,340       $ 57.952
 74/2077     0.000164   $10,184       $     2      $ 19,342       $ 57.957
 75/2078     0.000146   $10,388       $     2      $ 19,343       $ 57.962

 76/2079     0.000130   $10,596       $     1      $ 19,345       $ 57.966
 77/2080     0.000115   $10,808       $     1      $ 19,346       $ 57.969
 78/2081     0.000102   $11,024       $     1      $ 19,347       $ 57.973
 79/2082     0.000091   $11,244       $     1      $ 19,348       $ 57.976
 80/2083     0.000081   $11,469       $     1      $ 19,349       $ 57.979

 81/2084     0.000072   $11,699       $     1      $ 19,350       $ 57.981
 82/2085     0.000064   $11,933       $     1      $ 19,351       $ 57.983
 83/2086     0.000057   $12,171       $     1      $ 19,351       $ 57.985
 84/2087     0.000050   $12,415       $     1      $ 19,352       $ 57.987
 85/2088     0.000045   $12,663       $     1      $ 19,352       $ 57.989

 86/2089     0.000040   $12,916       $     1      $ 19,353       $ 57.991
 87/2090     0.000035   $13,174       $     0      $ 19,353       $ 57.992
 88/2091     0.000032   $13,438       $     0      $ 19,354       $ 57.993
 89/2092     0.000028   $13,707       $     0      $ 19,354       $ 57.994
 90/2093     0.000025   $13,981       $     0      $ 19,355       $ 57.995

                                   SECTION V
                         COMPARABLE ANALYSIS - SELECTED
                    PUBLICLY - TRADED BANKING ORGANIZATIONS
                          IN THE WESTERN UNITED STATES

              COMPARABLE VALUES FOR SELECTED BANKING ORGANIZATIONS

                   WESTERN UNITED STATES (UNDER $2B IN ASSETS)

SEPTEMBER 30, 2004

                                                                                                  PRICE BENCHMARKS
                                                                                     -------------------------------------------
                                                                                                 PRICE TO:
                                                                                     ----------------------------------
                                                                           TOTAL      TANGIBLE                    LTM
                                                                           COMMON      COMMON                    COMMON
                                                                 CLOSING  CAPTLZTN   CORE EQUITY   EQUITY PER   CORE NET PRICE TO
COMPANY                                  CITY       ST  TICKER  PRICE ($)    ($M)     PER SHARE     SHARE        INCOME   ASSETS
-------                                  ----       --  ------  --------- --------    ---------     ---------    ------   ------
First State Bancorporation             Albuquerque  NM   FSNM    $ 31.530  $    241    2.41x         1.70x       16.51x    14.04
Landmark Bancorp, Inc.                 Manhattan    KS   LARK    $ 29.100  $     65    1.82x         1.43x       15.65x    12.90
Southwest Bancorp, Inc.                Stillwater   OK   OKSB    $ 22.050  $    266    2.18x         2.18x       15.21x    14.16
Team Financial, Inc.                   Paola        KS   TFIN    $ 11.200  $     49    1.48x         0.91x       15.14x     7.26
Texas United Bancshares, Incorporated  La Grange    TX   TXUI    $ 17.600  $     72    2.28x         1.88x       13.04x     9.54
United Financial Corp.                 Great Falls  MT   UBMT    $ 23.650  $     58    2.04x         1.94x       16.42x    17.30
GROUP AVERAGE                                                              $    125    2.04X         1.67X       15.33X    12.53
GROUP MEDIAN                                                               $     69    2.11X         1.79X       15.43X    13.47

              COMPARABLE VALUES FOR SELECTED BANKING ORGANIZATIONS

                  WESTERN UNITED STATES (UNDER $2B IN ASSETS)

SEPTEMBER 30, 2004

                                                               AS OF 09/30/04          LTM ENDING 09/30/04
                                                   -------------------------------   ------------------------
                                                              TANGIBLE
                                                                CORE      TANGIBLE                RETURN ON
                                       MOST RECENT   TOTAL    EQUITY-TO-  EQUITY-TO-               TANGIBLE
                                       QUARTER END  ASSETS    TANGIBLE    TANGIBLE    RETURN ON     COMMON
COMPANY                                   DATE       ($M)      ASSETS      ASSETS      ASSETS     CORE EQUITY
-------                                -----------  ------    -------      ------      ------     -----------
First State Bancorporation              9/30/2004    $ 1,763    5.84 %      5.70 %      0.91 %       16.14 %
Landmark Bancorp, Inc.                  6/30/2004    $   478    7.09 %      7.08 %      1.00 %       10.62 %
Southwest Bancorp, Inc.                 9/30/2004    $ 1,882    6.49 %      6.48 %      1.07 %       15.81 %
Team Financial, Inc.                    6/30/2004    $   647    4.89 %      4.73 %      0.47 %       10.05 %
Texas United Bancshares, Incorporated   6/30/2004    $   752    4.19 %      3.73 %      0.84 %       18.90 %
United Financial Corp.                  6/30/2004    $   334    8.47 %      8.47 %      1.11 %       11.99 %
GROUP AVERAGE                                        $   976    6.16 %      6.03 %      0.90 %       13.92 %
GROUP MEDIAN                                         $   699    6.16 %      6.09 %      0.96 %       13.90 %

                                                      LTM ENDING 09/30/04             AS OF 09/30/04
                                                      ------------------- ------------------------------------
                                       MOST RECENT                                                    DEPOSITS
                                       QUARTER END    EFFICIENCY  DEPOSIT NPAS / RESERVES /  # OF       PER
COMPANY                                   DATE           RATIO    GROWTH  ASSETS   NPLS     BRANCHES  LOCATION
-------                                -----------    ----------  ------  ------ --------   --------  --------
First State Bancorporation              9/30/2004      64.51 %    18.36 % 0.53 %    201 %      31      $ 44,146
Landmark Bancorp, Inc.                  6/30/2004      60.78 %    32.38 % 0.58 %    165 %      18      $ 18,747
Southwest Bancorp, Inc.                 9/30/2004      52.11 %    18.31 % 1.57 %     74 %       9      $158,328
Team Financial, Inc.                    6/30/2004      76.36 %    -0.74 % 0.87 %     99 %      19      $ 23,547
Texas United Bancshares, Incorporated   6/30/2004      75.72 %    14.49 % 0.25 %     NM %      18      $ 31,524
United Financial Corp.                  6/30/2004      66.12 %   -19.62 % 0.29 %     NM %      15      $ 16,054
GROUP AVERAGE                                          65.93 %    10.53 % 0.68 %    135 %      18      $ 48,724
GROUP MEDIAN                                           65.32 %    16.40 % 0.56 %    132 %      18      $ 27,536

              COMPARABLE VALUES FOR SELECTED BANKING ORGANIZATIONS
                  WESTERN UNITED STATES (UNDER $2B IN ASSETS)

SEPTEMBER 30, 2004

                                                                                                             TRADING VOLUME:
                                                OWNERSHIP                            DIVIDENDS           12-MONTH PERIOD ENDING
                                      ----------------------------------- -----------------------------  ------------------------
                                                                                                 ANNUAL                AVG. WEEKLY
                                                                           DIVIDENDS  DIVIDEND  DIVIDEND  AVG. DAILY    TRADING
                                       INSIDER     # OF      INSTITUTIONAL  DECLARED   PAYOUT    YIELD %   TRADING     VOLUME AS %
COMPANY                               OWNERSHIP SHAREHOLDERS   OWNERSHIP      MRQ        MRQ       MRQ      VOLUME     SHARES O/S
-------                               --------- ------------ ------------- ---------  --------  --------  ----------   ----------
First State Bancorporation              8.60%       103         65.06%      $0.12      22.64%     1.52%     21,765       1.42%
Landmark Bancorp, Inc.                 22.40%       450         13.20%      $0.17      33.33%     2.34%      1,365       0.33%
Southwest Bancorp, Inc.                11.30%     1,800         47.54%      $0.07      17.95%     1.27%     25,283       1.05%
Team Financial, Inc.                   21.97%       267          5.48%      $0.08      44.44%     2.86%      2,972       0.37%
Texas United Bancshares, Incorporated  15.38%     1,070          7.33%      $0.07      19.44%     1.59%      7,734       0.61%
United Financial Corp.                 43.70%       200          4.83%      $1.27     334.21%    21.48%      1,894       0.39%
GROUP AVERAGE                          20.56%       648         23.91%                 78.67%     5.18%     10,169       0.70%
GROUP MEDIAN                           18.68%       359         10.27%                 27.99%     1.96%      5,353       0.50%

                                   SECTION VI
                       MARKET SHARE & DEMOGRAPHIC ANALYSES

STATE: COLORADO           Deposit data as reported in annual summary of deposits

DEPOSITS SUMMARY
(Deposit data in $000)

                                          6/1999       6/2000       6/2001       6/2002        6/2003         CAGR(%)
Bank Deposits                           37,624,439   40,505,621   43,572,411   45,951,344    51,086,381        7.95
Thrift Deposits                          8,299,418    8,247,408    8,834,917    9,349,506    10,048,900        4.90
Savings Bank Deposits                            0        1,689        1,126        1,275         3,290          NA
Credit Union Deposits                    6,866,690    7,020,299    8,120,504    8,997,729     9,667,291        8.93
Total Deposits                          52,790,547   55,775,017   60,528,958   64,299,854    70,805,862        7.62
Weighted Deposits                       41,774,148   44,630,170   47,990,433   50,626,735    56,112,476        7.66

Weighted deposits are calculated using deposit weightings set under preferences

DEMOGRAPHIC TOTALS BY STATE: COLORADO
Source: Claritas

                                           BASE        CURRENT     PROJECTED      % CHANGE      % CHANGE
                                           2000         2004         2009         2000-2004     2004-2009
Total Population:                        4,301,261    4,597,702    4,926,397         6.89          7.15
   0-14 Age Group (%):                          21           21           20         5.18          3.53
   15-34 Age Group (%):                         30           29           29         5.09          5.77
   35-54 Age Group (%):                         31           31           30         5.13          5.35
   55+ Age Group (%):                           18           19           21        15.18         16.23

Total Households:                        1,658,238    1,764,760    1,881,633         6.42          6.62
   $0-24K Households (%):                       23           20           17        -8.46        -10.75
   $25-50K Households (%):                      30           27           24        -3.58         -5.39
   $50K+ Households (%):                        47           53           60        19.80         19.15

Average Household Income:                   61,437       70,896       82,691        15.40         16.64
Median Household Income:                    47,634       54,008       62,298        13.38         15.35
Per Capita Income:                          24,049       27,548       31,933        14.55         15.92

DEPOSIT MARKET SHARE ANALYSIS

REPUBLIC CORPORATION
BANK

Ownership Mode: Pro Forma Ownership (assumes announced transactions have been completed)
Ownership Update: 10/29/2004
Institution Types: Bank, Savings Bank, Thrift Branches
Branch Types: Retail and Non-Retail, Traditional and In-Store
Display Level: Holding Company
Markets grouped by County
Includes Top 10 institutions

COUNTY: Las Animas, CO

                                                               2004       2004      2004        2004                 2004
                                                               TOTAL     TOTAL    WEIGHTED    WEIGHTED             PERCENT OF
                                                     2004    DEPOSITS    MARKET   DEPOSITS     MARKET     2004      PARENT
2004                                        2004    BRANCH   IN MARKET   SHARE    IN MARKET    SHARE     DEPOSIT   DEPOSITS
RANK          INSTITUTION                   TYPE    COUNT     ($000)      (%)      ($000)      (%)         HHI       (%)
----   --------------------------------    ------   ------   ---------   ------   ---------   --------   -------   ----------
1      REPUBLIC CORPORATION (TX)           BANK       3       127,130    49.95     127,130     58.39      3,409     75.55
2      Century Savings & Loan Assn.(CO)    Thrift     1        73,559    28.90      36,780     16.89        285    100.00
3      BNP Paribas Group                   Bank       1        29,568    11.62      29,568     13.58        184      0.09
4      Raton Capital Corporation (NM)      Bank       1        24,254     9.53      24,254     11.14        124     11.47
       TOTALS                                         6       254,511      100     217,732       100

COUNTY: Huerfano, CO

                                                               2004       2004      2004       2004                  2004
                                                               TOTAL     TOTAL    WEIGHTED    WEIGHTED             PERCENT OF
                                                     2004    DEPOSITS    MARKET   DEPOSITS     MARKET     2004      PARENT
2004                                        2004    BRANCH   IN MARKET   SHARE    IN MARKET    SHARE     DEPOSIT   DEPOSITS
RANK           INSTITUTION                  TYPE     COUNT    ($000)      (%)      ($000)       (%)       HHI        (%)
----   ------------------------------       ----    ------   ---------  --------  ---------   --------   -------   ----------
1      REPUBLIC CORPORATION (TX)            BANK      1       41,136     56.21     41,136      56.21     3,159       24.45
2      Community Bankshares Inc. (CO)       Bank      2       32,051     43.79     32,051      43.79     1,918        4.18
       TOTALS                                         3       73,187       100     73,187        100

DEPOSIT MARKET SHARE SUMMARY

REPUBLIC CORPORATION
BANK

Source: SNL Financial, Charlottesville, VA

DEPOSIT MARKET SHARE ANALYSIS

REPUBLIC CORPORATION
BANK

By County

                                      2004       2004       2004
                   2004               TOTAL      TOTAL    PERCENT OF
                  MARKET   2004      DEPOSITS    MARKET     PARENT
                  SHARE    BRANCH    IN MARKET   SHARE     DEPOSITS
COUNTY             RANK    COUNT      ($000)      (%)        (%)
--------------    ------   ------    ---------   ------   ----------
Las Animas, CO      1        3        127,130    49.95     75.55
Huerfano, CO        1        1         41,136    56.21     24.45

HHI Weightings
Bank Deposits are weighted at 100%
Savings Bank Deposits are weighted at 50%
Thrift Deposits are weighted at 50%

Source: SNL Financial, Charlottesville, VA

MARKET SHARE AND DEMOGRAPHIC PROFILE

REPUBLIC CORPORATION

BANK

By County


                                         COMPANY     DEPOSIT   PERCENT OF   PERCENT OF     TOTAL
                               NUMBER    DEPOSITS    MARKET      STATE       NATIONAL    POPULATION
                     MARKET     OF       IN MARKET    SHARE    FRANCHISE    FRANCHISE       2004
                      RANK    BRANCHES   ($000)       (%)         (%)          (%)        (ACTUAL)
                     ------   --------   ---------   -------   ----------   ----------   -----------
COLORADO (CO)
    Las Animas         1          3       127,130     49.95       75.55        75.55          15,844
    Huerfano           1          1        41,136     56.21       24.45        24.45           7,946
CO TOTALS:                        4       168,266                100.00       100.00          23,790

WEIGHTED AVERAGE:
COLORADO FRANCHISE
AGGREGATE: ENTIRE
 STATE OF COLORADO                                                                         4,597,702
AGGREGATE: NATIONAL                                                                      292,936,668

                                  PROJECTED                            PROJECTED
                     POPULATION   POPULATION    MEDIAN     HH INCOME   HH INCOME
                       CHANGE       CHANGE     HH INCOME    CHANGE      CHANGE
                      2000-2004    2004-2009     2004      2000-2004   2004-2009
                        (%)          (%)          ($)        (%)          (%)
                     ----------   ----------   ---------   ---------   ---------
COLORADO (CO)
    Las Animas          4.19         4.30       32,001       14.02       18.03
    Huerfano            1.07         0.84       29,054       11.30       13.24
CO TOTALS:

WEIGHTED AVERAGE:
 COLORADO FRANCHISE     3.43         3.45       31,281       13.36       16.86
AGGREGATE: ENTIRE
  STATE OF COLORADO     6.89         7.15       54,008       13.38       15.35
AGGREGATE: NATIONAL     4.09         4.84       46,475        8.77       11.02

Weighted Average is calculated as the sum of (Percent of State/National
  Franchise * demographic item) within each market.
Banks, Thrifts, and Savings Banks included (Retail and Non-Retail Branches) Ownership Mode: Pro Forma

Source: SNL Financial, Charlottesville, VA

                                   SECTION VII
                             HISTORICAL DATA - TRC

FINANCIAL HIGHLIGHTS

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                          YTD 06/04       2003 Y         2002 Y         2001 Y          2000 Y
                                          ---------       ------         ------         ------          ------
BALANCE SHEET HIGHLIGHTS

Total Assets                               187,962        181,392        182,213        178,143        165,276
Asset Growth Rate (%)                         7.24          -0.45           2.28           7.79           5.95
Total Loans                                102,712        105,867        109,358        113,278        113,978
Loan Growth Rate (%)                         -5.96          -3.19          -3.46          -0.61          15.68
Loans/Assets (%)                             54.65          58.36          60.02          63.59          68.96
Total Deposits                             168,224        162,103        163,819        161,644        149,667
Deposit Growth Rate (%)                       7.55          -1.05           1.35           8.00           5.76
Loans/Deposits (%)                           61.06          65.31          66.76          70.08          76.15
FTE Employees                                   71             72             75             67             67

PERFORMANCE MEASURES

Net Income                                     455          1,249          1,269          1,245          1,153
ROAA (%)                                      0.49           0.69           0.69           0.73           0.70
ROAE (%)                                      4.96           7.22           8.25           8.67           8.81
Interest Income/AA (%)                        4.84           5.29           5.94           7.43           7.62
Interest Expense/AA (%)                       1.20           1.38           2.10           3.37           3.97
Net Interest Income/AA (%)                    3.64           3.91           3.84           4.06           3.65
Noninterest Income/AA (%)                     0.50           0.62           0.57           0.57           0.60
Noninterest Expense/AA (%)                    3.22           3.31           3.12           3.32           2.91
Net Interest Margin (%)                       3.84           4.15           4.03           4.25           3.93
Yield/Cost Spread (%)                         3.55           3.83           3.58           3.44           3.11
Efficiency Ratio (FTE) (%)                   77.79          72.98          70.88          71.66          68.41

CAPITALIZATION

Equity Capital                              18,481         18,026         16,300         15,031         13,785
Tier 1 Capital                              18,599         18,129         16,350         15,003         13,653
Equity Capital/Total Assets (%)               9.83           9.94           8.95           8.44           8.34
Tang Equity/Tang Assets (%)                   9.62           9.72           8.73           8.21           8.10
Tier 1 Risk Based Capital Ratio (%)          20.07          19.54          16.82          14.90          13.91
Total Risk Based Capital Ratio (%)           21.32          20.80          18.07          16.16          15.16
Leverage Ratio (%)                            9.93           9.95           8.87           8.40           8.24
Common Div Decl/Net Income (%)                0.00           0.00           0.00           0.00           0.00

Source: SNL Financial, Charlottesville, VA

FINANCIAL HIGHLIGHTS

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                          YTD 06/04       2003 Y          2002 Y        2001 Y          2000 Y
                                          ---------       ------          ------        ------          ------
LOAN COMPOSITION

  Constr & Dev/Tot Lns (%)                    6.60           6.53           3.36           2.88           7.13
  1-4 Family/Tot Lns (%)                     61.66          61.75          56.76          53.21          52.09
  Multifamily/Tot Lns (%)                     0.91           0.90           0.32           0.09           0.19
  Farmland/ Tot Lns (%)                       0.61           0.67           0.39           0.38           0.87
  Cmrcl RE Loans/Tot Lns (%)                 16.22          15.05          19.28          25.44          20.78
  Foreign RE Loans/Tot Lns (%)                0.00           0.00           0.00           0.00           0.00
Total RE Loans/Tot Lns (%)                   86.01          84.91          80.10          81.99          81.05
                                             -----          -----         ------          -----         ------
Tot C&I Loans/Tot Lns (%)                     5.17           6.34           8.85           6.55           6.46
Tot Consumer Loans/Tot Lns (%)                7.42           7.58           9.91           9.91           9.84
Agricultural Prod/Tot Lns (%)                 1.40           1.17           1.14           1.55           2.66
Other Non-RE Loans/Tot Lns (%)                0.00           0.00           0.00           0.00           0.00
Total Leases/Tot Lns (%)                      0.00           0.00           0.00           0.00           0.00
LESS: Unearn Inc/Tot Lns (%)                  0.00           0.00           0.00           0.00           0.00

DEPOSIT COMPOSITION

Nonint Bear Deps/Total Deposits (%)          13.36          14.15          12.79          13.04          12.15
Trans Accts/Total Deposits (%)               35.60          34.72          33.87          35.02          34.03
Savings+MMDAs/Total Deposits (%)             14.27          14.78          15.89          14.67          14.44
Retail CDs/Total Deposits (%)                33.32          35.13          35.43          36.15          36.62
Jumbo CDs/Total Deposits (%)                 16.81          15.37          14.80          14.16          14.91
Foreign Deps/Total Deposits (%)               0.00           0.00           0.00           0.00           0.00

ASSET QUALITY

Noncurrent Loans/Total Loans (%)              0.85           0.83           2.11           0.89           0.94
NPLs/ Total Loans (%)                         0.85           0.83           2.34           0.96           1.51
NPAs/Total Assets (%)                         0.77           0.83           1.60           0.75           1.06
NPAs/(Lns+OREO:Satis of Debt) (%)             1.40           1.41           2.65           1.18           1.54
NPAs + 90s/Total Assets (%)                   0.77           0.83           1.60           0.75           1.06
Reserves/Loans (%)                            1.67           1.61           1.55           1.42           1.39
Reserves/NPAs (%)                           118.31         112.96          58.42         119.94          90.02
NCOs/Average Loans (%)                        0.19           0.26           0.25           0.22           0.11
Loan Loss Provision/NCOs (%)                112.24         100.00         132.59         113.20         275.44

LIQUIDITY

Liquidity Ratio (%)                          31.18          27.44          28.16          17.65          12.50
Earning Assets/IBL (%)                      122.97         122.12         120.34         123.18         119.04
Pledged Secs/Total Secs (%)                 100.00         100.00         100.00         100.00          92.75
Jumbo CDs/Tot Dom Deps (%)                   16.81          15.37          14.80          14.16          14.91

Source: SNL Financial, Charlottesville, VA

FINANCIAL HIGHLIGHTS

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                          YTD 06/04       2003 Y          2002 Y         2001 Y           2000 Y
                                          ---------       ------          ------         ------           ------
YIELDS/COST ANALYSIS
Yield on Loans & Leases (%)                   7.43           7.72           8.27           9.09           9.04
Yield on Total Securities (%)                 2.65           3.55           4.52           5.97           6.48
Yield on Earning Assets (%)                   5.10           5.61           6.24           7.78           8.19
Cost of Int Bearing Deps (%)                  1.55           1.79           2.66           4.34           5.07
Cost of Borrowings (%)                          NA             NA             NA             NA             NA
Cost of Int Bearing Liabs (%)                 1.55           1.79           2.66           4.34           5.07
Cost of Funds (%)                             1.34           1.54           2.31           3.77           4.44
Yield/Cost Spread (%)                         3.55           3.83           3.58           3.44           3.11

Source: SNL Financial, Charlottesville, VA

BALANCE SHEET (HC)

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                          YTD 06/04       2003 Y         2002 Y         2001 Y          2000 Y
                                          ---------       -------        -------        -------        -------
ASSETS

CASH & BALANCES DUE:

Cash & Nonint Deps                           5,176          6,448          5,826          6,741          5,814
  Int Bear Bals: US                              0              0              0              0              0
  Int Bear Bals: Foreign                         0              0              0              0              0
Interest Bear Bals                               0              0              0              0              0
Total Cash and Bals Due                      5,176          6,448          5,826          6,741          5,814
                                          --------        -------        -------        -------        -------

SECURITIES:

  Secs HTM (Cost)                           28,488         26,660         22,470         32,639         31,961
  Secs AFS (Fair Val)                            0              0              0              0             24
Total Securities                            28,488         26,660         22,470         32,639         31,985
                                          --------        -------        -------        -------        -------

FED FUNDS & RPRCH AGRMTS:

  Fed Funds Sold                            47,500         38,225         40,750             NA             NA
  Reverse Repurchases                            0              0              0             NA             NA
Total Fed Funds & Rev Repos                 47,500         38,225         40,750         21,975         10,800
                                          --------        -------        -------        -------        -------

LOAN & LEASE FIN RECEIVABLES:

Loans & Leases Held-for-Sale                     0              0              0              0              0
Total Loans & Leases                       102,712        105,867        109,358        113,278        113,978
  Loan Loss Reserve                          1,712          1,700          1,700          1,612          1,579
  Transfer Risk Reserve                         NA             NA             NA             NA              0
Total Reserves                               1,712          1,700          1,700          1,612          1,579
                                          --------        -------        -------        -------        -------
Net Loans & Leases                         101,000        104,167        107,658        111,666        112,399
                                          --------        -------        -------        -------        -------

Trading Account Assets                           0              0              0              0              0
Premises & Fixed Assets                      2,927          2,870          3,034          3,175          2,634
Total Other RE Owned                           579            624            351            255             38

INTANGIBLE ASSETS

  Goodwill                                     436            436            436            436            436
  Total Other Intangibles                        0              0              0              0              0
Total Intangibles                              436            436            436            436            436
                                          --------        -------        -------        -------        -------

Source: SNL Financial, Charlottesville, VA

BALANCE SHEET (HC)

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                          YTD 06/04       2003 Y         2002 Y         2001 Y         2000 Y
                                          ---------       -------        -------        -------        -------
Investment in Unconsol Subs                      0              0              0              0              0
Customer Accept Liab                             0              0              0              0              0
Other Assets                                 1,856          1,962          1,688          1,256          1,170

Total Assets                               187,962        181,392        182,213        178,143        165,276
                                          --------        -------        -------        -------        -------

LIABILITIES

DEPOSITS:
  Dom Nonint Bear Deps                      22,475         22,940         20,959         21,086         18,184
  Dom Int Bear Deps                        145,749        139,163        142,860        140,558        131,483
Total Dom Deps                             168,224        162,103        163,819        161,644        149,667
                                          --------        -------        -------        -------        -------
  Foreign Nonint Bear Deps                       0              0              0              0              0
  Foreign Int Bear Deps                          0              0              0              0              0
Total Foreign Deps                               0              0              0              0              0
Total Deposits                             168,224        162,103        163,819        161,644        149,667
                                          --------        -------        -------        -------        -------

FEDERAL FUNDS & RPRCH AGRMTS:
  Fed Funds Purchased                            0              0              0             NA             NA
  Repurchase Agreements                          0              0              0             NA             NA
Total Fed Funds & Repos                          0              0              0              0              0
                                          --------        -------        -------        -------        -------

Trading Liabilities                              0              0              0              0              0
Other Borrowed Money                             0              0              0              0              0
Mortgage Debt & Cap Leases                      NA             NA             NA             NA             NA

MANDATORY CONV SECURITIES:
  Equity Contract Notes                         NA             NA             NA             NA              0
  Equity Commitment Notes                       NA             NA             NA             NA              0
Total Mand Conv Secs                            NA             NA             NA             NA              0
                                          --------        -------        -------        -------        -------

Subordinated Debt                                0              0              0              0              0
Liability on Acceptances                         0              0              0              0              0
Other Liabilities                              703            725          1,608          1,060          1,520

Total Liabilities                          168,927        162,828        165,427        162,704        151,187

Source: SNL Financial, Charlottesville, VA

BALANCE SHEET (HC)

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                                               YTD 06/04   2003 Y    2002 Y    2001 Y    2000 Y
                                                               ---------  --------  --------  --------  --------
Minority Interest                                                    554       538       486       408       304
Limited Life Pref Stock                                               NA        NA        NA        NA        NA

EQUITY

Preferred Stock & Surplus                                              0         0         0         0         0
Common Stock                                                         357       357       357       357       357
Capital Surplus                                                      235       235       235       235       235
Retained Earnings                                                 17,980    17,525    15,799    14,530    13,284
 SFAS 115 Adjustment                                                  NA        NA        NA        NA         0
 Gains (Ls) on Cash Flow Hedges                                       NA        NA        NA        NA         0
 Foreign Currency Adj                                                 NA        NA        NA        NA         0
Other Comprehensive Income                                             0         0         0         0         0
Oth Equity Capital Components                                        -91       -91       -91       -91       -91
Total Equity                                                      18,481    18,026    16,300    15,031    13,785

Total Liab, Min Int & Equity                                     187,962   181,392   182,213   178,143   165,276
                                                               ---------  --------  --------  --------  --------

Source: SNL Financial, Charlottesville, VA

BALANCE SHEET/ ASSETS

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(% of Total Assets)

                                                               YTD 06/04  2003 Y  2002 Y  2001 Y  2000 Y
                                                               ---------  ------  ------  ------  ------
ASSETS

CASH & BALANCES DUE:
Cash & Nonint Deps                                                  2.75    3.55    3.20    3.78    3.52
  Int Bear Bals: US                                                 0.00    0.00    0.00    0.00    0.00
  Int Bear Bals: For                                                0.00    0.00    0.00    0.00    0.00
Interest Bear Bals                                                  0.00    0.00    0.00    0.00    0.00
Total Cash and Bals Due                                             2.75    3.55    3.20    3.78    3.52
                                                               ---------  ------  ------  ------  ------
SECURITIES:
  Secs HTM (Cost)                                                  15.16   14.70   12.33   18.32   19.34
  Secs AFS (Fair Val)                                               0.00    0.00    0.00    0.00    0.01
Total Securities                                                   15.16   14.70   12.33   18.32   19.35
                                                               ---------  ------  ------  ------  ------
FED FUNDS & RPRCH AGRMTS:
  Fed Funds Sold                                                   25.27   21.07   22.36      NA      NA
  Reverse Repurchases                                               0.00    0.00    0.00      NA      NA
Total Fed Funds & Rev Repos                                        25.27   21.07   22.36   12.34    6.53
                                                               ---------  ------  ------  ------  ------
Loan & LEASE FIN RECEIVABLES:
Lns & Lses Held-for-Sale                                            0.00    0.00    0.00    0.00    0.00
                                                               ---------  ------  ------  ------  ------
Total Loans & Leases                                               54.65   58.36   60.02   63.59   68.96
  Loan Loss Reserve                                                 0.91    0.94    0.93    0.90    0.96
  Transfer Risk Reserve                                               NA      NA      NA      NA    0.00
Total Reserves                                                      0.91    0.94    0.93    0.90    0.96
                                                               ---------  ------  ------  ------  ------
Net Loans & Leases                                                 53.73   57.43   59.08   62.68   68.01
                                                               ---------  ------  ------  ------  ------
Trading Account Assets                                              0.00    0.00    0.00    0.00    0.00
Premises & Fixed Assets                                             1.56    1.58    1.67    1.78    1.59

OTHER REAL ESTATE OWNED:
  OREO: Satis of Debt                                               0.31    0.34    0.19    0.14    0.02
  OREO: Other                                                       0.00    0.00    0.00    0.00    0.00
OREO: Total                                                         0.31    0.34    0.19    0.14    0.02
                                                               ---------  ------  ------  ------  ------
INTANGIBLE ASSETS
Mortgage Serv Rights                                                0.00    0.00    0.00    0.00    0.00
                                                               ---------  ------  ------  ------  ------
  Credit Card Intangibles                                           0.00    0.00    0.00    0.00    0.00
  Other Intangibles                                                 0.00    0.00    0.00    0.00    0.00
Total Other Intangibles                                             0.00    0.00    0.00    0.00    0.00
                                                               ---------  ------  ------  ------  ------
Goodwill                                                            0.23    0.24    0.24    0.24    0.26
Total Intangibles                                                   0.23    0.24    0.24    0.24    0.26
                                                               ---------  ------  ------  ------  ------

Source: SNL Financial, Charlottesville, VA

BALANCE SHEET/ ASSETS

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(% of Total Assets)

                                                                YTD 06/04   2003 Y   2002 Y   2001 Y   2000 Y
                                                                ---------   ------   ------   ------   ------
Invest in Unconsol Subs                                              0.00     0.00     0.00     0.00     0.00
Customer Accept Liab                                                 0.00     0.00     0.00     0.00     0.00
Other Assets                                                         0.99     1.08     0.93     0.71     0.71

Total Assets                                                       100.00   100.00   100.00   100.00   100.00
                                                                ---------   ------   ------   ------   ------
LIABILITIES

DEPOSITS:
  Dom Nonint Bear Deps                                              11.96    12.65    11.50    11.84    11.00
  Dom Int Bear Deps                                                 77.54    76.72    78.40    78.90    79.55
Total Dom Deps                                                      89.50    89.37    89.91    90.74    90.56
                                                                ---------   ------   ------   ------   ------
  Foreign Nonint Bear Deps                                           0.00     0.00     0.00     0.00     0.00
  Foreign Int Bear Deps                                              0.00     0.00     0.00     0.00     0.00
Total Foreign Deps                                                   0.00     0.00     0.00     0.00     0.00
                                                                ---------   ------   ------   ------   ------
Total Deposits                                                      89.50    89.37    89.91    90.74    90.56
                                                                ---------   ------   ------   ------   ------
FEDERAL FUNDS & RPRCH AGRMTS:
  Fed Funds Purchased                                                0.00     0.00     0.00       NA       NA
  Repurchase Agreements                                              0.00     0.00     0.00       NA       NA
Total Fed Funds & Repos                                              0.00     0.00     0.00     0.00     0.00
                                                                ---------   ------   ------   ------   ------
Trading Liabilities                                                  0.00     0.00     0.00     0.00     0.00
Commercial Paper                                                     0.00     0.00     0.00     0.00     0.00
Borrowings: Mature < 1 yr                                            0.00     0.00     0.00     0.00     0.00
Borrowings: Mature > 1 yr                                            0.00     0.00     0.00     0.00     0.00
Mortgage Debt & Cap Leases                                             NA       NA       NA       NA       NA

MANDATORY CONV SECURITIES:
  Equity Contract Notes                                                NA       NA       NA       NA     0.00
  Equity Commitment Notes                                              NA       NA       NA       NA     0.00
Total Mand Conv Secs                                                   NA       NA       NA       NA     0.00
                                                                ---------   ------   ------   ------   ------
Subordinated Debt                                                    0.00     0.00     0.00     0.00     0.00
Liability on Accepts                                                 0.00     0.00     0.00     0.00     0.00
Other Liabilities                                                    0.37     0.40     0.88     0.60     0.92

Total Liabilities                                                   89.87    89.77    90.79    91.33    91.66

Source: SNL Financial, Charlottesville, VA

BALANCE SHEET/ ASSETS

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(% of Total Assets)

                                                                YTD 06/04   2003 Y   2002 Y   2001 Y   2000 Y
                                                                ---------   ------   ------   ------   ------
Minority Interest                                                    0.29     0.30     0.27     0.23     0.18
Limited Life Pref Stock                                                NA       NA       NA       NA       NA

EQUITY

Preferred Stock & Surplus                                            0.00     0.00     0.00     0.00     0.00
Common Stock                                                         0.19     0.20     0.20     0.20     0.22
Capital Surplus                                                      0.13     0.13     0.13     0.13     0.14
Retained Earnings                                                    9.57     9.66     8.67     8.16     8.04
  SFAS 115 Adjustment                                                0.00     0.00     0.00     0.00     0.00
  Gns(Ls): Csh Flow Hdgs/ Assets                                       NA       NA       NA       NA     0.00
  Foreign Currency Adj                                                 NA       NA       NA       NA     0.00
Other Comprehensive Income                                           0.00     0.00     0.00     0.00     0.00
                                                                ---------   ------   ------   ------   ------
LESS:Treasury Stock                                                    NA       NA       NA       NA     0.06
Other Equity Capital Components                                     -0.05    -0.05    -0.05    -0.05    -0.06
Total Equity                                                         9.83     9.94     8.95     8.44     8.34

Total Liabs & Equity                                               100.00   100.00   100.00   100.00   100.00
                                                                ---------   ------   ------   ------   ------

Source: SNL Financial, Charlottesville, VA

LOANS/ TOTAL LOANS

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(% of Total Loans)

                                                                    YTD 06/04   2003 Y   2002 Y   2001 Y   2000 Y
                                                                    ---------   ------   ------   ------   ------
LOANS AND LEASES - CONSOLIDATED
Real Estate Loans                                                       86.01    84.91    80.10    81.99    81.05
                                                                    ---------   ------   ------   ------   ------
 Comm & Ind Loans - US                                                   5.17     6.34     8.85     6.55     6.46
 Comm & Ind Loans - Foreign                                              0.00     0.00     0.00     0.00     0.00
Total Comm & Ind Loans                                                   5.17     6.34     8.85     6.55     6.46
                                                                    ---------   ------   ------   ------   ------
 Loans to US Banks & Depository Insts                                    0.00     0.00     0.00     0.00     0.00
 Loans to Foreign Banks                                                  0.00     0.00     0.00     0.00     0.00
Acceptances of Other Banks                                                 NA       NA       NA       NA     0.00
Total Loans Depository Insts & Accept                                    0.00     0.00     0.00     0.00     0.00
                                                                    ---------   ------   ------   ------   ------
Agricultural Production Loans                                            1.40     1.17     1.14     1.55     2.66
                                                                    ---------   ------   ------   ------   ------
Consumer Loans:
    Credit Cards                                                         0.00     0.00     0.00     0.00       NA
    Oth Cons Lns (Incl Rev Cred Plns)                                    0.00     0.00     0.00     0.00       NA
 Credit Cards & Rel Plans                                                0.00     0.00     0.00     0.00     0.00
 Oth Cons Lns (Excl Rev Cred Plns)                                       7.42     7.58     9.91     9.91     9.84
Total Consumer Loans                                                     7.42     7.58     9.91     9.91     9.84
                                                                    ---------   ------   ------   ------   ------
Foreign Government Loans                                                 0.00     0.00     0.00     0.00     0.00
                                                                    ---------   ------   ------   ------   ------
 State & Political: Taxable Oblig                                          NA       NA       NA       NA     0.00
 State & Political: Tax-exempt Oblig                                       NA       NA       NA       NA     0.00
 All Other Loans (Excl Cons Lns)                                           NA       NA       NA       NA     0.00
Total All Other Loans (Excl Cons Lns)                                    0.00     0.00     0.00     0.00     0.00
                                                                    ---------   ------   ------   ------   ------
 Leases US                                                               0.00     0.00     0.00     0.00     0.00
 Leases Foreign                                                          0.00     0.00     0.00     0.00     0.00
Total Leases                                                             0.00     0.00     0.00     0.00     0.00
                                                                    ---------   ------   ------   ------   ------
Less Unearned Income                                                     0.00     0.00     0.00     0.00     0.00
Total Loans & Leases                                                   100.00   100.00   100.00   100.00   100.00
                                                                    ---------   ------   ------   ------   ------
LOANS AND LEASES - DOMESTIC ONLY
Dom RE: Constr & Land Development                                        6.60     6.53     3.36     2.88     7.13
Dom RE: Farm Loans                                                       0.61     0.67     0.39     0.38     0.87
 Dom RE: Rev 1-4 Family (HE Lines)                                       1.47     1.15     0.20     0.18     0.00
   Dom RE: Closed-end Frst Lien 1-4                                     58.72    59.18    54.87    50.88    50.50
   Dom RE: Closed-end Jr Lien 1-4                                        1.46     1.42     1.69     2.15     1.59
 Dom RE: Tot Closed-end 1-4 Family                                      60.19    60.60    56.56    53.03    52.09
Dom RE: Total 1-4 Family                                                61.66    61.75    56.76    53.21    52.09
Dom RE: Multifamily Residential Loans                                    0.91     0.90     0.32     0.09     0.19
Dom RE: Comm RE (Nonfarm/NonRes)                                        16.22    15.05    19.28    25.44    20.78
Total Domestic Real Estate Loans                                        86.01    84.91    80.10    81.99    81.05
                                                                    ---------   ------   ------   ------   ------

Source: SNL Financial, Charlottesville, VA

LOANS/ TOTAL LOANS

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(% of Total Loans)

                                                                   YTD 06/04   2003 Y   2002 Y   2001 Y   2000 Y
                                                                   ---------   ------   ------   ------   ------
Dom Total Comm & Ind                                                    5.17     6.34     8.85     6.55     6.46
                                                                   ---------   ------   ------   ------   ------
  Dom Loans to Depository Institutions                                  0.00     0.00     0.00     0.00     0.00
  Dom Acceptances of Other Banks                                          NA       NA       NA       NA     0.00
Dom Total Loans Dep Insts & Accept                                      0.00     0.00     0.00     0.00     0.00
                                                                   ---------   ------   ------   ------   ------
Dom Agricultural Production Loans                                       1.40     1.17     1.14     1.55     2.66
Dom Consumer Loans                                                      7.42     7.58     9.91     9.91     9.84
Dom Foreign Government Loans                                            0.00     0.00     0.00     0.00     0.00
Dom Other Loans (Excl Cons Lns)                                         0.00     0.00     0.00     0.00     0.00
Dom Total Leases                                                        0.00     0.00     0.00     0.00     0.00
Dom Loans:Less Unearned Income                                          0.00     0.00     0.00     0.00     0.00
Total Domestic Loans                                                  100.00   100.00   100.00   100.00   100.00
                                                                   ---------   ------   ------   ------   ------

Source: SNL Financial, Charlottesville, VA

LOANS AND LEASES (HC-C)

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                                                    YTD 06/04   2003 Y    2002 Y    2001 Y     2000 Y
                                                                    ---------   -------   -------   ------     ------
LOANS AND LEASES - CONSOLIDATED
Real Estate Loans                                                      88,344    89,887    87,601    92,878    92,378
                                                                    ---------   -------   -------   -------   -------
   Comm & Ind - US Addr                                                 5,312     6,716     9,676     7,424     7,361
   Comm & Ind - Non-US Addr                                                 0         0         0         0         0
Total Commercial & Industrial Loans                                     5,312     6,716     9,676     7,424     7,361
                                                                    ---------   -------   -------   -------   -------
   Loans to US Depository Institutions                                      0         0         0         0         0
   Loans to Foreign Banks                                                   0         0         0         0         0
   Acceptances of Other Banks                                              NA        NA        NA        NA         0
Total Loans to Dep Insts & Accept                                           0         0         0         0         0
Agricultural Production Loans                                           1,438     1,237     1,244     1,754     3,029
                                                                    ---------   -------   -------   -------   -------
     Credit Card Loans                                                      0         0         0         0        NA
     Other Related Rev Credit Plans                                         0         0         0         0        NA
   Credit Card & Rel Plans                                                  0         0         0         0         0
                                                                    ---------   -------   -------   -------   -------
   Oth Cons Lns (Excl Rev Cred Plns)                                    7,618     8,027    10,837    11,222    11,210
Total Consumer Loans                                                    7,618     8,027    10,837    11,222    11,210
                                                                    ---------   -------   -------   -------   -------
Foreign Government Loans                                                    0         0         0         0         0
                                                                    ---------   -------   -------   -------   -------
   St & Pol Obligations: Taxable                                           NA        NA        NA        NA         0
   St & Pol Obligations: Tax-exempt                                        NA        NA        NA        NA         0
   All Other Loans (Excl Cons Lns)                                         NA        NA        NA        NA         0
Total All Other Loans                                                       0         0         0         0         0
                                                                    ---------   -------   -------   -------   -------
   Leases - US Addr                                                         0         0         0         0         0
   Leases - Non-US Addr                                                     0         0         0         0         0
Total Leases                                                                0         0         0         0         0
                                                                    ---------   -------   -------   -------   -------
Less: Unearned Income                                                       0         0         0         0         0
Total Loans & Leases                                                  102,712   105,867   109,358   113,278   113,978
                                                                    ---------   -------   -------   -------   -------
LOANS AND LEASES - DOMESTIC ONLY
Dom RE: Constr & Land Dev                                               6,784     6,915     3,673     3,262     8,122
Dom RE: Farm Loans                                                        631       709       425       426       991
   Dom RE: Revolving Open-end 1-4 Family                                1,514     1,221       219       206         0
     Dom RE: Cl-end Frst Lien 1-4 Fam                                  60,317    62,655    60,006    57,639    57,557
     Dom RE:Cl-end Jr Lien 1-4 Fam                                      1,502     1,501     1,843     2,430     1,813
   Dom RE: Tot Closed-end 1-4 Family                                   61,819    64,156    61,849    60,069    59,370
Dom RE: Total 1-4 Family Loans                                         63,333    65,377    62,068    60,275    59,370
Dom RE: Multifamily Residential Loans                                     931       951       347        99       213
Dom RE: Comm RE (Nonfarm/NonRes)                                       16,665    15,935    21,088    28,816    23,682
Total Domestic Real Estate Loans                                       88,344    89,887    87,601    92,878    92,378
                                                                    ---------   -------   -------   -------   -------

Source: SNL Financial, Charlottesville, VA

LOANS AND LEASES (HC-C)

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                                                 YTD 06/04    2003 Y    2002 Y    2001 Y    2000 Y
                                                                 ---------   -------   -------   -------   -------
Dom Total Commercial & Industrial                                    5,312     6,716     9,676     7,424     7,361
                                                                 ---------   -------   -------   -------   -------
   Dom Loans to Depository Institutions                                  0         0         0         0         0
   Dom Acceptances of Other Banks                                       NA        NA        NA        NA         0
Total Dom Loans to Dep Insts & Accept                                    0         0         0         0         0
                                                                 ---------   -------   -------   -------   -------
Dom Agricultural Production Loans                                    1,438     1,237     1,244     1,754     3,029
Dom Consumer Loans                                                   7,618     8,027    10,837    11,222    11,210
Dom Foreign Government Loans                                             0         0         0         0         0
Dom Other Loans (Excl Cons Lns)                                          0         0         0         0         0
Dom Total Leases                                                         0         0         0         0         0
Dom: Less Unearned Income                                                0         0         0         0         0
Total Domestic Loans                                               102,712   105,867   109,358   113,278   113,978
                                                                 ---------   -------   -------   -------   -------
Memoranda
Restr Real Estate Loans                                                 NA        NA        NA        NA       640
Restr Commercial & Industrial Loans                                     NA        NA        NA        NA         0
Restr Agricultural Production Loans                                     NA        NA        NA        NA         0
Restr All Other Loans (Excl Cons Lns)                                   NA        NA        NA        NA         0
Restr Leases                                                            NA        NA        NA        NA         0
Total Restructured Loans                                                 0         0       255        81       640

Restr For Loans & Leases                                                NA        NA        NA        NA         0
Restr with Mrkt Rate                                                    NA        NA        NA        NA         0
Loans to Finance Devel                                                   0         0         0         0         0
Lns&Lses RE Non-US Addr                                                  0         0         0         0        NA
Outstndg Credit Card Fees & Fin Chrgs                                    0         0        NA        NA        NA
Comm Paper incl in Loans                                                NA        NA        NA        NA        NA
Pre-'96 Brkt of Ln/Accept to Dep Inst
   Tot Loans/Accept US Dep Inst-Cons                                    NA        NA        NA        NA        NA
   Tot Loans/Accept For Banks-Cons                                      NA        NA        NA        NA        NA
Tot Loans/Accept to Deposit Inst-Cons                                    0         0         0         0         0

Source: SNL Financial, Charlottesville, VA

PAST DUE AND NONACCRUAL LOANS (HC-N)

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                                                        YTD 06/04  2003 Y  2002 Y  2001 Y    2000 Y
                                                                        ---------  ------  ------  ------    ------
LOANS 30-89 DAYS PAST DUE
Loans Secured by RE:
Total Real Estate Loans                                                     1,476   2,214   2,073   1,518        NA
Construction & Land Development                                                 0       0      90       0        NA
Farm Loans                                                                      0       0      96       0        NA
Total 1-4 Family Loans                                                      1,169   1,863   1,329     851        NA
Rev Open-end 1-4 Fam (HE Lines)                                                 0       0       0       0        NA
     Cl-end 1-4 Family First Lien                                           1,138   1,796   1,270      NA        NA
     Cl-end 1-4 Family Jr Lien                                                 31      67      59      NA        NA
Total Closed-end 1-4 Family Loans                                           1,169   1,863   1,329     851        NA
                                                                        ---------  ------  ------  ------    ------
Multifamily Residential Loans                                                   0     248       0       0        NA
Commercial RE (Nonfarm/NonRes)                                                307     103     558     667        NA
Foreign Real Estate Loans                                                       0       0       0       0        NA
Loans/Accept of Depository Instn:
     Lns to US Dep Insts & Accept                                               0       0       0       0        NA
     Lns to Forgn Dep Insts & Accept                                            0       0       0       0        NA
Total Loans to Dep Insts & Accept                                               0       0       0       0        NA
                                                                        ---------  ------  ------  ------    ------
Agricultural Production Loans                                                   0       0       0       0        NA
Total Commercial & Industrial Loans                                           317     249     278     381        NA
Consumer Loans:
Available through 12/00:
  Credit Cards & Rel Plans                                                     NA      NA      NA      NA        NA
  Oth Cons Loans (Excl Rev Cr Plns)                                            NA      NA      NA      NA        NA
Available after 12/00:
  Credit Card Loans                                                             0       0       0       0        NA
  Oth Cons Loans (Incl Rev Cr Plans)                                          208     259     376     317        NA
Total Consumer Loans                                                          208     259     376     317        NA
                                                                        ---------  ------  ------  ------    ------
Foreign Government Loans                                                        0       0       0       0        NA
All Other Loans (Excl Consumer Loans)                                           0       0       0       0        NA
Total Leases                                                                    0       0       0       0        NA
Total Loans 30-89 Days PD                                                   2,001   2,722   2,727   2,216        NA
                                                                        ---------  ------  ------  ------    ------
  Debt Securities & Other Assets                                                0       0       0       0        NA
Total Assets 30-89 Days PD                                                  2,001   2,722   2,727   2,216        NA
                                                                        ---------  ------  ------  ------    ------
Loans & Leases Guar by US Govt
Guaranteed Loan Amts                                                            0       0       0       0        NA
Guaranteed Portion of Lns/Ls                                                    0       0       0       0        NA

Memoranda
Restructured Lns/LS                                                             0       0       0       0        NA
Unsecured Commercial RE Loans                                                   0       0       0       0        NA
Loans to Non-US Addr                                                            0       0       0       0        NA

Off B/S Contracts
Fair Value Amts in Assets                                                      NA      NA       0       0        NA

Source: SNL Financial, Charlottesville, VA

PAST DUE AND NONACCRUAL LOANS (HC-N)

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                                          YTD 06/04        2003 Y   2002 Y  2001 Y   2000 Y
                                                          ---------        ------   ------  ------   ------
LOANS 90+ DAYS PAST DUE
Loans Secured by RE:
Total Real Estate                                                 0             0        0       0        0
Construction & Land Development                                   0             0        0       0        0
Farm Loans                                                        0             0        0       0        0
Total 1-4 Family Loans                                            0             0        0       0        0
Rev Open-end 1-4 Family (HE Lines)                                0             0        0       0        0
  Closed-end 1-4 Family First Lien                                0             0        0      NA       NA
  Closed-end 1-4 Family Jr Lien                                   0             0        0      NA       NA
Total Closed-end 1-4 Family Loans                                 0             0        0       0        0
                                                          ---------        ------   ------  ------   ------
Multifamily Residential Loans                                     0             0        0       0        0
Commercial RE (Nonfarm/NonRes)                                    0             0        0       0        0
Foreign Real Estate Loans                                         0             0        0       0       NA
Total Commercial & Industrial Loans                               0             0        0       0        0
  Lns to US Dep Insts & Accept                                    0             0        0       0        0
  Lns to Forgn Dep Insts & Accept                                 0             0        0       0        0
Total Loans to Dep Insts & Accept                                 0             0        0       0        0
                                                          ---------        ------   ------  ------   ------
Agricultural Production Loans                                     0             0        0       0        0
Consumer Loans:
Available through 12/00:
 Credit Cards & Rel Plans                                        NA            NA       NA      NA        0
 Oth Cons Loans (Excl Rev Cr Plns)                               NA            NA       NA      NA        0
Available after 12/00:
 Credit Card Loans                                                0             0        0       0       NA
 Oth Cons Loans (Incl Rev Cr Plans)                               0             0        0       0       NA
Total Consumer Loans                                              0             0        0       0        0
                                                          ---------        ------   ------  ------   ------
Foreign Government Loans                                          0             0        0       0        0
All Other Loans (Excl Consumer Loans)                             0             0        0       0        0
Total Leases                                                      0             0        0       0        0
Total Loans 90+ days Past Due                                     0             0        0       0        0
 Debt Securities & Other Assets                                   0             0        0       0        0
Total Assets 90+ days Past Due                                    0             0        0       0        0

Loans & Leases Guar by US Govt
Guaranteed Loan Amts                                              0             0        0       0        0
Guaranteed Portion of Lns/Ls                                      0             0        0       0        0

Source: SNL Financial, Charlottesville, VA

PAST DUE AND NONACCRUAL LOANS (HC-N)

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                                                      YTD 06/04  2003 Y   2002 Y   2001 Y  2000 Y
                                                                      ---------  ------   ------   ------  ------
Memoranda
Restructured Lns/LS                                                           0       0        0        0      NA
Loans to Fin ComRE                                                            0       0        0        0       0
Loans to Non-US Addr                                                          0       0        0        0       0
Dom RE: Constr & Land Dev Lns                                                 0       0        0        0       0
Dom RE: Farm Loans                                                            0       0        0        0       0
    Rev Open-end 1-4 Family (HE Lines)                                        0       0        0        0       0
    Closed-end 1-4 Family Loans                                               0       0        0        0       0
Dom RE: Total 1-4 Family Loans                                                0       0        0        0       0
                                                                      ---------  ------   ------   ------  ------
Dom RE: Multifamily Residential Loans                                         0       0        0        0       0
Dom RE: Comm RE (Nonfarm/NonRes)                                              0       0        0        0       0

Off B/S Contracts
Fair Value Amts in Assets                                                    NA      NA       NA       NA      NA
    Pos Replac Cost                                                          NA      NA        0        0      NA

NONACCRUAL LOANS
Total Real Estate                                                           810     730    1,680      840     858
Construction & Land Development                                             474       0        0        0       0
Farm Loans                                                                    0       0        0        0       0
Total 1-4 Family Loans                                                      264     432    1,434      717     496
Rev Open-end 1-4 Family (HE Lines)                                            0       8        0        0       0
      Closed-end 1-4 Family First Lien                                      264     417    1,422       NA      NA
      Closed-end 1-4 Family Jr Lien                                           0       7       12       NA      NA
Total Closed-end 1-4 Family Loans                                           264     424    1,434      717     496
                                                                      ---------  ------   ------   ------  ------
Multifamily Residential Loans                                                 0       0        0        0       0
Commercial RE (Nonfarm/NonRes)                                               72     298      246      123     362
Foreign Real Estate Loans                                                     0       0        0        0      NA
Total Commercial & Industrial Loans                                           0      91      310       27      11
      Lns to US Dep Insts & Accept                                            0       0        0        0       0
      Lns to Forgn Dep Insts & Accept                                         0       0        0        0       0
Total Loans to Dep Insts & Accept                                             0       0        0        0       0
                                                                      ---------  ------   ------   ------  ------
Agricultural Production Loans                                                 0       0        0        0       0
Consumer Loans:
Available through 12/00:
    Credit Cards & Rel Plans                                                 NA      NA       NA       NA       0
    Oth Cons Loans (Excl Rev Cr Plns)                                        NA      NA       NA       NA     207
Available after 12/00:
    Credit Card Loans                                                         0       0        0        0      NA
    Oth Cons Loans (Incl Rev Cr Plans)                                       58      60      314      141      NA
Total Consumer Loans                                                         58      60      314      141     207
                                                                      ---------  ------   ------   ------  ------

Source: SNL Financial, Charlottesville, VA

PAST DUE AND NONACCRUAL LOANS (HC-N)

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                                              YTD 06/04 2003 Y  2002 Y  2001 Y  2000 Y
                                                              --------- ------  ------  ------  ------
Foreign Government Loans                                              0      0       0       0       0
All Other Loans (Excl Consumer Loans)                                 0      0       0       0       0
Total Leases                                                          0      0       0       0       0
Total Loans Nonaccrual                                              868    881   2,304   1,008   1,076
   Debt Securities & Other Assets                                     0      0       0       0       0
                                                              --------- ------  ------  ------  ------
Total Assets Nonaccrual                                             868    881   2,304   1,008   1,076

Loans & Leases Guar by US Govt
Guaranteed Loan Amts                                                  0      0       0       0       0
Guaranteed Portion of Lns/Ls                                          0      0       0       0       0

Memoranda
Restructured Lns/LS                                                   0      0       0       0      NA
Unsecured Commercial RE Loans                                         0      0       0       0       0
Loans to Non-US Addr                                                  0      0       0       0       0
Dom RE: Constr & Land Dev Lns                                       474      0       0       0       0
Dom RE: Farm Loans                                                    0      0       0       0       0
   Rev Open-end 1-4 Family (HE Lines)                                 0      8       0       0       0
   Closed-end 1-4 Family Loans                                      264    424   1,434     717     496
Dom RE: Total 1-4 Family Loans                                      264    432   1,434     717     496
                                                              --------- ------  ------  ------  ------
Dom RE: Multifamily Residential Loans                                 0      0       0       0       0
Dom RE: Comm RE (Nonfarm/NonRes)                                     72    298     246     123     362

Source: SNL Financial, Charlottesville, VA

CHARGEOFFS AND RECOVERIES (HI-B)

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                                                 YTD 06/04  2003 Y 2002 Y 2001 Y 2000 Y
                                                                 ---------  ------ ------ ------ ------
CHARGEOFFS

   Domestic Real Estate                                                 37      45      0     13      0
   Non-US Real Estate                                                    0       0      0      0      0
Total Real Estate                                                       37      45      0     13      0
                                                                 ---------  ------ ------ ------ ------
Construction & Land Development                                          0       0      0      0      0
Farm Loans                                                               0       0      0      0      0
Total 1-4 Family Loans                                                   0      45      0     13      0
Rev Open-end 1-4 Fam (HE Lines)                                          0       0      0      0      0
Total Closed-end 1-4 Family Loans                                        0      45      0     13      0
Multifamily Residential Loans                                            0       0      0      0      0
Comm Real Estate (Nonfarm/NonRes)                                       37       0      0      0      0
Foreign Real Estate                                                      0       0      0      0     NA
   Comm & Ind - US Addr                                                  7     115     19     70    129
   Comm & Ind - Non-US Addr                                              0       0      0      0      0
Total Commercial & Industrial Loans                                      7     115     19     70    129
                                                                 ---------  ------ ------ ------ ------
    Lns to US Dep Insts & Accept                                         0       0      0      0      0
    Lns to Forgn Dep Insts & Accept                                      0       0      0      0      0
Total Loans to Dep Insts & Accept                                        0       0      0      0      0
                                                                 ---------  ------ ------ ------ ------
Agricultural Production Loans                                            0       0      0      0      0
                                                                 ---------  ------ ------ ------ ------
Consumer Loans:
Available through 12/00:
   Credit Cards & Rel Plans                                             NA      NA     NA     NA      0
   Oth Cons Loans (Excl Rev Cr Plns)                                    NA      NA     NA     NA    144
Available after 12/00:
   Credit Card Loans                                                     0       0      0      0     NA
   Oth Cons Loans (Incl Rev Cr Plans)                                   89     316    362    226     NA
Total Consumer Loans                                                    89     316    362    226    144
                                                                 ---------  ------ ------ ------ ------
Foreign Government Loans                                                 0       0      0      0      0
                                                                 ---------  ------ ------ ------ ------
All Other Loans (Excl Consumer Loans)                                    0       0      0      0      0
                                                                 ---------  ------ ------ ------ ------
   Leases US Addr                                                        0       0      0      0      0
   Leases Non-US Addr                                                    0       0      0      0      0
Total Leases                                                             0       0      0      0      0
                                                                 ---------  ------ ------ ------ ------
Total Chargeoffs                                                       133     476    381    309    273
                                                                 ---------  ------ ------ ------ ------
Memoranda
Dom RE: Constr & Land Dev                                                0       0      0      0     0
Dom RE: Farm Loans                                                       0       0      0      0     0
   Rev Open-end 1-4 Fam (HE Lines)                                       0       0      0      0     0
     Closed-end 1-4 Familyy First Lien                                   0      45      0     NA    NA
     Closed-end 1-4 Family Jr Lien                                       0       0      0     NA    NA
   Total Closed-end 1-4 Family Loans                                     0      45      0     13     0
                                                                 ---------  ------ ------ ------ ------
Dom RE: Total 1-4 Family Loans                                           0      45      0     13     0
                                                                 ---------  ------ ------ ------ ------
Dom RE: Multifamily Residential Loans                                    0       0      0      0     0
Dom RE: Comm RE (Nonfrm/NonRes)                                         37       0      0      0     0
Loans to Finance Commercial RE                                           0       0      0      0     0

Source: SNL Financial, Charlottesville, VA

CHARGEOFFS AND RECOVERIES (HI-B)

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                                                YTD 06/04 2003 Y 2002 Y 2001 Y 2000 Y
                                                                --------- ------ ------ ------ ------
RECOVERIES

   Domestic Real Estate                                                 0      7      0      7      7
   Non-US Real Estate                                                   0      0      0      0      0
Total Real Estate                                                       0      7      0      7      7
                                                                --------- ------ ------ ------ ------
Construction & Land Development                                         0      0      0      0      0
Farm Loans                                                              0      0      0      0      0
Total 1-4 Family Loans                                                  0      7      0      7      7
Rev Open-end 1-4 Fam (HE Lines)                                         0      0      0      0      0
Total Closed-end 1-4 Family Loans                                       0      7      0      7      7
Multifamily Residential Loans                                           0      0      0      0      0
Comm Real Estate (Nonfarm/NonRes)                                       0      0      0      0      0
Foreign Real Estate                                                     0      0      0      0     NA
   Comm & Ind - US Addr                                                 4     75     24     20    125
   Comm & Ind - Non-US Addr                                             0      0      0      0      0
Total Commercial & Industrial Loans                                     4     75     24     20    125
                                                                --------- ------ ------ ------ ------
      Lns to US Dep Insts & Accept                                      0      0      0      0      0
      Lns to Forgn Dep Insts & Accept                                   0      0      0      0      0
Total Loans to Dep Insts & Accept                                       0      0      0      0      0
                                                                --------- ------ ------ ------ ------
Agricultural Production Loans                                           0      0      0      0      0
                                                                --------- ------ ------ ------ ------
Consumer Loans:
Available through 12/00:
  Credit Cards & Rel Plans                                             NA     NA     NA     NA      0
  Oth Cons Loans (Excl Rev Cr Plns)                                    NA     NA     NA     NA     27
Available after 12/00:
  Credit Card Loans                                                     0      0      0      0     NA
  Oth Cons Loans (Incl Rev Cr Plans)                                   31    120     87     32     NA
Total Consumer Loans                                                   31    120     87     32     27
                                                                --------- ------ ------ ------ ------
Loans to For Govts                                                      0      0      0      0      0
All Other Loans (Excl Consumer Loans)                                   0      0      0      0      0
                                                                --------- ------ ------ ------ ------
  Leases US Addr                                                        0      0      0      0      0
  Leases Non-US Addr                                                    0      0      0      0      0
Total Leases                                                            0      0      0      0      0
                                                                --------- ------ ------ ------ ------
Total Recoveries                                                       35    202    111     59    159
                                                                --------- ------ ------ ------ ------
Memoranda
Dom RE: Constr & Land Dev                                               0      0      0      0      0
Dom RE: Farm Loans                                                      0      0      0      0      0
  Rev Open-end 1-4 Fam (HE Lines)                                       0      0      0      0      0
      Closed-end 1-4 Family First Lien                                  0      7      0     NA     NA
      Closed-end 1-4 Family Jr Lien                                     0      0      0     NA     NA
  Total Closed-end 1-4 Family Loans                                     0      7      0      7      7
                                                                --------- ------ ------ ------ ------
Dom RE: Total 1-4 Family Loans                                          0      7      0      7      7
                                                                --------- ------ ------ ------ ------
Dom RE: Multifamily Residential Loans                                   0      0      0      0      0
Dom RE: Comm RE (Nonfrm/NonRes)                                         0      0      0      0      0
Loans to Finance Commercial RE                                          0      0      0      0      0

Source: SNL Financial, Charlottesville, VA

CHARGEOFFS AND RECOVERIES (HI-B)

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                                                    YTD 06/04   2003 Y   2002 Y   2001 Y  2000 Y
                                                                    ---------   ------   ------   ------  ------
ALLOWANCE FOR CREDIT LOSSES

CLR: Previous Period                                                    1,700    1,700    1,612    1,579   1,379
                                                                    ---------   ------   ------   ------  ------
  Total Recoveries                                                         35      202      111       59     159
  Changes due to Merger                                                    NA       NA       NA       NA       0
  Other Adjustments                                                        NA       NA       NA       NA       0
  Total Provision                                                         110      274      358      283     314
  Total Chargeoffs                                                        133      476      381      309     273
  Adjustments                                                               0        0        0        0       0
Credit Loss Res: EOP                                                    1,712    1,700    1,700    1,612   1,579
                                                                    ---------   ------   ------   ------  ------
Memoranda

ALLOCATED TRANSFER RISK RESERVE

Transfer Risk Rsv: Prev Period                                              0        0        0        0       0
                                                                    ---------   ------   ------   ------  ------
  Recoveries                                                               NA       NA       NA       NA      NA
  Changes due to Merger                                                    NA       NA       NA       NA      NA
  Other Adjustments                                                        NA       NA       NA       NA      NA
  Provision                                                                NA       NA       NA       NA      NA
  Chargeoffs                                                               NA       NA       NA       NA      NA
  For Currency Trans                                                       NA       NA       NA       NA      NA
Transfer Risk Reserve: EOP                                                 NA       NA       NA       NA       0
                                                                    ---------   ------   ------   ------  ------
General Memoranda
Uncoll Retail Cred Cd Fees & Fin Chrgs                                      0        0       NA       NA      NA

Source: SNL Financial, Charlottesville, VA

DEPOSIT AND LOAN COMPOSITION

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                                 YTD 06/04          2003 Y           2002 Y            2001 Y            2000 Y
                                                 ---------          ------           ------            ------            ------
DEPOSIT COMPOSITION
Total Deposits                                     168,224          162,103          163,819           161,644           149,667
Deposit Growth Rate (%)                               7.55            -1.05             1.35              8.00              5.76
Nonint Dep/Deposits (%)                              13.36            14.15            12.79             13.04             12.15

   Demand Deps/ Deposits (%)                         13.36            14.15            12.75             13.04             12.14
   NOW Accts/ Deposits (%)                           22.24            20.57            21.12             21.97             21.89
Trans Accts/ Deposits (%)                            35.60            34.72            33.87             35.02             34.03
                                                   -------          -------          -------           -------           -------
MMDAs+Savings/ Deposits (%)                          14.27            14.78            15.89             14.67             14.44
Retail Time Dep/Deposits (%)                         33.32            35.13            35.43             36.15             36.62
Jumbo Time Dep/ Deposits (%)                         16.81            15.37            14.80             14.16             14.91
Foreign Deposits/ Deposits (%)                        0.00             0.00             0.00              0.00              0.00

LOAN COMPOSITION
Total Loans & Leases                               102,712          105,867          109,358           113,278           113,978
Loan Growth Rate (%)                                 -5.96            -3.19            -3.46             -0.61             15.68

  Constr & Dev Loans/Tot Lns (%)                      6.60             6.53             3.36              2.88              7.13
  Farm Loans/ Tot Lns (%)                             0.61             0.67             0.39              0.38              0.87
   HE Lines (Rev 1-4 Fm)/ Tot Lns (%)                 1.47             1.15             0.20              0.18              0.00
      Clsd-end 1-4 1st/ Tot Lns (%)                  58.72            59.18            54.87             50.88             50.50
      Clsd-end 1-4 Jr/ Tot Lns (%)                    1.46             1.42             1.69              2.15              1.59
    Tot Clsd-end 1-4/ Tot Lns (%)                    60.19            60.60            56.56             53.03             52.09
                                                   -------          -------          -------           -------           -------
  1-4 Family Loans/ Tot Lns (%)                      61.66            61.75            56.76             53.21             52.09
                                                   -------          -------          -------           -------           -------
  Multifamily Loans/ Tot Lns (%)                      0.91             0.90             0.32              0.09              0.19
  Commercial RE Loans/ Tot Lns (%)                   16.22            15.05            19.28             25.44             20.78
  Foreign RE Loans/ Tot Lns (%)                       0.00             0.00             0.00              0.00              0.00
Total RE Loans/ Tot Lns (%)                          86.01            84.91            80.10             81.99             81.05
                                                   -------          -------          -------           -------           -------
Agricultural Prod Loans/ Tot Lns (%)                  1.40             1.17             1.14              1.55              2.66
Comm & Ind Loans/ Tot Lns (%)                         5.17             6.34             8.85              6.55              6.46
Total Consumer Loans/ Tot Lns (%)                     7.42             7.58             9.91              9.91              9.84
Tot Other Lns (Excl Cons)/ Tot Lns (%)                0.00             0.00             0.00              0.00              0.00
Total Leases/ Tot Lns (%)                             0.00             0.00             0.00              0.00              0.00
LESS: Unearned Income/ Tot Lns (%)                    0.00             0.00             0.00              0.00              0.00

Source: SNL Financial, Charlottesville, VA

DEPOSITS (HC-E)

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                                 YTD 06/04          2003 Y           2002 Y            2001 Y            2000 Y
                                                 ---------          ------           ------            ------            ------
DOMESTIC DEPOSITS IN:

BANK SUBSIDIARIES
  Demand Deposits                                   22,475           22,940           20,882            21,086            18,177
  NOW & Other                                       37,411           33,346           34,605            35,519            32,756
Total Trans Accts in Bank Subs                      59,886           56,286           55,487            56,605            50,933
                                                    ------           ------           ------            ------            ------
  MMDAs & Other                                     24,003           23,955           26,035            23,719            21,617
  Retail Time Deposits                              56,060           56,949           58,046            58,432            54,809
  Jumbo Time Deposits                               28,275           24,913           24,251            22,888            22,308
Total NonTrans Accts in Bank Subs                  108,338          105,817          108,332           105,039            98,734
                                                   -------          -------          -------           -------            ------

NON-BANK SUBSIDIARIES
  Noninterest Balances                                   0                0                0                 0                 0
  NOW & Other                                            0                0                0                 0                 0
Total Trans Accts in Nonbank Subs                        0                0                0                 0                 0
                                                    ------           ------           ------            ------            ------
  MMDA & Other                                           0                0                0                 0                 0
  Retail Time Deposits                                   0                0                0                 0                 0
  Jumbo Time Deposits                                    0                0                0                 0                 0
Total NonTrans Accts in Nonbank Subs                     0                0                0                 0                 0
                                                    ------           ------           ------            ------            ------

Memoranda
Total Transaction Accts-Cons                        59,886           56,286           55,487            56,605            50,933
Total Non Transaction Accts-Cons                   108,338          105,817          108,332           105,039            98,734
Remaining Maturity on Selected Deposits
  Brokered Dep <$100K <=1yr                              0                0                0                 0                 0
  Brokered Dep <$100K > 1yr                              0                0                0                 0                 0
  Time Dep >=$100K <=1yr                            25,841           22,444           22,265            20,577            21,951
  Foreign Office Dep <=1yr                               0                0                0                 0                 0

Source: SNL Financial, Charlottesville, VA

INCOME STATEMENT (HI)

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                                 YTD 06/04          2003 Y            2002 Y            2001 Y           2000 Y
                                                 ---------          ------            ------            ------           ------
INTEREST INCOME COMPONENTS:
Loan Interest & Fee Income:
  Domestic Loans                                        NA               NA               NA                NA             9,453
  St&Pol: Taxable                                       NA               NA               NA                NA                 0
  St&Pol: Tax Exempt                                    NA               NA               NA                NA                 0
Total Domestic Loans                                 3,888            8,271            9,053            10,392             9,453
                                                     -----            -----           ------            ------            ------
Loans in Foreign Offices                                 0                0                0                 0                 0
Total Loans                                          3,888            8,271            9,053            10,392             9,453
                                                     -----            -----           ------            ------            ------

Lease Financing Receivables:
  Taxable Leases                                        NA               NA               NA                NA                 0
  Tax-Exempt Leases                                     NA               NA               NA                NA                 0
Total Leases                                             0                0                0                 0                 0
                                                     -----            -----           ------            ------            ------
Balances Due from Depositories:
  Bals Due: Domestic Dep                                NA               NA               NA                NA                 0
  Bals Due: Foreign Dep                                 NA               NA               NA                NA                 0
Total Bal Due from Dep Inst                              0                0                0                 0                 0
                                                     -----            -----           ------            ------            ------
Interest & Dividends on Securities:
Securities (Through 12/00):
US Gov't Securities                                     NA               NA               NA                NA             1,765
                                                     -----            -----           ------            ------            ------
  St&Pol:Secs - Taxable                                 NA               NA               NA                NA                 3
  St&Pol:Secs - Tax Exempt                              58              117                0                 0                 0
St&Pol:Total Secs                                       NA               NA               NA                NA                 3
                                                     -----            -----           ------            ------            ------
  Other US Securities: Debt                             NA               NA               NA                NA                 0
  Other US Securities: Eqty                             NA               NA               NA                NA                 0
Other US Securities: Total                              NA               NA               NA                NA                 0
                                                     -----            -----           ------            ------            ------
  Foreign Securities: Debt                              NA               NA               NA                NA                 0
  Foreign Securities: Equity                            NA               NA               NA                NA                 0
Foreign Securities: Total                               NA               NA               NA                NA                 0
                                                     -----            -----           ------            ------            ------
Securities (After 12/00):
US Treas Secs & Govt Oblig                             302              731            1,168             1,517                NA
Mortgage-backed Securities                               0                0                0                 0                NA
All Other Securities                                    58              117              116               117                NA
Total Securities                                       360              848            1,284             1,634             1,768
                                                     -----            -----           ------            ------            ------
Trading Accounts                                         0                0                0                 0                 0
Fed Funds Sold                                         207              433              591               610             1,356
Other Interest Income                                   11                0                0                 0                 0

Total Interest Income                                4,466            9,552           10,928            12,636            12,577
                                                     -----            -----           ------            ------            ------

Source: SNL Financial, Charlottesville, VA

INCOME STATEMENT (HI)

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                                 YTD 06/04          2003 Y            2002 Y            2001 Y           2000 Y
                                                 ---------          ------            ------            ------           ------
INTEREST EXPENSE COMPONENTS:
Interest Expense on Deposits:
    Jumbo CDs                                           NA               NA               NA                NA                NA
    Other Jumbo Time Deposits                           NA               NA               NA                NA                NA
  Total Time Deposits of $100K or more                 292              507              998             1,220             1,263
                                                     -----            -----            -----             -----             -----
  Time Deposits of less than $100K                     640            1,491            1,948             2,888             3,068
  Other Deposits                                       175              490              919             1,619             2,216
 Total Domestic Deposits                             1,107            2,488            3,865             5,727             6,547
                                                     -----            -----            -----             -----             -----
 Foreign Deposits                                        0                0                0                 0                 0
Total Interest Expense on Deposits                   1,107            2,488            3,865             5,727             6,547
                                                     -----            -----            -----             -----             -----

Other Interest Expenses:
Fed Funds Purchased                                      0                0                0                 0                 0
Borrowed Funds                                           0                0                0                 0                 0
Subordinated Debt                                        0                0                0                 0                 0
Other Interest Expense                                   0                0                0                 0                 0
Total Interest Expense                               1,107            2,488            3,865             5,727             6,547
                                                     -----            -----            -----             -----             -----
Net Interest Income                                  3,359            7,064            7,063             6,909             6,030
                                                     -----            -----            -----             -----             -----
PROVISION EXPENSE COMPONENTS:
  Prov for Loan Losses                                 110              274              358               283               314
  Prov for Transfer Risk                                NA               NA               NA                NA                 0
Total Provision Expense                                110              274              358               283               314
                                                     -----            -----            -----             -----             -----
NONINTEREST INCOME COMPONENTS:
Fiduciary Income                                         0                0                0                 0                 0
Service Charges on Deps                                112              771              630               596               511
Total Trading Revenue                                    0                0                0                 0                 0
  Other Service Charges                                 NA               NA               NA                NA                94
  All Other Noninterest Income                          NA               NA               NA                NA               382
  Inv Bnkg, Advsy, & Other                               0                0                0                 0                NA
  Venture Capital Revenue                                0                0                0                 0                NA
  Net Servicing Fees                                     0                0                0                 0                NA
  Net Securitization Income                              0                0                0                 0                NA
    Ins & Reinsur Underwrtng Inc                         0                0               NA                NA                NA
    Other Insurance Income                               0                0               NA                NA                NA
  Insurance Comm & Fees                                  0                0                0                 0                NA
                                                     -----            -----            -----             -----             -----
  Net Gns Sales of Lns/Ls                                0               12                0                 0                NA
  Net Gns Sales Other RE                                 8                0                3                 0                NA
  Net Gns Sales Othr Assets                              0                0                0                 0                NA
  Other Noninterest Income                             339              336              412               370                NA
Other Service Chgs & NII                               347              348              415               370               476
                                                     -----            -----            -----             -----             -----
Other Foreign Trans Gain/(Loss)                         NA               NA               NA                NA                NA
Total Noninterest Income                               459            1,119            1,045               966               987
                                                     -----            -----            -----             -----             -----

Source: SNL Financial, Charlottesville, VA

INCOME STATEMENT (HI)

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                                 YTD 06/04          2003 Y            2002 Y            2001 Y           2000 Y
                                                 ---------          ------            ------            ------           ------
SECURITY GAINS (LOSSES):
  Realized Gns HTM Sec                                   0                0                0                 0                 0
  Realized Gns AFS Sec                                   0                0                0                 0                 0
Total Realized Gains on Secs                             0                0                0                 0                 0
                                                     -----            -----            -----             -----             -----

NONINTEREST EXPENSE COMPONENTS:
Salary and Benefits                                  1,396            2,846            2,773             2,677             2,445
Occupancy & Fixed Asset                                180              890              877               900               828
    Goodwill Impairment Ls                               0                0                0                NA                NA
    Amrtz Exp & Oth Impair Ls                            0                0                0                NA                NA
  Amrtz of Intangible Assets                             0                0                0                 0                NA
                                                     -----            -----            -----             -----             -----
  Other Nonint Expense                               1,394            2,236            2,097             2,066                NA
Amrtz & Oth Noninterest Exp                          1,394            2,236            2,097             2,066             1,527
                                                     -----            -----            -----             -----             -----
Total Noninterest Expense                            2,970            5,972            5,747             5,643             4,800
                                                     -----            -----            -----             -----             -----
Income before Tax & Extra                              738            1,937            2,003             1,949             1,903
                                                     -----            -----            -----             -----             -----
  Income Taxes                                         267              647              692               666               722
  Minority Interest                                     16               41               42                38                28
Income before Extra                                    455            1,249            1,269             1,245             1,153
                                                     -----            -----            -----             -----             -----
  Extra Item, Net Tax                                    0                0                0                 0                 0

Net Income(Loss)                                       455            1,249            1,269             1,245             1,153
                                                       ---            -----            -----             -----             -----
Memoranda
Net Int Inc Tax Equiv Adj                            3,359            7,064            7,063             6,909             6,030
Inc-Tax-exempt Lns/Ls                                    0                0              116                 0                NA
Full-time Eqv Employees                                 71               72               75                67                67
NIBT Tax Equiv Adj                                     738            1,937            2,003             1,949             1,903
Foreign Tax Credit                                      NA               NA               NA                NA                NA
Inc Tax Appl to Non-Trad Acct Sec                       NA               NA               NA                NA                 0
Net Gains on Sale of Loans                               0               12                0                 0                 0
Net Gains on OREO                                        8                0                3                 0                 3
Printing/Sale of Checks                                  0                0                0                NA                NA
Cash Surrender Value Life Ins                            0                0                0                NA                NA
Income & Fees from ATMs                                 23                0                0                NA                NA
Rent/Other Income OREO                                   0                0                0                NA                NA
Safe Deposit Box Rent                                    9                0               18                NA                NA
Data Processing Expenses                                 0                0                0                NA                NA
Advertising & Mrktg Expenses                            93              240              225                NA                NA
Directors' Fees                                         84              150              129                NA                NA
Printing, Stationary & Supplies                         78              156              174                NA                NA
Postage                                                 34               72               66                NA                NA
Legal Fees & Expenses                                  124              200              152                NA                NA
FDIC Deposit Insurance Assmts                           12               69               34                NA                NA
Effect of Adptng FAS 142                                NA               NA               NA                NA                NA

Source: SNL Financial, Charlottesville, VA

INCOME STATEMENT (HI)

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                                 YTD 06/04          2003 Y            2002 Y            2001 Y           2000 Y
                                                 ---------          ------            ------            ------           ------
TRAD REV-CASH INSTR & OFF B/S DERIV
  Trad Rev: IR Exp                                      NA               NA                0                 0                 0
  Trad Rev: For Ex Exp                                  NA               NA                0                 0                 0
  Trad Rev: Equity Exp                                  NA               NA                0                 0                 0
  Trad Rev: Comm Exp                                    NA               NA                0                 0                 0
Total Trading Revenue                                   NA               NA                0                 0                 0
                                                     -----            -----            -----             -----             -----

IMPACT ON INCOME OF OFF B/S DERIV
  Inc from Deriv Not Traded                              0                0                0                 0                 0
  Exp from Deriv Not Traded                              0                0                0                 0                 0
  Other from Deriv Not Traded                            0                0                0                 0                 0
Total from Derivatives Not Traded                        0                0                0                 0                 0
                                                     -----            -----            -----             -----             -----

Credit Ls Off-BS Derivatives                             0                0                0                 0                 0

Inc from Sale of Funds & Annuities                       0                0                0                 0                 0
  Premiums on Ins Related Crdt Ext                       0                0                0                NA                NA
  All Other Insurance Premiums                           0                0                0                NA                NA
Fee Inc Premiums                                         0                0                0                 0                NA
                                                     -----            -----            -----             -----             -----
Fee Inc Ins-Rel Actvts                                   0                0                0                 0                NA

Subchapter S Election? <Yes/No>                         No               No               No                No                No

Source: SNL Financial, Charlottesville, VA

INCOME STATEMENT/ AVG ASSETS

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(% of Average Assets)

                                                 YTD 06/04          2003 Y            2002 Y           2001 Y            2000 Y
                                                 ---------          ------            ------           ------            ------
SUMMARY INCOME STATEMENT
 Total Interest Income                                4.84             5.29             5.94              7.43              7.62
 Total Interest Expense                               1.20             1.38             2.10              3.37              3.97
Net Interest Income                                   3.64             3.91             3.84              4.06              3.65
                                                      ----             ----             ----              ----              ----
 Total Provision Expense                              0.12             0.15             0.19              0.17              0.19
 Total Noninterest Income                             0.50             0.62             0.57              0.57              0.60
 Total Realized Gns(Ls) on Sec                        0.00             0.00             0.00              0.00              0.00
 Total Noninterest Expenses                           3.22             3.31             3.12              3.32              2.91
Income Before Tax,Min Int,&Extra                      0.80             1.07             1.09              1.15              1.15
                                                      ----             ----             ----              ----              ----
 Income Taxes                                         0.29             0.36             0.38              0.39              0.44
 Minority Interest                                    0.02             0.02             0.02              0.02              0.02
Income Before Extra                                   0.49             0.69             0.69              0.73              0.70
                                                      ----             ----             ----              ----              ----
 Extraordinary Items                                  0.00             0.00             0.00              0.00              0.00
Net Income (Loss)                                     0.49             0.69             0.69              0.73              0.70
                                                      ----             ----             ----              ----              ----
INTEREST INCOME COMPONENTS:
LOAN INTEREST & FEE INCOME:
  Domestic Loans                                        NA               NA               NA                NA              5.73
  St&Pol: Taxable                                       NA               NA               NA                NA              0.00
  St&Pol: Tax Exempt                                    NA               NA               NA                NA              0.00
Total Domestic Loans                                  4.22             4.58             4.92              6.11              5.73
                                                      ----             ----             ----              ----              ----
Loans in Foreign Offices                              0.00             0.00             0.00              0.00              0.00
Total Loans                                           4.22             4.58             4.92              6.11              5.73
                                                      ----             ----             ----              ----              ----
LEASE FINANCING RECEIVABLES:
  Taxable Leases                                        NA               NA               NA                NA              0.00
  Tax-Exempt Leases                                     NA               NA               NA                NA              0.00
Total Leases                                          0.00             0.00             0.00              0.00              0.00
                                                      ----             ----             ----              ----              ----
BALANCES DUE FROM DEPOSITORIES:
  Bals Due: Domestic Dep                                NA               NA               NA                NA              0.00
  Bals Due: Foreign Dep                                 NA               NA               NA                NA              0.00
Total Bal Due from Dep Inst                           0.00             0.00             0.00              0.00              0.00
                                                      ----             ----             ----              ----              ----
INTEREST & DIVIDENDS ON SECURITIES:
Securities (Through 12/00):
US Gov't Securities                                     NA               NA               NA                NA              1.07
                                                      ----             ----             ----              ----              ----
  St&Pol:Secs - Taxable                                 NA               NA               NA                NA              0.00
  St&Pol:Secs - Tax Exempt                            0.06             0.06             0.00              0.00              0.00
St&Pol:Total Secs                                       NA               NA               NA                NA              0.00
                                                      ----             ----             ----              ----              ----
  Other US Securities: Debt                             NA               NA               NA                NA              0.00
  Other US Securities: Eqty                             NA               NA               NA                NA              0.00
Other US Securities: Total                              NA               NA               NA                NA              0.00
                                                      ----             ----             ----              ----              ----

Source: SNL Financial, Charlottesville, VA

INCOME STATEMENT/ AVG ASSETS

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(% of Average Assets)

                                                 YTD 06/04          2003 Y            2002 Y           2001 Y            2000 Y
                                                 ---------          ------            ------           ------            ------
  Foreign Securities: Debt                              NA               NA               NA                NA              0.00
  Foreign Securities: Equity                            NA               NA               NA                NA              0.00
Foreign Securities: Total                               NA               NA               NA                NA              0.00
                                                 ---------          -------           ------           -------           -------
Securities (After 12/00):
US Treas Secs & Govt Oblig                            0.33             0.40             0.64              0.89                NA
Mortgage-backed Securities                            0.00             0.00             0.00              0.00                NA
All Other Securities                                  0.06             0.06             0.06              0.07                NA
Total Securities                                      0.39             0.47             0.70              0.96              1.07
                                                 ---------          -------           ------           -------           -------

Trading Accounts                                      0.00             0.00             0.00              0.00              0.00
Fed Funds Sold                                        0.22             0.24             0.32              0.36              0.82
Other Interest Income                                 0.01             0.00             0.00              0.00              0.00

Total Interest Income                                 4.84             5.29             5.94              7.43              7.62
                                                 ---------          -------           ------           -------           -------

INTEREST EXPENSE COMPONENTS:
INTEREST EXPENSE ON DEPOSITS:
   Jumbo CDs                                            NA               NA               NA                NA                NA
   Other Jumbo Time Deposits                            NA               NA               NA                NA                NA
  Total Time Deposits of $100K or more                0.32             0.28             0.54              0.72              0.77
                                                 ---------          -------           ------           -------           -------
  Time Deposits of less than $100K                    0.69             0.83             1.06              1.70              1.86
  Other Deposits                                      0.19             0.27             0.50              0.95              1.34
 Total Domestic Deposits                              1.20             1.38             2.10              3.37              3.97
                                                 ---------          -------           ------           -------           -------
 Foreign Deposits                                     0.00             0.00             0.00              0.00              0.00
Total Interest Expense on Deposits                    1.20             1.38             2.10              3.37              3.97
                                                 ---------          -------           ------           -------           -------

OTHER INTEREST EXPENSES:
Fed Funds Purchased                                   0.00             0.00             0.00              0.00              0.00
Borrowed Funds                                        0.00             0.00             0.00              0.00              0.00
Subordinated Debt                                     0.00             0.00             0.00              0.00              0.00
Other Interest Expense                                0.00             0.00             0.00              0.00              0.00
Total Interest Expense                                1.20             1.38             2.10              3.37              3.97
                                                 ---------          -------           ------           -------           -------

Net Interest Income                                   3.64             3.91             3.84              4.06              3.65
                                                 ---------          -------           ------           -------           -------

PROVISION EXPENSE COMPONENTS:
  Prov for Loan Losses                                0.12             0.15             0.19              0.17              0.19
  Prov for Transfer Risk                                NA               NA               NA                NA              0.00
Total Provision Expense                               0.12             0.15             0.19              0.17              0.19
                                                 ---------          -------           ------           -------           -------

Source: SNL Financial, Charlottesville, VA

INCOME STATEMENT/ AVG ASSETS

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(% of Average Assets)

                                                 YTD 06/04          2003 Y            2002 Y            2001 Y           2000 Y
                                                 ---------          ------            ------            ------           ------
NONINTEREST INCOME COMPONENTS:
Fiduciary Income                                      0.00             0.00             0.00              0.00              0.00
Service Charges on Deps                               0.12             0.43             0.34              0.35              0.31
Trading Revenue                                       0.00             0.00             0.00              0.00              0.00
  Other Service Charges                                 NA               NA               NA                NA              0.06
  All Other Noninterest Income                          NA               NA               NA                NA              0.23
  Inv Bnkg, Advsy, & Other                            0.00             0.00             0.00              0.00                NA
  Venture Capital Revenue                             0.00             0.00             0.00              0.00                NA
  Net Servicing Fees                                  0.00             0.00             0.00              0.00                NA
  Net Securitization Income                           0.00             0.00             0.00              0.00                NA
   Ins & Reinsur Underwrtng Inc                       0.00             0.00               NA                NA                NA
   Other Insurance Income                             0.00             0.00               NA                NA                NA
  Insurance Comm & Fees                               0.00             0.00             0.00              0.00                NA
  Net Gns Sales of Lns/Ls                             0.00             0.01             0.00              0.00                NA
  Net Gns Sales Other RE                              0.01             0.00             0.00              0.00                NA
  Net Gns Sales Othr Assets                           0.00             0.00             0.00              0.00                NA
  Other Noninterest Income                            0.37             0.19             0.22              0.22                NA
Other Service Chgs & NII                              0.38             0.19             0.23              0.22              0.29
                                                      ----             ----             ----              ----              ----
Other Foreign Trans Gain/(Loss)                         NA               NA               NA                NA                NA
Total Noninterest Income                              0.50             0.62             0.57              0.57              0.60
                                                      ----             ----             ----              ----              ----
SECURITY GAINS (LOSSES):
  Realized Gns HTM Sec                                0.00             0.00             0.00              0.00              0.00
  Realized Gns AFS Sec                                0.00             0.00             0.00              0.00              0.00
Total Realized Gains on Secs                          0.00             0.00             0.00              0.00              0.00
                                                      ----             ----             ----              ----              ----
NONINTEREST EXPENSE COMPONENTS:
Salary and Benefits                                   1.51             1.58             1.51              1.57              1.48
Occupancy & Fixed Asset                               0.20             0.49             0.48              0.53              0.50
    Goodwill Impairment Ls                            0.00             0.00             0.00                NA                NA
    Amrtz Exp & Oth Impair Ls                         0.00             0.00             0.00                NA                NA
  Amortization of Intangibles                         0.00             0.00             0.00              0.00                NA
                                                      ----             ----             ----              ----              ----
  Other Noninterest Expense                           1.51             1.24             1.14              1.21                NA
  Amort of Intang & Oth NIE                           1.51             1.24             1.14              1.21              0.93
                                                      ----             ----             ----              ----              ----
Total Noninterest Expense                             3.22             3.31             3.12              3.32              2.91
                                                      ----             ----             ----              ----              ----
Income before Tax & Extra                             0.80             1.07             1.09              1.15              1.15
                                                      ----             ----             ----              ----              ----
  Income Taxes                                        0.29             0.36             0.38              0.39              0.44
  Minority Interest                                   0.02             0.02             0.02              0.02              0.02
Income before Extra                                   0.49             0.69             0.69              0.73              0.70
                                                      ----             ----             ----              ----              ----
  Extra Item, Net Tax                                 0.00             0.00             0.00              0.00              0.00

Net Income(Loss)                                      0.49             0.69             0.69              0.73              0.70
                                                      ----             ----             ----              ----              ----

Source: SNL Financial, Charlottesville, VA

CHANGES IN EQUITY CAPITAL (HI-A)

REPUBLIC CORPORATION
1054073
BANK HOLDING COMPANY
(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                                 YTD 06/04           2003 Y           2002 Y            2001 Y            2000 Y
                                                 ---------           ------           ------            ------            ------
Amended Bal-Previous Period                         18,026           16,300           15,031            13,785            12,632
                                                    ------           ------           ------            ------            ------
  Change in Accounting Principle                        NA               NA               NA                NA                 0
  Crrction of Accounting Errors                         NA               NA               NA                NA                 0
Restatements From Acct Errors                            3              477                0                 0                 0
Restated Bal-Prev Pd                                18,025           16,777           15,031            13,785            12,632
  Net Income                                           455            1,249            1,269             1,245             1,153
  Sale of Perp Pref Stock                                0                0                0                 0                 0
  Conv/Retire Pref Stock                                 0                0                0                 0                 0
  Sale of Common Stock                                   0                0                0                 0                 0
  Conv/Retire Common Stock                               0                0                0                 0                 0
  Sale of Treasury Stock                                 0                0                0                 0                 0
  Purchase of Treasury Stock                             0                0                0                 0                 0
  Change Due to Bus Combination                          0                0                0                 0                 0
    Cash Dividends on Perp Pref                         NA               NA               NA                NA                NA
    Cash Dividends on Ltd Life Pref                     NA               NA               NA                NA                NA
  Total Dividends on Pref Stock                          0                0                0                 0                 0
                                                    ------           ------           ------            ------            ------
    Cash Dividends on Com Stock                          0                0                0                 0                 0
  Total Dividends Declared                               0                0                0                 0                 0
                                                    ------           ------           ------            ------            ------

  Net Unrealized AFS Gains                              NA               NA               NA                NA                 0
  Net Unrealized Loss on MktEqSec                       NA               NA               NA                NA                NA
  Foreign Currency Transl Adjs                          NA               NA               NA                NA                 0
  Other Comprehensive Income                             0                0                0                 0                 0
  Debit to ESOP                                          0                0                0                 0                 0
  Oth Adjustments to Capital                             1                0                0                 1                 0
Total Equity at EOP                                 18,481           18,026           16,300            15,031            13,785
                                                    ------           ------           ------            ------            ------
Memoranda

Sale of Limited Life Preferred                          NA               NA               NA                NA                NA
Sale of Equity Commitment Notes                         NA               NA               NA                NA                NA
Sale of Equity Contract Notes                           NA               NA               NA                NA                NA

Source: SNL Financial, Charlottesville, VA

                                  SECTION VIII
                          HISTORICAL DATA - PEER GROUP

                     PEER GROUP - THE REPUBLIC CORPORATION

                                                                      # OF
NAME                                          CITY            STATE  BRANCHES    ASSETS $(000)
----                                          ----            -----  --------    -------------
Ameriwest Corporation                    Omaha                  NE       3         $ 193,216
Bancshares of Jackson Hole, Inc.         Jackson                WY       8         $ 249,926
Canon Bank Corporation                   Canon City             CO      NA         $ 170,889
DB Holding Company, Inc.                 Omaha                  NE       7         $ 200,307
Denver Bankshares, Inc.                  Denver                 CO       4         $ 159,147
First Community Bancshares, Incorpora    Kansas City            KS       2         $ 189,703
Grand Valley Corporation                 Grand Junction         CO       5         $ 165,333
Mountain States Bancorporation, Incorp   Denver                 CO       4         $ 279,592
State Bank Corp.                         Lake Havasu City       AZ       4         $ 248,448
TCM Company                              Crete                  NE       3         $ 164,390
Tonganoxie Bankshares, Inc.              Tonganoxie             KS       8         $ 240,577
United Banks of Colorado Inc.            Englewood              CO      10         $ 169,179
Valley Commerce Bancorp, Ltd.            Phoenix                AZ       2         $ 152,286

                                                    Average              5         $ 198,692

BANK HOLDING COMPANIES THE REPUBLIC CORPORATION

FINANCIAL HIGHLIGHTS

MERGED PEER- THE REPUBLIC CORP

(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)


                                                 YTD 06/04         2003 Y            2002 Y            2001 Y              2000 Y
                                                 ---------         ------            ------            ------              ------
BALANCE SHEET HIGHLIGHTS
Total Assets                                     2,582,993        1,918,191         1,382,218         1,204,246            787,530
Asset Growth Rate (%)                                   NA               NA                NA                NA                 NA
Total Loans                                      1,829,896        1,330,473           998,330           877,689            596,215
Loan Growth Rate (%)                                    NA               NA                NA                NA                 NA
Loans/Assets (%)                                     70.84            69.36             72.23             72.88              75.70
Total Deposits                                   2,133,748        1,555,162         1,152,716         1,016,199            653,676
Deposit Growth Rate (%)                                 NA               NA                NA                NA                 NA
Loans/Deposits (%)                                   85.76            85.55             86.61             86.37              91.21
FTE Employees                                          900              670               527               454                303

PERFORMANCE MEASURES
Net Income                                          13,387           21,266            18,757            16,266             11,859
ROAA (%)                                              1.06             1.15              1.39              1.48               1.57
ROAE (%)                                             11.86            11.37             14.31             15.86              16.29
Interest Income/AA (%)                                5.37             5.43              6.27              7.46               7.96
Interest Expense/AA (%)                               1.20             1.24              1.71              2.73               3.21
Net Interest Income/AA (%)                            4.17             4.20              4.56              4.73               4.75
Noninterest Income/AA (%)                             0.71             0.98              0.95              0.92               0.87
Noninterest Expense/AA (%)                            3.13             3.29              3.27              3.30               3.06
Net Interest Margin (%)                               4.42             4.43              4.83              5.08               6.55
Yield/Cost Spread (%)                                   NA               NA                NA                NA                 NA
Efficiency Ratio (FTE) (%)                           62.91            62.49             56.82             57.29              53.58

CAPITALIZATION
Equity Capital                                     238,072          179,342           141,198           111,632             78,458
Tier 1 Capital                                     244,805          183,872           137,252           107,601             79,062
Equity Capital/Total Assets (%)                       9.22             9.35             10.22              9.27               9.96
Tang Equity/Tang Assets (%)                           8.98             9.04              9.78              8.92               9.75
Tier 1 Risk Based Capital Ratio (%)                  12.20            12.90             13.48             12.17              13.31
Total Risk Based Capital Ratio (%)                   13.47            14.30             14.78             13.15              14.26
Leverage Ratio (%)                                    9.65             9.61              9.96              9.08              10.33
Common Div Decl/Net Income (%)                       16.51            30.05             16.57             19.02              26.23

Source: SNL Financial, Charlottesville, VA

FINANCIAL HIGHLIGHTS

MERGED PEER- THE REPUBLIC CORP

(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                                 YTD 06/04          2003 Y            2002 Y            2001 Y            2000 Y
                                                 ---------          ------            ------            ------            ------
LOAN COMPOSITION
  Constr & Dev/Tot Lns (%)                           20.16            15.12             13.43             12.85              7.97
  1-4 Family/Tot Lns (%)                             15.75            17.09             20.97             24.18             27.53
  Multifamily/Tot Lns (%)                             3.28             4.02              4.39              3.93              6.19
  Farmland/ Tot Lns (%)                               1.65             1.84              1.27              0.98              0.07
  Cmrcl RE Loans/Tot Lns (%)                         36.50            36.10             32.52             28.98             30.34
  Foreign RE Loans/Tot Lns (%)                        0.00             0.00              0.00              0.00              0.00
Total RE Loans/Tot Lns (%)                           77.34            74.17             72.58             70.91             72.10
                                                 ---------          -------           -------           -------           -------
Tot C&I Loans/Tot Lns (%)                            16.33            17.81             19.53             20.62             17.52
Tot Consumer Loans/Tot Lns (%)                        5.10             6.33              6.68              7.69             10.27
Agricultural Prod/Tot Lns (%)                         0.76             1.08              0.53              0.55              0.21
Other Non-RE Loans/Tot Lns (%)                        0.57             0.80              0.80              0.47              0.39
Total Leases/Tot Lns (%)                              0.18             0.14              0.22              0.19              0.18
LESS: Unearn Inc/Tot Lns (%)                          0.28             0.33              0.34              0.43              0.66

DEPOSIT COMPOSITION
Nonint Bear Deps/Total Deposits (%)                  21.84            21.29             21.54             20.64             23.79
Trans Accts/Total Deposits (%)                       33.62            33.66             34.85             34.48             39.55
Savings+MMDAs/Total Deposits (%)                     37.96            34.77             33.27             29.85             33.02
Retail CDs/Total Deposits (%)                        17.30            18.73             16.69             19.18             10.53
Jumbo CDs/Total Deposits (%)                         11.13            12.85             15.19             16.49             16.90
Foreign Deps/Total Deposits (%)                       0.00             0.00              0.00              0.00              0.00

ASSET QUALITY
Noncurrent Loans/Total Loans (%)                      0.35             0.36              0.30              0.22              0.19
NPLs/ Total Loans (%)                                 0.24             0.21              0.20              0.08              0.03
NPAs/Total Assets (%)                                 0.32             0.19              0.20              0.12              0.04
NPAs/(Lns+OREO:Satis of Debt) (%)                     0.46             0.28              0.28              0.17              0.05
NPAs + 90s/Total Assets (%)                           0.42             0.32              0.28              0.22              0.16
Reserves/Loans (%)                                    1.19             1.22              1.26              1.12              1.07
Reserves/NPAs (%)                                   226.39           417.12            420.51            381.95          1,633.43
NCOs/Average Loans (%)                                0.08             0.16              0.16              0.06              0.03
Loan Loss Provision/NCOs (%)                        231.13           123.09            105.95            238.70            521.61

LIQUIDITY
Liquidity Ratio (%)                                  21.20            22.49             21.68             21.44             18.00
Earning Assets/IBL (%)                              129.49           132.05            131.44            130.61            104.23
Pledged Secs/Total Secs (%)                          30.96            35.06             30.60             34.68             36.33
Jumbo CDs/Tot Dom Deps (%)                           11.13            12.85             15.19             16.49             16.90

Source: SNL Financial, Charlottesville, VA

FINANCIAL HIGHLIGHTS

MERGED PEER- THE REPUBLIC CORP

(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                                 YTD 06/04          2003 Y             2002 Y            2001 Y            2000 Y
                                                 ---------          ------             ------            ------            ------
YIELDS/COST ANALYSIS
Yield on Loans & Leases (%)                           6.62             6.69              7.40              8.65              9.29
Yield on Total Securities (%)                         3.32             3.53              4.60              5.90              6.03
Yield on Earning Assets (%)                           5.70             5.74              6.64              7.99             10.98
Cost of Int Bearing Deps (%)                          1.52             1.56              2.26              3.70              4.48
Cost of Borrowings (%)                                2.42             4.26              3.12              4.54              6.75
Cost of Int Bearing Liabs (%)                         1.65             1.73              2.38              3.81              4.62
Cost of Funds (%)                                     1.36             1.38              1.93              3.11              3.67
Yield/Cost Spread (%)                                   NA               NA                NA                NA                NA

Source: SNL Financial, Charlottesville, VA

SUMMARY BALANCE SHEET

MERGED PEER- THE REPUBLIC CORP

(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                                 YTD 06/04         2003 Y            2002 Y        2001 Y         2000 Y
                                                 ---------        ---------         -------       -------        -------
Cash and Balances Due                              120,046           92,563          91,272        94,621         42,262
Securities                                         487,497          386,866         228,213       156,477        118,365
Fed Funds & Rev Repos                               39,554           44,135          17,865        36,970          9,900
Loans & Leases Held-for-Sale                         7,172            3,904          13,932         3,351            205
Total Loans & Leases                             1,822,724        1,326,569         984,398       874,338        596,010
 Allowances for Loan Loss                           21,876           16,282          12,585         9,851          6,382
Net Loans & Leases                               1,800,848        1,310,287         971,813       864,487        589,628
                                                 ---------        ---------         -------       -------        -------
Trading Account Assets                                 135              135             134           133            129
Premises & Fixed Assets                             61,951           32,566          27,263        23,663         15,375
OREO                                                 5,129            1,846             494           174              0
Intangible Assets                                    6,696            6,487           6,691         4,663          1,887
Investment in Unconsol Subs                          2,508            4,071           2,512             1            145
Customer Accept Liab                                     0                0               0             0              0
Other Assets                                        51,457           35,331          22,029        19,706          9,634
TOTAL ASSETS                                     2,582,993        1,918,191       1,382,218     1,204,246        787,530
                                                 ---------        ---------       ---------     ---------        -------
 Domestic Deposits                               2,133,748        1,555,162       1,152,716     1,016,199        653,676
 Foreign Deposits                                        0                0               0             0              0
Total Deposits                                   2,133,748        1,555,162       1,152,716     1,016,199        653,676
                                                 ---------        ---------       ---------     ---------        -------
Fed Funds & Repos                                   39,197           27,771           9,351         3,644            200
Trading Liabilities                                      0                0               0             0              0
Other Borrowed Money                               143,570          125,819          64,295        65,362         50,162
Mortgage Debt & Cap Leases                              NA               NA              NA            NA             NA
Mandatory Convertible Secs                              NA               NA              NA            NA              0
Subordinated Debt                                    4,000            4,000           1,500             0              0
Liability on Acceptances                                 0                0               0             0              0
Other Liabilities                                   20,491           12,390           6,409         5,787          3,061
TOTAL LIABILITIES                                2,341,006        1,725,142       1,234,271     1,090,992        707,099
Minority Interest                                    3,915           13,707           6,749         1,622          1,973
Limited Life Pref Stock                                 NA               NA              NA            NA             NA
Preferred Stock & Surplus                                1                1               1             0              0
Common Stock                                        22,736            6,364           5,986         5,985          2,422
Capital Surplus                                     45,099           33,454          20,634        18,120         16,108
Retained Earnings                                  163,705          130,328         107,666        84,004         68,098
Other Comprehensive Income                          -1,053            1,512           2,410           432           -518
Oth Equity Capital Components                        7,584            7,683           4,501         3,091         -7,652
TOTAL EQUITY                                       238,072          179,342         141,198       111,632         78,458
TOTAL LIAB, MIN INT & EQUITY                     2,582,993        1,918,191       1,382,218     1,204,246        787,530
                                                 ---------        ---------       ---------     ---------        -------

Source: SNL Financial, Charlottesville, VA

BALANCE SHEET/ ASSETS

MERGED PEER- THE REPUBLIC CORP

(SOURCE: FR Y-9 FILING)
(% of Total Assets)

                                                   YTD 06/04        2003 Y          2002 Y            2001 Y          2000 Y
                                                   ---------        ------          ------            ------          ------
ASSETS
CASH & BALANCES DUE:
Cash & Nonint Deps                                    3.17           3.85            4.20              4.29           5.20
   Int Bear Bals: US                                  1.48           0.97            2.41              3.57           0.17
   Int Bear Bals: For                                 0.00           0.00            0.00              0.00           0.00
Interest Bear Bals                                    1.48           0.97            2.41              3.57           0.17
Total Cash and Bals Due                               4.65           4.83            6.60              7.86           5.37
                                                     -----          -----           -----             -----          -----
SECURITIES:
   Secs HTM (Cost)                                    4.20           3.94            0.87              1.86           2.87
   Secs AFS (Fair Val)                               14.67          16.23           15.64             11.13          12.16
Total Securities                                     18.87          20.17           16.51             12.99          15.03
                                                     -----          -----           -----             -----          -----
FED FUNDS & RPRCH AGRMTS:
   Fed Funds Sold                                     1.53           2.30            1.29                NA             NA
   Reverse Repurchases                                0.00           0.00            0.00                NA             NA
Total Fed Funds & Rev Repos                           1.53           2.30            1.29              3.07           1.26
                                                     -----          -----           -----             -----          -----
LOAN & LEASE FIN RECEIVABLES:
Lns & Lses Held-for-Sale                              0.28           0.20            1.01              0.28           0.03
                                                     -----          -----           -----             -----          -----
Total Loans & Leases                                 70.57          69.16           71.22             72.60          75.68
   Loan Loss Reserve                                  0.85           0.85            0.91              0.82           0.81
   Transfer Risk Reserve                                NA             NA              NA                NA           0.00
Total Reserves                                        0.85           0.85            0.91              0.82           0.81
                                                     -----          -----           -----             -----          -----
Net Loans & Leases                                   69.72          68.31           70.31             71.79          74.87
                                                     -----          -----           -----             -----          -----
Trading Account Assets                                0.01           0.01            0.01              0.01           0.02
Premises & Fixed Assets                               2.40           1.70            1.97              1.97           1.96
OTHER REAL ESTATE OWNED:
   OREO: Satis of Debt                                0.05           0.01            0.00              0.01           0.00
   OREO: Other                                        0.15           0.08            0.04              0.00           0.00
OREO: Total                                           0.20           0.10            0.04              0.01           0.00
                                                     -----          -----           -----             -----          -----
INTANGIBLE ASSETS
Mortgage Serv Rights                                  0.00           0.00            0.00              0.00           0.00
                                                     -----          -----           -----             -----          -----
   Credit Card Intangibles                            0.00           0.00            0.00              0.00           0.00
   Other Intangibles                                  0.02           0.03            0.01              0.02           0.02
Total Other Intangibles                               0.02           0.03            0.01              0.02           0.02
                                                     -----          -----           -----             -----          -----
Goodwill                                              0.24           0.31            0.48              0.36           0.22
Total Intangibles                                     0.26           0.34            0.48              0.39           0.24
                                                     -----          -----           -----             -----          -----

Source: SNL Financial, Charlottesville, VA

BALANCE SHEET/ ASSETS

MERGED PEER- THE REPUBLIC CORP

(SOURCE: FR Y-9 FILING)
(% of Total Assets)

                                                       YTD 06/04       2003 Y          2002 Y        2001 Y         2000 Y
                                                       ---------       ------          ------        ------         ------
Invest in Unconsol Subs                                   0.10           0.21            0.18          0.00           0.02
Customer Accept Liab                                      0.00           0.00            0.00          0.00           0.00
Other Assets                                              1.99           1.84            1.59          1.64           1.22
Total Assets                                            100.00         100.00          100.00        100.00         100.00
                                                        ------         ------          ------        ------         ------
LIABILITIES
DEPOSITS:
   Dom Nonint Bear Deps                                  18.04          17.26           17.96         17.42          19.74
   Dom Int Bear Deps                                     64.57          63.81           65.43         66.96          63.26
Total Dom Deps                                           82.61          81.08           83.40         84.39          83.00
                                                        ------         ------          ------        ------         ------
   Foreign Nonint Bear Deps                               0.00           0.00            0.00          0.00           0.00
   Foreign Int Bear Deps                                  0.00           0.00            0.00          0.00           0.00
Total Foreign Deps                                        0.00           0.00            0.00          0.00           0.00
                                                        ------         ------          ------        ------         ------
Total Deposits                                           82.61          81.08           83.40         84.39          83.00
                                                        ------         ------          ------        ------         ------
FEDERAL FUNDS & RPRCH AGRMTS:
   Fed Funds Purchased                                    0.60           1.18            0.45            NA             NA
   Repurchase Agreements                                  0.91           0.26            0.22            NA             NA
Total Fed Funds & Repos                                   1.52           1.45            0.68          0.30           0.03
                                                        ------         ------          ------        ------         ------
Trading Liabilities                                       0.00           0.00            0.00          0.00           0.00
Commercial Paper                                          0.00           0.00            0.00          0.00           0.00
Borrowings: Mature < 1 yr                                 2.27           2.32            1.24          2.74           5.69
Borrowings: Mature > 1 yr                                 3.29           4.24            3.41          2.69           0.67
Mortgage Debt & Cap Leases                                  NA             NA              NA            NA             NA
MANDATORY CONV SECURITIES:
   Equity Contract Notes                                    NA             NA              NA            NA           0.00
   Equity Commitment Notes                                  NA             NA              NA            NA           0.00
Total Mand Conv Secs                                        NA             NA              NA            NA           0.00
                                                        ------         ------          ------        ------         ------
Subordinated Debt                                         0.15           0.21            0.11          0.00           0.00
Liability on Accepts                                      0.00           0.00            0.00          0.00           0.00
Other Liabilities                                         0.79           0.64            0.46          0.48           0.39
Total Liabilities                                        90.63          89.94           89.30         90.60          90.04

Source: SNL Financial, Charlottesville, VA

BALANCE SHEET/ ASSETS

MERGED PEER- THE REPUBLIC CORP

(SOURCE: FR Y-9 FILING)
(% of Total Assets)

                                                YTD 06/04        2003 Y          2002 Y        2001 Y        2000 Y
                                                ---------        ------          ------        ------        ------
Minority Interest                                  0.15           0.71            0.49          0.14          0.25
Limited Life Pref Stock                              NA             NA              NA            NA            NA
EQUITY
Preferred Stock & Surplus                          0.00           0.00            0.00          0.00          0.00
Common Stock                                       0.88           0.33            0.43          0.50          0.31
Capital Surplus                                    1.75           1.74            1.49          1.50          2.04
Retained Earnings                                  6.34           6.79            7.79          6.98          8.65
 SFAS 115 Adjustment                              -0.04           0.05            0.19          0.12         -0.07
 Gns(Ls): Csh Flow Hdgs/ Assets                      NA             NA              NA            NA          0.00
 Foreign Currency Adj                                NA             NA              NA            NA          0.00
Other Comprehensive Income                        -0.04           0.08            0.18          0.04         -0.07
                                                 ------         ------          ------        ------        ------
LESS:Treasury Stock                                  NA             NA              NA            NA          0.97
Other Equity Capital Components                    0.29           0.40            0.33          0.26         -0.97
Total Equity                                       9.22           9.35           10.22          9.27          9.96
Total Liabs & Equity                             100.00         100.00          100.00        100.00        100.00
                                                 ------         ------          ------        ------        ------

Source: SNL Financial, Charlottesville, VA

LOANS/ TOTAL LOANS

MERGED PEER- THE REPUBLIC CORP

(SOURCE: FR Y-9 FILING)
(% of Total Loans)

                                                       YTD 06/04       2003 Y        2002 Y      2001 Y       2000 Y
                                                       ---------       ------        ------      ------       ------
LOANS AND LEASES - CONSOLIDATED
Real Estate Loans                                        77.34          74.17         72.58       70.91        72.10
                                                        ------         ------        ------      ------       ------
   Comm & Ind Loans - US                                 16.33          17.81         19.53       20.62        17.52
   Comm & Ind Loans - Foreign                             0.00           0.00          0.00        0.00         0.00
Total Comm & Ind Loans                                   16.33          17.81         19.53       20.62        17.52
                                                        ------         ------        ------      ------       ------
   Loans to US Banks & Depository Insts                   0.00           0.03          0.00        0.00         0.00
   Loans to Foreign Banks                                 0.00           0.00          0.00        0.00         0.00
   Acceptances of Other Banks                               NA             NA            NA          NA         0.00
Total Loans Depository Insts & Accept                     0.00           0.03          0.00        0.00         0.00
                                                        ------         ------        ------      ------       ------
Agricultural Production Loans                             0.76           1.08          0.53        0.55         0.21
                                                        ------         ------        ------      ------       ------
Consumer Loans:
      Credit Cards                                        0.13           0.15          0.15        0.17           NA
      Oth Cons Lns (Incl Rev Cred Plns)                   0.18           0.40          0.25        0.28           NA
   Credit Cards & Rel Plans                               0.31           0.55          0.40        0.45         0.56
   Oth Cons Lns (Excl Rev Cred Plns)                      4.78           5.78          6.28        7.24         9.70
Total Consumer Loans                                      5.10           6.33          6.68        7.69        10.27
                                                        ------         ------        ------      ------       ------
Foreign Government Loans                                  0.00           0.00          0.00        0.00         0.00
                                                        ------         ------        ------      ------       ------
   State & Political: Taxable Oblig                         NA             NA            NA          NA         0.00
   State & Political: Tax-exempt Oblig                      NA             NA            NA          NA         0.28
   All Other Loans (Excl Cons Lns)                          NA             NA            NA          NA         0.11
Total All Other Loans (Excl Cons Lns)                     0.57           0.77          0.80        0.47         0.39
                                                        ------         ------        ------      ------       ------
   Leases US                                              0.18           0.14          0.22        0.19         0.18
   Leases Foreign                                         0.00           0.00          0.00        0.00         0.00
Total Leases                                              0.18           0.14          0.22        0.19         0.18
                                                        ------         ------        ------      ------       ------
Less Unearned Income                                      0.28           0.33          0.34        0.43         0.66
Total Loans & Leases                                    100.00         100.00        100.00      100.00       100.00
                                                        ------         ------        ------      ------       ------
LOANS AND LEASES - DOMESTIC ONLY
Dom RE: Constr & Land Development                        20.16          15.12         13.43       12.85         7.97
Dom RE: Farm Loans                                        1.65           1.84          1.27        0.98         0.07
   Dom RE: Rev 1-4 Family (HE Lines)                      2.10           2.43          1.10        0.90         0.80
      Dom RE: Closed-end Frst Lien 1-4                   11.72          12.63         17.61       21.43        24.48
      Dom RE: Closed-end Jr Lien 1-4                      1.93           2.02          2.26        1.85         2.25
   Dom RE: Tot Closed-end 1-4 Family                     13.65          14.66         19.87       23.28        26.73
Dom RE: Total 1-4 Family                                 15.75          17.09         20.97       24.18        27.53
Dom RE: Multifamily Residential Loans                     3.28           4.02          4.39        3.93         6.19
Dom RE: Comm RE (Nonfarm/NonRes)                         36.50          36.10         32.52       28.98        30.34
Total Domestic Real Estate Loans                         77.34          74.17         72.58       70.91        72.10
                                                        ------         ------        ------      ------       ------

Source: SNL Financial, Charlottesville, VA

LOANS/ TOTAL LOANS

MERGED PEER- THE REPUBLIC CORP

(SOURCE: FR Y-9 FILING)
(% of Total Loans)

                                                   YTD 06/04        2003 Y      2002 Y      2001 Y      2000 Y
                                                   ---------        ------      ------      ------      ------
Dom Total Comm & Ind                                 16.33           17.81       19.53       20.62       17.52
                                                    ------          ------      ------      ------      ------
   Dom Loans to Depository Institutions               0.00            0.03        0.00        0.00        0.00
   Dom Acceptances of Other Banks                       NA              NA          NA          NA        0.00
Dom Total Loans Dep Insts & Accept                    0.00            0.03        0.00        0.00        0.00
                                                    ------          ------      ------      ------      ------
Dom Agricultural Production Loans                     0.76            1.08        0.53        0.55        0.21
Dom Consumer Loans                                    5.10            6.33        6.68        7.69       10.27
Dom Foreign Government Loans                          0.00            0.00        0.00        0.00        0.00
Dom Other Loans (Excl Cons Lns)                       0.57            0.77        0.80        0.47        0.39
Dom Total Leases                                      0.18            0.14        0.22        0.19        0.18
Dom Loans:Less Unearned Income                        0.28            0.33        0.34        0.43        0.66
Total Domestic Loans                                100.00          100.00      100.00      100.00      100.00
                                                    ------          ------      ------      ------      ------

Source: SNL Financial, Charlottesville, VA

DEPOSIT AND LOAN COMPOSITION

MERGED PEER- THE REPUBLIC CORP

(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                              YTD 06/04          2003 Y        2002 Y       2001 Y         2000 Y
                                              ---------        ---------     ---------    ---------       -------
DEPOSIT COMPOSITION
Total Deposits                                2,133,748        1,555,162     1,152,716    1,016,199       653,676
Deposit Growth Rate (%)                              NA               NA            NA           NA            NA
Nonint Dep/Deposits (%)                           21.84            21.29         21.54        20.64         23.79
  Demand Deps/ Deposits (%)                       21.76            21.22         21.45        20.54         23.66
  NOW Accts/ Deposits (%)                         11.85            12.44         13.39        13.94         15.88
Trans Accts/ Deposits (%)                         33.62            33.66         34.85        34.48         39.55
                                              ---------        ---------     ---------    ---------       -------
MMDAs+Savings/ Deposits (%)                       37.96            34.77         33.27        29.85         33.02
Retail Time Dep/Deposits (%)                      17.30            18.73         16.69        19.18         10.53
Jumbo Time Dep/ Deposits (%)                      11.13            12.85         15.19        16.49         16.90
Foreign Deposits/ Deposits (%)                     0.00             0.00          0.00         0.00          0.00
LOAN COMPOSITION
Total Loans & Leases                          1,829,896        1,330,473       998,330      877,689       596,215
Loan Growth Rate (%)                                 NA               NA            NA           NA            NA
    Constr & Dev Loans/Tot Lns (%)                20.16            15.12         13.43        12.85          7.97
    Farm Loans/ Tot Lns (%)                        1.65             1.84          1.27         0.98          0.07
      HE Lines (Rev 1-4 Fm)/ Tot Lns (%)           2.10             2.43          1.10         0.90          0.80
       Clsd-end 1-4 1st/ Tot Lns (%)              11.72            12.63         17.61        21.43         24.48
       Clsd-end 1-4 Jr/ Tot Lns (%)                1.93             2.02          2.26         1.85          2.25
      Tot Clsd-end 1-4/ Tot Lns (%)               13.65            14.66         19.87        23.28         26.73
                                              ---------        ---------     ---------    ---------       -------
    1-4 Family Loans/ Tot Lns (%)                 15.75            17.09         20.97        24.18         27.53
                                              ---------        ---------     ---------    ---------       -------
    Multifamily Loans/ Tot Lns (%)                 3.28             4.02          4.39         3.93          6.19
    Commercial RE Loans/ Tot Lns (%)              36.50            36.10         32.52        28.98         30.34
    Foreign RE Loans/ Tot Lns (%)                  0.00             0.00          0.00         0.00          0.00
Total RE Loans/ Tot Lns (%)                       77.34            74.17         72.58        70.91         72.10
                                              ---------        ---------     ---------    ---------       -------
Agricultural Prod Loans/ Tot Lns (%)               0.76             1.08          0.53         0.55          0.21
Comm & Ind Loans/ Tot Lns (%)                     16.33            17.81         19.53        20.62         17.52
Total Consumer Loans/ Tot Lns (%)                  5.10             6.33          6.68         7.69         10.27
Tot Other Lns (Excl Cons)/ Tot Lns (%)             0.57             0.80          0.80         0.47          0.39
Total Leases/ Tot Lns (%)                          0.18             0.14          0.22         0.19          0.18
LESS: Unearned Income/ Tot Lns (%)                 0.28             0.33          0.34         0.43          0.66

Source: SNL Financial, Charlottesville, VA

SUMMARY INCOME STATEMENT

MERGED PEER- THE REPUBLIC CORP

(SOURCE: FR Y-9 FILING)
(Dollars in Thousands)

                                              YTD 06/04        2003 Y        2002 Y         2001 Y       2000 Y
                                              ---------        -------       ------         ------       ------
SUMMARY INCOME STATEMENT
 Interest Income                                67,483         102,966       84,799         85,777       59,970
 Interest Expense                               15,129          26,036       23,241         32,968       24,196
Net Interest Income                             52,354          76,930       61,558         52,809       35,774
                                                ------          ------       ------         ------       ------
 Provision Expense                               1,752           2,090        1,674          1,468          845
 Noninterest Income                              8,960          17,670       12,707          9,691        6,592
 Realized Gns(Ls) on Secs                           22              95          148            551            3
 Noninterest Expenses                           39,302          59,931       44,070         36,402       23,088
Income Before Tax,Min Int,&Extra                20,282          32,674       28,669         25,181       18,436
                                                ------          ------       ------         ------       ------
 Income Taxes                                    6,599          10,887        9,683          8,638        6,210
 Minority Interest                                 296             521          229            277          367
Income Before Extra                             13,387          21,266       18,757         16,266       11,859
                                                ------          ------       ------         ------       ------
 Extraordinary Items                                 0               0            0              0            0
Net Income (Loss)                               13,387          21,266       18,757         16,266       11,859
                                                ------          ------       ------         ------       ------
SUPPLEMENTAL DATA ITEMS
Interest Income on Loans:
 Domestic Loans                                 58,572          87,684       73,424         75,074       51,151
 Foreign Office Loans                                0               0            0              0            0
Total Int & Fee Inc on Loans                    58,572          87,684       73,424         75,074       51,151
                                                ------          ------       ------         ------       ------
Interest Income on Leases                           59             163          168            115           63
Interest Expense on Deposits                    12,660          21,456       20,341         29,261       21,925
Components of Provision Expense:
 Loan & Lease Loss Provision                     1,752           2,090        1,674          1,468          845
 Allocated Transr Risk Provision                    NA              NA           NA             NA            0
Security Gains (Losses):
 Realized Gns HTM Sec                                0               1            0              9            0
 Realized Gns AFS Sec                               22              94          148            542            3

Source: SNL Financial, Charlottesville, VA

INCOME STATEMENT/ AVG ASSETS

MERGED PEER- THE REPUBLIC CORP

(SOURCE: FR Y-9 FILING)
(% of Average Assets)

                                             YTD 06/04        2003 Y        2002 Y         2001 Y       2000 Y
                                             ---------        ------        ------         ------       ------
SUMMARY INCOME STATEMENT
 Total Interest Income                          5.37           5.43          6.27           7.46         7.96
 Total Interest Expense                         1.20           1.24          1.71           2.73         3.21
Net Interest Income                             4.17           4.20          4.56           4.73         4.75
                                                ----           ----          ----           ----         ----
 Total Provision Expense                        0.14           0.12          0.13           0.12         0.11
 Total Noninterest Income                       0.71           0.98          0.95           0.92         0.87
 Total Realized Gns(Ls) on Sec                  0.00           0.00          0.01           0.05         0.00
 Total Noninterest Expenses                     3.13           3.29          3.27           3.30         3.06
Income Before Tax,Min Int,& Extra               1.61           1.75          2.13           2.29         2.45
                                                ----           ----          ----           ----         ----
 Income Taxes                                   0.53           0.58          0.72           0.78         0.82
 Minority Interest                              0.02           0.01          0.02           0.03         0.05
Income Before Extra                             1.06           1.15          1.39           1.48         1.57
                                                ----           ----          ----           ----         ----
 Extraordinary Items                            0.00           0.00          0.00           0.00         0.00
Net Income (Loss)                               1.06           1.15          1.39           1.48         1.57
                                                ----           ----          ----           ----         ----
INTEREST INCOME COMPONENTS:
LOAN INTEREST & FEE INCOME:
   Domestic Loans                                 NA             NA            NA             NA         6.76
   St&Pol: Taxable                                NA             NA            NA             NA         0.00
   St&Pol: Tax Exempt                             NA             NA            NA             NA         0.03
Total Domestic Loans                            4.67           4.72          5.47           6.45         6.79
                                                ----           ----          ----           ----         ----
Loans in Foreign Offices                        0.00           0.00          0.00           0.00         0.00
Total Loans                                     4.67           4.72          5.47           6.45         6.79
                                                ----           ----          ----           ----         ----
LEASE FINANCING RECEIVABLES:
   Taxable Leases                                 NA             NA            NA             NA         0.01
   Tax-Exempt Leases                              NA             NA            NA             NA         0.00
Total Leases                                    0.01           0.01          0.01           0.01         0.01
                                                ----           ----          ----           ----         ----
BALANCES DUE FROM DEPOSITORIES:
   Bals Due: Domestic Dep                         NA             NA            NA             NA         0.02
   Bals Due: Foreign Dep                          NA             NA            NA             NA         0.00
Total Bal Due from Dep Inst                     0.02           0.03          0.04           0.05         0.02
                                                ----           ----          ----           ----         ----
INTEREST & DIVIDENDS ON SECURITIES:
Securities (Through 12/00):
US Gov't Securities                               NA             NA            NA             NA         0.84
                                                ----           ----          ----           ----         ----
   St&Pol:Secs - Taxable                          NA             NA            NA             NA         0.01
   St&Pol:Secs - Tax Exempt                     0.11           0.12          0.11           0.10         0.14
St&Pol:Total Secs                                 NA             NA            NA             NA         0.15
                                                ----           ----          ----           ----         ----
   Other US Securities: Debt                      NA             NA            NA             NA         0.01
   Other US Securities: Eqty                      NA             NA            NA             NA         0.02
Other US Securities: Total                        NA             NA            NA             NA         0.03
                                                ----           ----          ----           ----         ----

Source: SNL Financial, Charlottesville, VA

INCOME STATEMENT/ AVG ASSETS

MERGED PEER- THE REPUBLIC CORP

(SOURCE: FR Y-9 FILING)
(% of Average Assets)

                                                  YTD 06/04       2003 Y        2002 Y        2001 Y       2000 Y
                                                  ---------       ------        ------        ------       ------
   Foreign Securities: Debt                           NA             NA            NA            NA         0.00
   Foreign Securities: Equity                         NA             NA            NA            NA         0.00
Foreign Securities: Total                             NA             NA            NA            NA         0.00
                                                    ----           ----          ----          ----         ----
Securities (After 12/00):
US Treas Secs & Govt Oblig                          0.34           0.36          0.39          0.52           NA
Mortgage-backed Securities                          0.13           0.07          0.09          0.07           NA
All Other Securities                                0.19           0.20          0.22          0.23           NA
Total Securities                                    0.65           0.62          0.69          0.81         1.02
                                                    ----           ----          ----          ----         ----
Trading Accounts                                    0.00           0.00          0.00          0.00         0.00
Fed Funds Sold                                      0.02           0.04          0.04          0.09         0.12
Other Interest Income                               0.02           0.02          0.03          0.03         0.00
Total Interest Income                               5.37           5.43          6.27          7.46         7.96
                                                    ----           ----          ----          ----         ----
INTEREST EXPENSE COMPONENTS:
INTEREST EXPENSE ON DEPOSITS:
   Jumbo CDs                                          NA             NA            NA            NA           NA
   Other Jumbo Time Deposits                          NA             NA            NA            NA           NA
 Total Time Deposits of $100K or more               0.22           0.29          0.43          0.69         0.81
                                                    ----           ----          ----          ----         ----
 Time Deposits of less than $100K                   0.39           0.39          0.58          0.74         0.48
 Other Deposits                                     0.39           0.35          0.50          0.95         1.63
 Total Domestic Deposits                            1.01           1.04          1.51          2.38         2.91
                                                    ----           ----          ----          ----         ----
 Foreign Deposits                                   0.00           0.00          0.00          0.00         0.00
Total Interest Expense on Deposits                  1.01           1.04          1.51          2.38         2.91
                                                    ----           ----          ----          ----         ----
OTHER INTEREST EXPENSES:
Fed Funds Purchased                                 0.01           0.01          0.01          0.02         0.04
Borrowed Funds                                      0.16           0.17          0.19          0.32         0.27
Subordinated Debt                                   0.01           0.02          0.00          0.00         0.00
Other Interest Expense                              0.02           0.00          0.00          0.00         0.00
Total Interest Expense                              1.20           1.24          1.71          2.73         3.21
                                                    ----           ----          ----          ----         ----
Net Interest Income                                 4.17           4.20          4.56          4.73         4.75
                                                    ----           ----          ----          ----         ----
PROVISION EXPENSE COMPONENTS:
   Prov for Loan Losses                             0.14           0.12          0.13          0.12         0.11
   Prov for Transfer Risk                             NA             NA            NA            NA         0.00
Total Provision Expense                             0.14           0.12          0.13          0.12         0.11
                                                    ----           ----          ----          ----         ----

Source: SNL Financial, Charlottesville, VA

INCOME STATEMENT/ AVG ASSETS

MERGED PEER- THE REPUBLIC CORP

(SOURCE: FR Y-9 FILING)
(% of Average Assets)

                                                        YTD 06/04        2003 Y         2002 Y      2001 Y         2000 Y
                                                        ---------        ------         ------      ------         ------
NONINTEREST INCOME COMPONENTS:
Fiduciary Income                                           0.03           0.05           0.04         0.05          0.07
Service Charges on Deps                                    0.32           0.34           0.34         0.34          0.32
Trading Revenue                                            0.00           0.00           0.00         0.00          0.00
   Other Service Charges                                     NA             NA             NA           NA          0.18
   All Other Noninterest Income                              NA             NA             NA           NA          0.31
   Inv Bnkg, Advsy, & Other                                0.01           0.00           0.00         0.00            NA
   Venture Capital Revenue                                 0.00           0.00           0.00         0.00            NA
   Net Servicing Fees                                      0.01           0.01           0.01         0.01            NA
   Net Securitization Income                               0.00           0.00           0.00         0.00            NA
    Ins & Reinsur Underwrtng Inc                           0.00           0.00             NA           NA            NA
    Other Insurance Income                                 0.35           0.43             NA           NA            NA
   Insurance Comm & Fees                                   0.03           0.06           0.05         0.03            NA
   Net Gns Sales of Lns/Ls                                 0.05           0.18           0.17         0.11            NA
   Net Gns Sales Other RE                                  0.00           0.00           0.00         0.00            NA
   Net Gns Sales Othr Assets                               0.00           0.00           0.00         0.00            NA
   Other Noninterest Income                                0.27           0.34           0.34         0.37            NA
Other Service Chgs & NII                                   0.36           0.59           0.57         0.53          0.49
                                                           ----           ----           ----         ----          ----
Other Foreign Trans Gain/(Loss)                              NA             NA             NA           NA            NA
Total Noninterest Income                                   0.71           0.98           0.95         0.92          0.87
                                                           ----           ----           ----         ----          ----
SECURITY GAINS (LOSSES):
   Realized Gns HTM Sec                                    0.00           0.00           0.00         0.00          0.00
   Realized Gns AFS Sec                                    0.00           0.00           0.01         0.05          0.00
Total Realized Gains on Secs                               0.00           0.00           0.01         0.05          0.00
                                                           ----           ----           ----         ----          ----
NONINTEREST EXPENSE COMPONENTS:
Salary and Benefits                                        1.83           1.89           1.88         1.94          1.70
Occupancy & Fixed Asset                                    0.39           0.45           0.44         0.44          0.42
              Goodwill Impairment Ls                       0.00           0.00           0.00           NA            NA
              Amrtz Exp & Oth Impair Ls                    0.00           0.01           0.00           NA            NA
   Amortization of Intangibles                             0.00           0.01           0.00         0.01            NA
                                                           ----           ----           ----         ----          ----
   Other Noninterest Expense                               0.90           0.96           0.94         0.92            NA
   Amort of Intang & Oth NIE                               0.91           0.96           0.94         0.93          0.94
                                                           ----           ----           ----         ----          ----
Total Noninterest Expense                                  3.13           3.29           3.27         3.30          3.06
                                                           ----           ----           ----         ----          ----
Income before Tax & Extra                                  1.61           1.75           2.13         2.29          2.45
                                                           ----           ----           ----         ----          ----
   Income Taxes                                            0.53           0.58           0.72         0.78          0.82
   Minority Interest                                       0.02           0.01           0.02         0.03          0.05
Income before Extra                                        1.06           1.15           1.39         1.48          1.57
                                                           ----           ----           ----         ----          ----
   Extra Item, Net Tax                                     0.00           0.00           0.00         0.00          0.00
Net Income(Loss)                                           1.06           1.15           1.39         1.48          1.57
                                                           ----           ----           ----         ----          ----

Source: SNL Financial, Charlottesville, VA

                                   SECTION IX
                     SUMMARY OF "CONTROL" PRICING ANALYSES

                      SUMMARY OF "CONTROL" PRICING ANALYSES


                                                                             PRICE MULTIPLES:  PRICE INDICES:
                                                                             ----------------  ---------------
                                     TOTAL                           NONINT
                         NUMBER OF  ASSETS                  EQUITY/ EXP/AVG.  CORE              CORE
                           DEALS    $(000)    ROA     ROE   ASSETS   ASSETS  EQUITY     L4QNI  EQUITY    L4QNI
                         --------- --------   ----   -----  ------- -------- ------     -----  ------    -----
PUBLICLY-TRADED
TRANSACTIONS
(2003 - YTD 2004)

SELECTED ACQUIRED U.S.
PUBLICLY-TRADED
BANKING ORGS.
($200M - $1.5B)

             AVERAGES       29     $630,930   1.02%  12.66%  8.07%    2.98%  2.69x      24.67x  21.02    22.23
              MEDIANS       29     $545,747   0.99%  12.20%  8.20%    3.08%  2.63x      22.29x  20.32    20.90

STOCK
TRANSACTIONS
(2003 - YTD 2004)

SELECTED ACQUIRED U.S.
BANKING ORGS.
($200M - $1.5B) - 100%
STOCK CONSIDERATION

             AVERAGES       20     $620,532   0.99%  13.52%  7.30%    3.13%  2.86x      22.65x  20.85    22.35

CASH TRANSACTIONS
(2003 - YTD 2004)

SELECTED ACQUIRED U.S.
BANKING ORGS.
($200M - $1.5B) - 100%
CASH CONSIDERATION

             AVERAGES       23     $526,813   1.04%  12.87%  8.14%    2.88%  2.62x      21.53x  21.31    22.32

ANNOUNCED COST SVGS
TRANSACTIONS
(2003 - YTD 2004)

ANNOUNCED TARGETED COST
SAVINGS RELATING TO THE
ACQUISITION OF SELECTED
U.S. BANKING
     (BELOW ORGS. $5.0B)

             AVERAGES       33     $782,012   0.92%  11.82%  7.76%    3.10%  2.65x      24.61x  20.39    21.67

SELECTED CASH
TRANSACTIONS (2003 - YTD
 2004)

SELECTED ACQUIRED
WESTERN U.S.
BANKING ORGS. ($100M -
$350M) - 100%
CASH CONSIDERATION

             AVERAGES        8     $199,760   0.86%  10.26%  8.35%    3.23%  2.63x      26.43x  22.01    22.62

                                             % DEAL PREMIUM IN RELATION TO
                                             MARKET PRICE PER SHARE AS OF:
                                      ----------------------------------------

                          ANNCD. COST 1-WK PRIOR    2-WKS PRIOR     1-MO PRIOR
                             SVGS %    TO ANNCMT     TO ANNCMT       TO ANNCMT
                          ----------- ----------    -----------     ----------
PUBLICLY-TRADED
TRANSACTIONS
(2003 - YTD 2004)

SELECTED ACQUIRED U.S.
PUBLICLY-TRADED
BANKING ORGS.
($200M - $1.5B)

             AVERAGES         NA        34.15%         34.67%           36.74%
              MEDIANS         NA        33.37%         33.12%           35.09%

STOCK
TRANSACTIONS
(2003 - YTD 2004)

SELECTED ACQUIRED U.S.
BANKING ORGS.
($200M - $1.5B) - 100%
STOCK CONSIDERATION

             AVERAGES         NA           NA             NA               NA

CASH TRANSACTIONS
(2003 - YTD 2004)

SELECTED ACQUIRED U.S.
BANKING ORGS.
($200M - $1.5B) - 100%
CASH CONSIDERATION

             AVERAGES         NA           NA             NA               NA

ANNOUNCED COST SVGS
TRANSACTIONS
(2003 - YTD 2004)

ANNOUNCED TARGETED COST
SAVINGS RELATING TO THE
ACQUISITION OF SELECTED
U.S. BANKING
     (BELOW ORGS. $5.0B)

             AVERAGES       21.0%          NA             NA               NA

SELECTED CASH
TRANSACTIONS (2003 - YTD
 2004)

SELECTED ACQUIRED
WESTERN U.S.
BANKING ORGS. ($100M -
$350M) - 100%
CASH CONSIDERATION

             AVERAGES         NA           NA             NA               NA

                                   SECTION X
                          COMPANY PROFILE -- THE BANK
                            ADVISORY GROUP. L.L.C.

                        THE BANK ADVISORY GROUP, L.L.C.

COMPANY PROFILE

The Bank Advisory Group, L.L.C. is a specialized consulting firm focusing on providing stock valuations together with traditional merger & acquisition advisory services exclusively to financial institutions located throughout the United States, or to groups of individuals associated with U.S.-based financial institutions. Together, the principals of The Bank Advisory Group have developed special insight and skills as a result of over one thousand stock valuations and merger & acquisition transactions in which they have acted as advisors over the past two decades. The principals of The Bank Advisory Group, L.L.C. are directly involved with the projects for which the firm has been engaged to render advice, thereby assuring that each client relationship receives advice of the highest quality.

As part of its line of professional services, The Bank Advisory Group, L.L.C. specializes in rendering valuation opinions of banks and bank holding companies nationwide. These valuations are required for a multitude of reasons, including tax and estate planning, employee stock ownership plans, private placements, buy/sell agreements, exchange ratio determinations, dissenters' rights proceedings, reverse stock splits, fairness opinion letters, public offerings, mergers and acquisitions. Broad and extensive participation in the field of bank securities appraisal on the part of the firm's principals, allows The Bank Advisory Group, L.L.C. to be especially knowledgeable with regard to valuation theory and the rulings and guidelines of the Internal Revenue Service and the Office of the Comptroller of the Currency involving valuation methodology, and judicial decisions regarding bank stock valuation matters.

In connection with providing merger and acquisition services to community banks nationwide, the principals of The Bank Advisory Group have participated in well over 1,000 client relationships involving the fair market evaluation of control and/or minority blocks of stock. Additionally, the principals of The Bank Advisory Group have represented hundreds of clients involved in bank mergers/acquisitions, performing services in the areas of strategic planning, pro forma financial analysis, negotiating support, and pricing and structure analysis. Finally, we frequently identify key regulatory issues and offer assistance in developing appropriate responses; and, we assist bank holding companies in identifying financing options and in obtaining financing. We believe this level of experience qualifies The Bank Advisory Group as one of the preeminent providers of specialized investment advisory services to the community banking industry.

COMPANY MISSION

      TO PROVIDE HIGH-QUALITY AND UNIMPEACHABLE FINANCIAL ADVISORY SERVICES - PRINCIPALLY BANK STOCK VALUATIONS, BANK MERGER & ACQUISITION ADVICE AND ANALYSIS, AND RELATED SERVICES - IN A TIMELY AND COST-EFFECTIVE MANNER TO OUR CORE CLIENTS, WHICH CONSIST OF U.S. COMMUNITY BANKS AND THEIR OWNERS.

The Bank Advisory Group's mission determines the priorities of our professional engagements, and the way in which we measure our accomplishments. The Bank Advisory Group's sole focus is on ownership issues concerning U.S. community banks. Thus, The Bank Advisory Group neither performs work that is unrelated to our mission, nor do we seek to serve clients that have underlying goals in conflict with our mission.

                        THE BANK ADVISORY GROUP, L.L.C.

BASIC ATTRIBUTES OF PROFESSIONAL EMPLOYEES

The Bank Advisory Group is comprised of professionals possessing three basic characteristics:

      -     Friendly and amicable approach to client services

      -     Professional attitude, with a focus on meeting client needs

      - Impeccable integrity and trustworthiness, both personally and professionally

The Bank Advisory Group believes that the absence of any one of these three priorities precludes us from effectively implementing our mission. Also, by displaying these three attributes, The Bank Advisory Group is able to attract long-term clients that possess the same basic qualities.

SHARED VALUES OF PROFESSIONAL EMPLOYEES

The Bank Advisory Group's professionals have shared values that provide a basic framework within which our business is conducted. These shared values are:

      - We do not measure our progress or success by revenue figures or number of engagements, but rather by our contribution to the successes of our clients

      - We do not talk about our clients or their successes and failures, but rather, in communicating with future clients, we will discuss the lessons that we have learned as we have worked with existing and former clients

      - We seek to derive conclusions and recommendations drawn from rigorous and objective analysis - not perceptions or unsubstantiated opinions

      - While we all have personal lives governed by individual goals and aspirations, we make an overreaching effort to place our clients' needs and our company mission ahead of our personal needs

PRINCIPALS

ROBERT L. WALTERS, CHAIRMAN

Bob Walters established The Bank Advisory Group in 1989. For over ten years prior to that, Mr. Walters headed the community bank merger & acquisitions and bank stock valuation advisory services of Sheshunoff & Company. As a result of his twenty-five plus years of specialized experience, he is nationally-recognized as an expert in both of these fields.

More specifically, in the field of community bank mergers & acquisitions, Mr. Walters has assisted hundreds of banks in developing negotiating strategies, formulating pricing and structure alternatives, and seeking alternative buyers/sellers/merger partners. Representing both buyers and sellers of community banks, as well as jointly representing banks involved in strategic alliances and mergers-of-

                        THE BANK ADVISORY GROUP, L.L.C.

equals, Mr. Walters has compiled a depth and breath of experience that is unparalleled in the community bank investment banking business.

Additionally, since the early 1980s, Mr. Walters has participated in over 1,000 client relationships involving the evaluation of both "control" and "minority" blocks of community bank stocks. In this regard, Mr. Walters has frequently provided expert witness testimony regarding the valuation of community bank stocks.

Since the first edition of the Shehunoff publication The Prices Paid for U.S. Banks in 1981, Mr. Walters has provided national leadership regarding the analysis of data regarding "control" price levels paid for community banks. Specifically, he is a recognized expert in quantifying the financial determinants of community bank value for both "control" and "minority" ownership positions.

In the late 1970s and early 1980s while at Sheshunoff, Mr. Walters pioneered the use of the "Call Report" data, and he has designed numerous bank peer group financial analysis tools that have become nationally-recognized standards in the community banking industry. As such, Mr. Walters is a recognized expert in the field of bank performance analysis.

Mr. Walters has spoken at numerous national and state bank trade association seminars and conventions on bank financial performance analysis, bank mergers & acquisitions, and bank stock valuation issues, and he has authored numerous articles and "white papers" in these areas.

Mr. Walters is also a principal in The Bank CEO Network, an educational program which provides current information on the banking industry to community bank presidents and chief executive officers from throughout the United States. Mr. Walters graduated from Texas A&M University with a BBA in Accounting.

J. STEPHEN SKAGGS, PRESIDENT

Stephen Skaggs is an organizing partner of The Bank Advisory Group, L.L.C. Mr. Skaggs has worked extensively with community banks nationwide in developing negotiating strategies, formulating pricing and structure alternatives, evaluating merger & acquisition options, and providing fair market evaluations of control or minority blocks of bank stock.

With 20+ years of experience in the areas in which The Bank Advisory Group specializes, Mr. Skaggs has been involved in well over 600 fair market evaluations of bank stock for purposes of merger & acquisition transactions, employee stock ownership plans, federal estate tax returns, and collateral assessments. He has substantial experience in assisting banks and groups of investors in successfully completing bank holding company formations and expansions; and, he has assisted numerous banking organizations, as both buyers and sellers, in formulating strategic M&A plans.

Prior to forming The Bank Advisory Group, Mr. Skaggs was a Vice President in the Investment Banking Division at Alex Sheshunoff & Company, Inc. from 1983 through 1989. During his years at Sheshunoff, he conceived and designed many of the bank and thrift financial ratio analysis products and publications produced by Sheshunoff Information Services, and he co-authored the widely-used publication, Buying, Selling, Merging Banks.

                        THE BANK ADVISORY GROUP, L.L.C.

After graduating with a BBA in Finance from Texas A&M University, Mr. Skaggs worked as a credit analyst with InterFirst Bank Dallas, N.A., followed by a position as an analyst in the Bank Holding Company Applications Division of the Federal Reserve Bank of Dallas.

DANIEL R. JACKSON, EXECUTIVE VICE PRESIDENT

Daniel Jackson is a principal of The Bank Advisory Group, L.L.C., having joined the firm in 1990. Mr. Jackson has worked extensively with community banks nationwide in developing negotiating strategies, formulating pricing and structure alternatives, evaluating merger & acquisition options, and providing fair market evaluations of control or minority blocks of bank stock.

With thirteen years of experience in the areas in which The Bank Advisory Group specializes, Mr. Jackson has been involved in well over 400 fair market evaluations of bank stock for purposes of merger & acquisition transactions, employee stock ownership plans, federal estate tax returns, and collateral assessments. Mr. Jackson possesses considerable experience in assisting banks and groups of investors in successfully completing bank holding company formations and expansions; and, he has assisted numerous banking organizations, as both buyers and sellers, in formulating strategic M&A plans.

Prior to joining The Bank Advisory Group, Mr. Jackson served as a Commissioned Examiner with the Federal Reserve Bank of Dallas from 1986 through 1990, serving initially as a field examiner, then as an analyst with the Reserve Bank's Special Monitoring Unit for critically impaired banking organizations. Mr. Jackson previously served as an lending/credit administration officer with a community bank in Austin, Texas, and as a credit analyst with a subsidiary of InterFirst Corporation, Dallas, Texas. Mr. Jackson holds a BBA in Accounting from the University of Texas in Austin.

                   [LETTERHEAD OF BANK ADVISORY GROUP, L.L.C.]

                                November 30, 2004

Mr. Ed Eisemann
President and Chief Executive Officer
The Republic Corporation
P.O. Box 270462
Houston, Texas 77277

         Re: Cash fair evaluation of the common stock of The Republic Corporation, Houston, Texas (the "Company") as of September 30, 2004 for use in connection with a proposed corporate reorganization and "going private" transaction (the "Evaluation")

Dear Mr. Eisemann:

         You have requested that The Bank Advisory Group, LLC give its consent to the inclusion of the Evaluation as an exhibit to the Schedule 13E-3 that the Company will file with the Securities and Exchange Commission in connection with the Company's corporate reorganization and going private transaction.

         By this letter, we hereby give our consent to the inclusion of the Evaluation and this letter in the Schedule 13E-3 and any amendments thereto.

         The consent contained in this letter is limited to the inclusion of the Evaluation and this letter in the Company's Schedule 13E-3 and any amendments thereto. Nothing in this letter may be construed as our consent to any other unauthorized use of the Evaluation.

                                          Sincerely,

                                          THE BANK ADVISORY GROUP, LLC


                                          By:  /s/ J. Stephen Skaggs
                                             -----------------------------------
                                                   Partner and President



                 15100 GEBRON DRIVE - AUSTIN, TEXAS 78734-6304
               TELEPHONE (512) 263-8800 - FACSIMILE (512) 669-7700
                           WWW.BANKADVISORYGROUP.COM